Exhibit 10.1

Genesee & Wyoming Inc.

Macquarie Specialised Asset Management Limited as trustee for the MAIF Investment Trust

Macquarie Australian Infrastructure Management 1 Limited as trustee for the Macquarie Australian Infrastructure Trust 1

Scissor Holdings Pty Limited

Stichting Depositary PGGM Infrastructure Funds, acting in its capacity as title holder of PGGM Infrastructure Fund 2016 and herein represented by PGGM Vermogensbeheer B.V. as its attorney in fact

Amendment and Restatement Deed

Amendment and restatement of the Partnership Investment Agreement dated 14 October 2016 as amended on

20 October 2016

The Allens contact for this document is Tracey Davern

Deutsche Bank Place

Corner Hunter and Phillip Streets

Sydney NSW 2000 Australia

T +61 2 9230 4000

F +61 2 9230 5333

www.allens.com.au

© Allens Australia 2016

Allens is an independent partnership operating in alliance with Linklaters LLP.

Amendment and Restatement Deed

Contents

1	Definitions and Interpretation	1

2	Amendment and Restatement of Partnership Investment Agreement	1

3	PGGM LP	2

4	Counterparts	2

5	Governing Law and Jurisdiction	2

Schedule		3
	Amended Partnership Investment Agreement	3

page (i)

Amendment and Restatement Deed

This Deed is made on 30 November 2016

Parties

1	Genesee & Wyoming Inc. of 20 West Avenue, Darien, Connecticut 06820 United States of America (GWI).

2	Macquarie Specialised Asset Management Limited (ACN 087 382 965) as trustee for the MAIF Investment Trust (ABN 56 501 013 400) of Level 6, 50 Martin Place, Sydney, New South Wales, 2000 (MAIF LP).

3	Macquarie Australian Infrastructure Management 1 Limited (ACN 077 595 012) as trustee for the Macquarie Australian Infrastructure Trust 1 (ABN 34 678 914 659) of Level 6, 50 Martin Place, Sydney, New South Wales, 2000 (MAIT LP).

4	Scissor Holdings Pty Ltd (ACN 614 520 302) of Level 7, 50 Martin Place, Sydney, New South Wales, 2000 (MIRA GP).

5	Stichting Depositary PGGM Infrastructure Funds, acting in its capacity as title holder of PGGM Infrastructure Fund 2016 and herein represented by PGGM Vermogensbeheer B.V. as its attorney in fact of Noordweg Noord 150, 3705 JG Zeist, The Netherlands (PGGM LP).

Recitals

A	GWI, MAIF LP, MAIT LP, MIRA GP and PGGM LP (each a Party) are parties to a Partnership Investment Agreement dated 14 October 2016 and which was amended by the Parties on 20 October 2016.

B	On 24 November 2016:

1)	MAIT LP nominated Macquarie Australian Infrastructure Management 1 Limited (ABN 18 077 595 012) in its capacity as trustee for the Scissor Holdings Trust (ABN 60 744 504 418) as its Nominee for the purposes of clause 5.3 of the Partnership Investment Agreement; and

2)	PGGM LP nominated Macquarie Australian Infrastructure Management 1 Limited (ABN 18 77595 012) in its capacity as trustee for the PGGM Ibis LP Trust (ABN 88 741 842 754) as its Nominee for the purposes of clause 5.3 of the Partnership Investment Agreement.

C	The Parties wish to amend and restate the Partnership Investment Agreement in the manner set out in this Deed.

It is agreed as follows.

1	Definitions and Interpretation

(a)	Words which are defined in the Partnership Investment Agreement have the same meaning in this Deed as in the Partnership Investment Agreement unless the context requires otherwise.

(b)	Clauses 1 and 15 of the Partnership Investment Agreement form part of this Deed as if set out at length in this Deed.

(c)	References to this Deed include the Schedule to this Deed.

2	Amendment and Restatement of Partnership Investment Agreement

(a)	The Parties agree that, effective on and from the date of this Deed, the Partnership Investment Agreement is amended and restated as set out in the Schedule to this Deed.

Amendment and Restatement Deed

(b)	For the avoidance of doubt, references to ‘the date of this Agreement’ in the Partnership Investment Agreement as amended and restated in the Schedule to this Deed are references to 14 October 2016.

3	PGGM LP

As PGGM Infrastructure Fund 2016 is not a partnership (personenvennootschap) nor a legal entity (rechtspersoon) under Dutch law, any claims against the PGGM Infrastructure Fund 2016 and / or Stichting Depositary PGGM Infrastructure Funds are against Stichting Depositary PGGM Infrastructure Funds as such, and not against the participants in the PGGM Infrastructure Fund 2016 who, accordingly, are not liable for these claims. Recourse for such claims shall be limited to the assets held by Stichting Depositary PGGM Infrastructure Funds on behalf of the PGGM Infrastructure Fund 2016.

4	Counterparts

This Deed may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.

5	Governing Law and Jurisdiction

This Deed is governed by the laws of South Australia. In relation to it and related non-contractual matters each Party irrevocably submits to the non-exclusive jurisdiction of courts with jurisdiction there, and waives any right to object to the venue on any ground.

Amendment and Restatement Deed

Schedule

Amended Partnership Investment Agreement

Genesee & Wyoming Inc.

Macquarie Specialised Asset Management Limited as trustee for the MAIF Investment Trust

Macquarie Australian Infrastructure Management 1 Limited as trustee for the Macquarie Australian Infrastructure Trust 1

Scissor Holdings Pty Limited

Stichting Depositary PGGM Infrastructure Funds, acting in its capacity as title holder of PGGM Infrastructure Fund 2016

Partnership Investment Agreement

Deutsche Bank Place

Corner Hunter and Phillip Streets

Sydney NSW 2000 Australia

T +61 2 9230 4000

F +61 2 9230 5333

www.allens.com.au

© Allens Australia 2016

Allens is an independent partnership operating in alliance with Linklaters LLP.

Partnership Investment Agreement

Contents

1	Definitions and Interpretation		1
	1.1	Definitions	1
	1.2	Interpretation	8
	1.3	Consents or approvals	9
	1.4	Best endeavours or reasonable endeavours	9
	1.5	Method of payment	9
	1.6	No-deduction or set off	10
	1.7	Interest on amounts payable	10
	1.8	Knowledge as to GWI Warranties	10

2	Transaction Overview		10

3	Conditions Precedent to Partnership Transaction		11
	3.1	Conditions Precedent	11
	3.2	Parties must co-operate	11
	3.3	Specific obligations of co-operation	11
	3.4	Waiver	12
	3.5	Termination before Completion	12
	3.6	Effect of termination	13

4	GRail Bid		13
	4.1	Submission of the Final GRail Bid Package	13
	4.2	Discussions with Glencore	13
	4.3	Finalisation of GRail Bid and the terms of the GRail Transaction	14
	4.4	Finalisation of documents	14
	4.5	Other matters	14

5	Partnership Transaction		15
	5.1	Partnership Transaction Steps	15
	5.2	Nomination by a Co-Investor Party	16

6	Obligations Prior to Completion Date		16
	6.1	GWI’s obligations	16
	6.2	Factors relevant to GWI’s obligations	17
	6.3	Information and access	17
	6.4	Conditions of access	17
	6.5	Check the Box Elections	17
	6.6	Debt financing	18

7	Completion of Partnership Transaction		18
	7.1	Notice of representatives	18
	7.2	Completion place	18
	7.3	Obligations of GWI on Completion	18
	7.4	Obligations of the Co-Investor Parties on Completion	19
	7.5	Completion Funding Steps	19
	7.6	Actions at Completion	19
	7.7	Notice to complete	19
	7.8	Remedies for failure to comply with notice	19

8	Completion Working Capital Adjustment		20
	8.1	Purpose of the Working Capital Adjustment	20
	8.2	Draft Completion Working Capital Statement	20
	8.3	Report by Co-Investor Parties	20

page (i)

Partnership Investment Agreement

	8.4	Agreement or failure by Co-Investor Parties to report	20
	8.5	Dispute resolution procedure	20
	8.6	Adjustment Amount	22
	8.7	Payment Date	22

9	GWI Warranties		23
	9.1	GWI Warranties	23
	9.2	Other warranties and conditions excluded	23
	9.3	When warranties given	23
	9.4	Notification	23

10	Qualifications and Limitations on Claims		23
	10.1	Disclosures	23
	10.2	Liability caps and thresholds	24
	10.3	Claims and conditions of payment	25
	10.4	Co-Investor Parties’ acknowledgments	26
	10.5	Release	27
	10.6	Mitigation of Liability	28
	10.7	Statutory actions	28
	10.8	Proceedings in respect of a Claim	28
	10.9	Insurance and recovery under any other right	28
	10.10	Remedies for breach of warranties	29
	10.11	No Liability where breach	29
	10.12	Independent limitations	29
	10.13	Fraud	29
	10.14	Reduction of the Partnership Contribution Amount	29
	10.15	Benefit of Clause 10	29

11	Tax indemnity		30
	11.1	Tax indemnity	30

12	Co-Investor Party Warranties		30
	12.1	Co-Investor Party Warranties	30
	12.2	Continued operation	30

13	Confidentiality		30
	13.1	Confidentiality	30
	13.2	Permitted disclosure	31
	13.3	Survival of obligation	31

14	GST		31
	14.1	Definitions	31
	14.2	Recovery of GST	31
	14.3	Liability net of GST	32
	14.4	Adjustment events	32
	14.5	Survival	32

15	General		32
	15.1	Limitation of liability of the Trustees	32
	15.2	Claims against PGGM LP	33
	15.3	Entire agreement	33
	15.4	Governing law	33
	15.5	Amendment	33
	15.6	Costs and duty	33

page (ii)

Partnership Investment Agreement

	15.7	Remedies Cumulative	34
	15.8	Notices	34
	15.9	No Merger	36
	15.10	Assignment	36
	15.11	Further Assurances	36
	15.12	No Waiver	36
	15.13	Service of process	36
	15.14	Severability of Provisions	36
	15.15	Counterparts	37

Schedule 1			1
	GWA Group		1

Schedule 2			2
	GWI Warranties		2

Schedule 3			10
	Co-Investor Party Warranties		10

Schedule 4			12
	Amended and Restated Partnership Agreement		12

Schedule 5			13
	Plant and Equipment		13
	(as at 30 September 2016)		13

Schedule 6			17
	Restructuring Steps		17

1	CP Restructuring Steps		17

2	Completion Funding Steps		19

Schedule 7			21
	Rail Accreditations		27

Schedule 8			28
	Accounting Principles		28

Schedule 9			29
	Data Room Index		29

Schedule 10			70
	Partnership Loan Term Sheet		70

Schedule 11			72
	Reference Working Capital Statement		72

Schedule 12			77
	Services Agreement		77

page (iii)

Partnership Investment Agreement

This Agreement is made on    November 2016

Parties

1	Genesee & Wyoming Inc. of 20 West Avenue, Darien, Connecticut 06820 United States of America (GWI).

2	Macquarie Specialised Asset Management Limited (ACN 087 382 965) as trustee for the MAIF Investment Trust of Level 6, 50 Martin Place, Sydney, New South Wales, 2000 (MAIF LP).

3	Macquarie Australian Infrastructure Management 1 Limited (ABN 18 077 595 012) as trustee for the Macquarie Australian Infrastructure Trust 1 of Level 6, 50 Martin Place, Sydney, New South Wales, 2000 (MAIT LP).

4	Scissor Holdings Pty Ltd (ACN 614 520 302) of Level 7, 50 Martin Place, Sydney, New South Wales, 2000 (MIRA GP).

5	Stichting Depositary PGGM Infrastructure Funds, acting in its capacity as title holder of PGGM Infrastructure Fund 2016 and herein represented by PGGM Vermogensbeheer B.V. as its attorney in fact of Noordweg Noord 150, 3705 JG Zeist, The Netherlands (PGGM LP).

Recitals

A	The GWA Group carries on certain below rail infrastructure and above rail haulage businesses in Australia.

B	The GWA Partnership owns, directly or indirectly, all of the shares in the members of the GWA Group (other than Freightliner Australia Pty Limited and its wholly owned subsidiaries which are 91.4% indirectly owned by the GWA Partnership).

C	Glencore is running a competitive sale process for the sale of all of the shares in GRail. GRail carries on a coal rail haulage business in the Hunter Valley in New South Wales, Australia.

D	GWI and the Co-Investor Parties intend to procure the submission of a final binding bid to purchase all of the shares in GRail from Glencore (GRail Bid).

E	If the GRail Bid is accepted by Glencore, the Co-Investor Parties shall invest in the GWA Partnership in accordance with the terms of this Agreement.

It is agreed as follows.

1	Definitions and Interpretation

1.1	Definitions

The following definitions apply unless the context requires otherwise.

2015 Accounts means the unaudited consolidated management accounts for the GWA Group for the year ended 31 December 2015.

2015 Audited Accounts means the audited special purpose financial reports for GWIH2, GWA (North) Pty Ltd, GWI Holdings Pty Ltd, Genesee & Wyoming Australia Pty Ltd, Freightliner Australia Pty Limited, FLA Coal Services Pty Limited and Freightliner Australia Coal Haulage Pty Ltd for the year ended 31 December 2015.

2016 Accounts means the unaudited monthly management accounts for the GWA Group for the period ended 30 June 2016.

Partnership Investment Agreement

Aboriginal Land Rights Claim means any claim or application under the Aboriginal Land Rights (Northern Territory) Act 1976 (Cth), whether successful or not.

Accession Deed means the accession deed in the form agreed between the parties and PGGM LP.

Accounting Principles means the principles and methodology to be applied in preparing the Completion Working Capital Statement, as set out in Schedule 8.

Accounting Standards means the Australian Accounting Standards and any authoritative interpretations issued by the Australian Accounting Standards Board.

Adjustment Amount means the payment to be made to GWI or to the Co-Investor Parties (or their Nominees) (as applicable) under clause 8.6, as increased pursuant to clause 8.7(b).

Anti-Corruption Laws means:

(a)	Division 70 of the Schedule to the Criminal Code Act 1995 (Cth);

(b)	the Foreign Corrupt Practices Act of 1997 of the United States of America;

(c)	the Bribery Act 2010 (UK);

(d)	any other applicable Law (including any: statute, ordinance, rule or regulation; order of any court, tribunal or any other judicial body; and rule, regulation, guideline or order of any public body or any other administrative requirement) which:

(i)	prohibits, or has as its objective the prohibition of, the giving, offering, solicitation and/or receipt of bribes and/or other improper benefits;

(ii)	is broadly equivalent to the Laws described in paragraphs (a), (b), or (c); and/or

(iii)	was intended to enact the provisions of the OECD Convention on Combatting Bribery of Foreign Public Officials in International Business Transactions, 1997.

Bid Process Deed means the Bid Process Deed dated 29 September 2016 between GWIH2 and Macquarie Infrastructure and Real Assets Holdings Pty Ltd.

Business means the below rail infrastructure and above rail haulage businesses carried on by the GWA Group in Australia as at the date of this Agreement.

Business Day means a day which is not a Saturday, Sunday or a public holiday in Adelaide, South Australia.

Claim means any claim, demand, legal proceeding or cause of action including any claim, demand, legal proceeding or cause of action:

(e)	based in contract (including breach of warranty);

(f)	based in tort (including misrepresentation or negligence);

(g)	under common law; or

(h)	under statute (including the Australian Consumer Law (as contained in Schedule 2 of the Competition and Consumer Act 2010 (Cth) or as applying under any State or Territory fair trading legislation)), whether present, unascertained, immediate, future or contingent and in any way relating to or under or in connection with this Agreement or a breach of this Agreement (including a breach of a GWI Warranty).

Co-Investor Party means each of MAIT LP, MAIF LP, MIRA GP and PGGM LP.

Co-Investor Party Warranties means the representations and warranties in respect of each Co-Investor Party set out in sections 1 and 2 of Schedule 3.

Partnership Investment Agreement

Completion means completion of the capital contributions to the GWA Partnership by each of the Co-Investor Parties (or their Nominees) and the admissions of each Co-Investor Party (or their Nominees) as new general and limited partners of the GWA Partnership, (as applicable), in accordance with clause 7.

Completion Date means the date on which GRail Completion occurs.

Completion Funding Steps means the steps set out in Part 2 of Schedule 6.

Completion Working Capital means the consolidated working capital of the GWA Group as at the Completion Date, being the amount specified in the line item “Total” in the column entitled “Working Capital at Completion” in the Completion Working Capital Statement.

Completion Working Capital Statement means a working capital statement for the GWA Group as at Completion which statement when determined or agreed in accordance with the requirements of clause 8 will be taken to be final.

Conditions Precedent has the meaning given in clause 3.1.

Conditions Precedent End Date means 12 January 2017 or such later date as GWI and the Co-Investor Parties may agree in writing

Consequential Loss means any loss which is not:

(a)	a loss flowing directly and naturally from the relevant breach or circumstances; or

(b)	a loss which could reasonably be supposed to have been in the contemplation of the parties as a direct result of the relevant breach or the circumstances at the time the parties entered into this Agreement.

Confidentiality Arrangement means the Confidentiality Agreement between Macquarie Infrastructure and Real Assets Holdings Pty Limited and GWIH2 dated 14 June 2016.

Contamination means the presence in the Environment of a substance at a concentration:

(c)	above the concentration at which the substance is normally present in the Environment in the same locality; and

(d)	which presents a risk of harm to human health or to any aspect of the Environment.

Contracts means the contracts listed in Schedule 7.

Corporations Act means the Corporations Act 2001 (Cth).

CP Restructuring Steps means the steps set out in Part 1 of Schedule 6.

Data Room means the Project Monty online data room located at https://services.intralinks.com maintained by or on behalf of GWI and made available to the Co-Investor Parties and its Representatives.

Data Room Index means the index of documents in the Data Room set out in Schedule 9.

Data Room Materials means all documentation contained in the Data Room as listed in the Data Room Index.

Debt Term Sheet means the Debt Term Sheet - Project Monty annexed to the Mandate, Commitment and Fee Letter.

Disclosure Material means an item of information, communication or disclosure contained in any of the following categories of information:

(a)	the Data Room Materials; and

(b)	the responses provided to the Co-Investor Parties or their Representatives by GWI or its Representatives through the question and answer process in the Data Room.

Partnership Investment Agreement

Employee means an employee of the GWA Group.

Environment has the meaning given in the Environment Protection Act 1993 (SA).

Environmental Law means a law (including common law, acts of parliament, regulations, policies and by-laws) or a provision of a law relating to the Environment.

Expert means a person of appropriate reputation, standing and relevant experience in accounting who has no direct or indirect personal interest in the outcome of the dispute or the issue in respect of which they are consulted pursuant to this Agreement, agreed by the parties or failing agreement within five Business Days of the parties commencing discussions to select an Expert, nominated by the President of the Institute of Arbitrators and Mediators Australia upon the request of any party.

External Bid Costs has the meaning given in the Bid Process Deed.

Fairly Disclosed in relation to a fact, matter or circumstance means disclosed in reasonably sufficient detail to allow a sophisticated Co-Investor Party (experienced in transactions of the nature of the transaction contemplated in this Agreement) (acting competently and professionally) to be aware of, identify or otherwise determine the substance of the fact, matter or circumstance.

FATA means the Foreign Acquisitions and Takeovers Act 1975 (Cth).

FATA Regulations means the Foreign Acquisitions and Takeovers Regulation 2015 (Cth).

Final GRail Bid Package means the package of GRail bid documents to be submitted to Glencore in accordance with clause 4.1, comprising:

(a)	binding bid letter;

(b)	proposed draft of the Share Sale Agreement;

(c)	proposed draft of the Rail Haulage Agreement and the Fuel Facilities Access Agreement; and

(d)	Financier Consent Deed and the Bank Support Letters,

in each case in the form agreed by the Parties.

Financing Documents means the finance documents listed in the Debt Term Sheet.

Fundamental Warranties means the representations and warranties set out in sections 1, 2 3.1(c) and in relation to the Concession Deed only, 3.5 of Schedule 2.

Glencore means Glencore Coal Pty Limited (ACN 082 271 930).

Governmental Agency means a government or governmental, semi-governmental or judicial entity or authority. It also includes a self-regulatory organisation established under statute or a stock exchange.

GRail means Glencore Rail (NSW) Pty Limited (ACN 079 546 777).

GRail Bid has the meaning given in Recital D.

GRail Completion means “Completion” under the Share Sale Agreement (as that term is defined in the Share Sale Agreement).

GRail Transaction means the implementation and completion of the GRail Bid, including the purchase of all of the issued share capital of GRail by a member of the GWA Group.

GST Act means the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

GST Amount has the meaning given in clause 14.2.

GWA GP NewCo means GWI International Pty Ltd (ACN 616 014 754).

Partnership Investment Agreement

GWA Group means each of the entities listed in Schedule 1.

GWA Partnership means G&W Australia Holdings LP, a limited partnership registered under the Partnership Act 1891 (SA).

GWIH2 means GWI Holdings No.2 Pty Ltd (ACN 132 989 998).

GWI Group means GWI, GWIH2, the GWA Partnership and each of their Related Bodies Corporate including for the avoidance of doubt GWI International BV, GWI Holding BV and GWA GP NewCo.

GWI Warranties means the representations and warranties of GWI set out in Schedule 2.

Indemnified Party has the meaning given in clause 10.7(b).

Information Memorandum means the ‘Highly Confidential Information Pack’ dated 17 June 2016 and the accompanying ‘Pro-Forma GWA Financial Model’ dated 17 June 2016 (including in each case, any supplement to it, or replacement of it).

Interest Rate means the rate which is the arithmetic mean (rounded up, if necessary, to the nearest 0.01%) of the bid rates displayed at or about 10.30am (Sydney time) on the Reuters screen BBSW page for Australian bank bills with a three month duration plus 3%.

Law means any statute, regulation, order, rule, subordinate legislation or other document enforceable under any statute, regulation, rule or subordinate legislation.

Leases means the leases listed in Schedule 7.

Liabilities means Claims, debts, obligations, liabilities, losses, expenses, costs and damages of any kind and however arising, including penalties, fines, and interest and including those which are prospective or contingent and those the amount of which for the time being is not ascertained or ascertainable.

MAIF LP means Macquarie Specialised Asset Management Limited as trustee for the MAIF Investment Trust which is to be admitted as a limited partner of the GWA Partnership in accordance with clause 5.

MAIF LP Partnership Contribution Amount means $200,663,595.00.

MAIT LP means Macquarie Australian Infrastructure Management 1 Limited as trustee for the Macquarie Australian Infrastructure Trust 1 which is to be admitted as a limited partner of the GWA Partnership in accordance with clause 5.

MAIT LP Partnership Contribution Amount means $100,331,797.50.

Mandate, Commitment and Fee Letter means the letter so-entitled dated on or about 14 October 2016 between GWIH2 and a number of lenders in respect of the provision of debt facilities for the purposes of the GRail Transaction.

MIRA GP means Scissor Holdings Pty Ltd which is to be admitted as a general partner of the GWA Partnership in accordance with clause 5.

MIRA GP Partnership Contribution Amount means $4,053,810.00.

Native Title has the same meaning as in the Native Title Act 1993 (Cth) or as otherwise recognised by Law from time to time.

Native Title Claim means any Claim or application recognised from time to time under any Law (including the Constitution of the Commonwealth of Australia) relating to Native Title, including any application under section 61 of the Native Title Act 1993 (Cth), whether successful or not.

Native Title or Aboriginal Land Rights Issue means:

(a)	any Native Title Claim;

Partnership Investment Agreement

(b)	any Aboriginal Land Rights Claim;

(c)	any application or proceeding impugning or seeking to impugn:

(i)	any compulsory acquisition of Native Title;

(ii)	the validity of any Lease in connection with the rail infrastructure used as part of the Business because of the existence of Native Title;

(iii)	any application or proceeding impugning or seeking to impugn any agreement, approval, consent or undertaking with any person who has a Native Title Claim;

(iv)	any rescission, avoidance or repudiation of an agreement, approval or consent with or given by a person who has a Native Title Claim or Aboriginal Land Right Claim; or

(v)	the grant by a court of an injunction pending the court’s decision regarding any of the matters referred to in paragraphs (a) to (c) inclusive.

Nominee has the meaning given in clause 5.2(a).

Notice has the meaning given in clause 15.8.

Partnership Account means a bank account nominated by the GWA Partnership in writing to the Co-Investor Parties no later than 48 hours prior to Completion.

Partnership Agreement means the Amended and Restated Partnership Agreement in the form set out in Schedule 4, to be entered into in accordance with clause 7.

Partnership Contribution Amount means the MAIF LP Partnership Contribution Amount, the MAIT LP Partnership Contribution Amount, the MIRA GP Partnership Contribution Amount or the PGGM LP Contribution Amount (as the context requires).

Partnership Interests means the respective partnership interests in the GWA Partnership to be acquired by the Co-Investor Parties or their Nominees in accordance with clause 5.

Partnership Loan Agreement means an agreement which is consistent in all material respects with the Partnership Loan Term Sheet.

Partnership Loan Term Sheet means the term sheet set out in Schedule 10.

Partnership Transaction means the process and completion of the Co-Investor Parties or their Nominees becoming a new general partner and new limited partners (as applicable), of the GWA Partnership in accordance with the terms of this Agreement.

Permitted Security Interest means:

(a)	a charge or lien arising in favour of a Governmental Agency by operation of statute unless there is default in payment of money secured by that charge or lien;

(b)	any mechanics’, workmen’s or other like lien arising in the ordinary course of business;

(c)	any retention of title arrangement undertaken in the ordinary course of day-to-day trading, unless the amounts payable in respect of any collateral or property the subject of a retention of title arrangement are not paid when due;

(d)	any encumbrance in respect of deposits of money or property by way of security for the performance of any contractual or statutory obligations owing in the ordinary course of business (other than obligations for borrowed moneys on the deferred purchase price of goods or services);

(e)	any banker’s lien arising by operation of law in respect of moneys lodged or deposited with a banker;

Partnership Investment Agreement

(f)	any claim lodged over land under the Native Title Act 1993 (Cth) or at common law by a person or persons claiming to hold native title; or

(g)	any Security Interests which are ‘Permitted Security Interests’ under the Debt Term Sheet which are not otherwise included in paragraphs (a) to (f) of this definition.

PGGM LP means Stichting Depositary PGGM Infrastructure Funds, acting in its capacity as title holder of PGGM Infrastructure Fund 2016 which is to be admitted as a limited partner of the GWA Partnership in accordance with clause 5.

PGGM LP Contribution Amount means $100,331,797.50.

Plant and Equipment means the plant and equipment listed in Schedule 7.

Property Title means Lot 10459 Town of Alice Springs.

Rail Accreditations means the accreditations listed in Schedule 7.

Rail Haulage Agreement means the Rail Haulage Agreement between GRail and Glencore in respect of the provision of rail haulage services by GRail to Glencore, to be entered into in accordance with clause 4 if the GRail Bid is successful.

Reference Working Capital Statement means the working capital statement for the GWA Group set out in Schedule 11.

Related Bodies Corporate has the meaning given in the Corporations Act.

Relevant Trust means:

(a)	in respect of Macquarie Specialised Asset Management Limited, the MAIF Investment Trust; and

(b)	in respect of Macquarie Australian Infrastructure Management 1 Limited, the Macquarie Australian Infrastructure Trust 1.

Representative Member has the meaning given by the GST Act.

Representatives means in relation to a person or entity, its officers, employees, agents, professional advisers (including financial and legal advisors) or financiers.

Security Interest means any mortgage, pledge, lien or charge or any security or preferential interest or arrangement of any kind. It includes:

(a)	anything which gives a creditor priority to other creditors with respect to any asset; and

(b)	retention of title and a deposit of money by way of security.

It does not include an interest of the kind referred to in section 12(3) of the PPSA where the transaction concerned does not, in substance, secure payment or performance of an obligation.

Services Agreement means the services agreement to be entered into between the GWA Partnership and Genesee & Wyoming Railroad Services, Inc, the current draft of which is set out in Schedule 12 and which will be agreed by the GWI and the Co-Investor Parties in accordance with clause 4.5.

Share Sale Agreement means the Share Sale Agreement between Glencore and a member of the GWA Group in respect of the sale and purchase of all of the shares in GRail, to be entered into in accordance with clause 4 if the GRail Bid is successful.

Specified Clauses means clauses 1, 4.4(b), 10, 13, 14 and 15.

Target Working Capital means the amount specified in the final line item “Total Working Capital” in the column entitled “Reference Working Capital” in the Reference Working Capital Statement.

Partnership Investment Agreement

Tax means any income tax, stamp duty (excluding stamp duty relating to or in respect of the Partnership Transaction or the GRail Transaction), land tax, sales tax, payroll tax, fringe benefits tax, group tax, withholding tax, franking deficits tax, goods and services tax, debits tax or any other taxes imposed in Australia by any government or Governmental Agency (including diesel fuel taxes and rebates, fines, additional tax, interest or penalties).

Tax Authority means any government, and any person, agency or office, authorised by law to impose, collect or otherwise administer any Tax.

Tax Claim means a Claim arising from a breach of a Tax Warranty or arising under clause 11.1 of this Agreement.

Tax Notice means a notice of demand or an assessment from a Tax Authority or any document received from a Tax Authority assessing, imposing, claiming or indicating an intention to assess, impose or claim any Tax.

Tax Warranty means the warranties set out in section 3.11 of Schedule 2.

Trustee Liability means any liability or obligation (of any kind including, without limitation, for negligence, in tort, in equity, or under statute) of the relevant Trustee which arises in any way under or in connection with this document or its performance, or any representation, warranty, conduct, omission, agreement or transaction made under or in connection with this document or its performance.

Trustees means:

(a)	Macquarie Specialised Asset Management Limited; and

(b)	Macquarie Australian Infrastructure Management 1 Limited,

and Trustee means any one of them.

Trustee Warranties means the representations and warranties in respect of each Trustee set out in section 2 of Schedule 3.

Trusts means:

(c)	the MAIF Investment Trust; and

(d)	the Macquarie Australian Investment Trust 1,

and Trust means any one of them.

1.2	Interpretation

(a)	Headings are for convenience only and do not affect interpretation.

(b)	Mentioning anything after includes, including, for example, or similar expressions, does not limit what else might be included.

(c)	Nothing in this Agreement is to be interpreted against a party solely on the ground that the party put forward this Agreement or a relevant part of it.

(d)	The following rules apply unless the context requires otherwise.

(i)	The singular includes the plural, and the converse also applies.

(ii)	A gender includes all genders.

(iii)	If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(iv)	A reference to a person or entity includes a corporation, trust, partnership, unincorporated body or other entity, whether or not it comprises a separate legal entity.

Partnership Investment Agreement

(v)	A reference to a clause or Schedule is a reference to a clause of, or Schedule to, this Agreement.

(vi)	A reference to an agreement or document (including a reference to this Agreement) is to the agreement or document as amended, supplemented, novated or replaced, except to the extent prohibited by this Agreement or that other agreement or document.

(vii)	A reference to writing includes any method of representing or reproducing words, figures, drawings or symbols in a visible and tangible form but excludes a communication by electronic mail.

(viii)	A reference to a party to this Agreement or another agreement or document includes the party’s successors, permitted substitutes and permitted assigns (and, where applicable, the party’s legal personal representatives).

(ix)	A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

(x)	A reference to conduct includes an omission, statement or undertaking, whether or not in writing.

(xi)	A reference to an agreement includes any undertaking, deed, agreement and legally enforceable arrangement, whether or not in writing, and a reference to a document includes an agreement (as so defined) in writing and any certificate, notice, instrument and document of any kind.

(xii)	A reference to $, A$ or dollars is to Australian currency.

1.3	Consents or approvals

If the doing of any act, matter or thing under this Agreement is dependent on the consent or approval of a party or is within the discretion of a party, the consent or approval may be given or the discretion may be exercised conditionally or unconditionally or withheld by the party in its absolute discretion, unless expressly provided otherwise.

1.4	Best endeavours or reasonable endeavours

A reference to a party using or obligation on a party to use its best endeavours or reasonable endeavours does not oblige that party to:

(a)	pay money:

(i)	in the form of an inducement or consideration to a third party to procure something (other than the payment of immaterial expenses or costs, including costs of advisers, to procure the relevant thing); or

(ii)	in circumstances that are commercially onerous or unreasonable in the context of this Agreement;

(b)	provide other valuable consideration to or for the benefit of any person; or

(c)	agree to commercially onerous or unreasonable conditions.

1.5	Method of payment

All payments required to be made under this Agreement must be tendered by way of direct transfer of immediately available funds to the bank account nominated in writing by the party to whom the payment is due, by not later than 4pm Sydney time on the due date for payment. Any payment tendered under this Agreement after 4pm Sydney time on any date will be taken to have

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been made on the next succeeding Business Day (the deemed payment date) after the date on which payment was tendered, and if the deemed payment date is after the relevant due date for payment, interest will accrue under clause 1.7 accordingly.

1.6	No-deduction or set off

(a)	Each Co-Investor Party agrees to pay the relevant amount set out in clauses 5.1(a) to 5.1(g) in full without set-off or counterclaim, and without any deduction or withholding in respect of Taxes, unless required by law.

(b)	If a party is required to make any withholding or deduction for Taxes, under or in connection with this Agreement, the party must:

(i)	pay or procure the payment of the full amount of the withholding or deduction to the appropriate Government Agency or Tax Authority under applicable law; and

(ii)	at the same time of the relevant deduction or withholding, pay such additional amount to the other party as shall be required to ensure that the net amount received by the other party will equal the full amount which would have been received by it had no such deduction or withholding been required to be made.

1.7	Interest on amounts payable

If any party fails to pay any amount payable by it under or in accordance with this Agreement that party must, if demand is made, pay simple interest on that amount from the due date for payment until that amount is paid in full at the rate per annum which is the Interest Rate on the date which is three Business Days prior to the date on which the payment was due. The right to require payment of interest under this clause is without prejudice to any other rights the non-defaulting party may have against the defaulting party at law or in equity.

1.8	Knowledge as to GWI Warranties

(a)	Certain statements made by GWI in Schedule 2 are given and made by GWI only on the basis of its knowledge. For the purposes of this Agreement, GWI’s knowledge is limited to the actual knowledge, of GWI having made reasonable enquiries of the following people:

(i)	the following directors of members of the GWA Group – John Hellmann, David Brown, Michael Miller and Adam Cunliffe;

(ii)	the following Representatives of GWI – Timothy Gallagher and Matt Walsh; and

(iii)	the following executive management and senior employees of the GWA Group – Greg Pauline, John McArthur, Michael Morris, Ian Hall, Tav Martin, Vanessa Hoey, Natasha Jensen, Catriona Scott and Paul Hollitt.

(b)	The knowledge of any other persons other than the persons named in paragraph (a) will not be imputed to GWI.

(c)	The persons named in paragraph (a) will not bear any personal liability in respect of the GWI Warranties or otherwise under this Agreement.

2	Transaction Overview

The Partnership Transaction and the GRail Transaction will be implemented through the following steps and transactions, to be sequenced in accordance with this Agreement.

(a)	(GRail Bid) a member of the GWA Group on behalf of the GWA Partnership will submit the Final GRail Bid Package to Glencore in accordance with clause 4;

(b)	(GRail Transaction documents) if the GRail Bid is accepted by Glencore, GWI will negotiate and agree the final Rail Haulage Agreement and Share Sale Agreement with

Partnership Investment Agreement

Glencore, and GWI will procure the execution of the Share Sale Agreement by the relevant member of the GWA Group, in accordance with clause 4;

(c)	(Partnership Transaction) if the GRail Bid is accepted by Glencore, then, subject to clauses 3 and 4.3 and subject to GWI complying with its obligations under clause 7.3, each Co-Investor Party will provide the relevant capital contribution and loan to the GWA Partnership, subscribe for and be issued the relevant Partnership Interests and be admitted as new general and limited partners of the GWA Partnership (as applicable), in accordance with clause 5; and

(d)	(GRail Transaction) subject to the satisfaction or waiver of the conditions precedent in the Share Sale Agreement, the GRail Transaction will be completed in accordance with the terms of the Share Sale Agreement.

3	Conditions Precedent to Partnership Transaction

3.1	Conditions Precedent

Subject to this clause 3, completion of the Partnership Transaction in accordance with clause 7 will not proceed unless and until each of the following conditions precedent (the Conditions Precedent) is satisfied or waived (to the extent and in the manner set out in clause 3.4):

(a)	(Successful GRail Bid) The Share Sale Agreement as agreed in accordance with clause 4 is executed by all parties to that agreement.

(b)	(Share Sale Agreement CPs) Each of the conditions precedent to the Share Sale Agreement are satisfied or waived in accordance with the terms of that agreement.

(c)	(FIRB) The Treasurer of the Commonwealth of Australia (or his or her delegate) (Treasurer):

(i)	provides written notice that there are no objections under the FATA, the FATA Regulations or Australia’s foreign investment policy to the investments by the Co- Investor Parties in the GWA Partnership contemplated by this Agreement, either on an unconditional basis or subject only to conditions acceptable to GWI and the Co-Investor Parties, each acting reasonably; or

(ii)	after notice of the Partnership Transaction and GRail Transaction has been given by or on behalf of the Co-Investor Parties to the Treasurer under the FATA, becomes precluded by the passage of time from making any order or decision under Division 2 of Part 3 of the FATA in respect of the investments by the Co- Investor Parties in the GWA Partnership contemplated by this Agreement, whichever first occurs.

(d)	(CP Restructuring Steps) GWI procures the completion of each of the CP Restructuring Steps and has provided the evidence specified in Schedule 6 as applicable to the Co- Investor Parties that the CP Restructuring Steps have been completed.

3.2	Parties must co-operate

Each party must co-operate with each other party and do all things reasonably necessary to procure that the Conditions Precedent are fulfilled as soon as reasonably possible, and in any event on or before the Conditions Precedent End Date.

3.3	Specific obligations of co-operation

Without limiting the generality of clause 3.2:

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(a)	each party must make all necessary and appropriate applications and supply all necessary and appropriate information for the purpose of enabling the Conditions Precedent to be fulfilled;

(b)	no party may withdraw or procure the withdrawal of any application made or information supplied under clause 3.3(a) (except in relation to any application made in connection with the Condition Precedent in 3.1(c) if requested by the relevant Governmental Agency to be withdrawn and promptly resubmitted in accordance with the customary practice of that Governmental Agency);

(c)	no party may take any action that would or would be likely to prevent or hinder the fulfilment of the Conditions Precedent (provided that this will not prohibit the termination of the Share Sale Agreement in accordance with its terms);

(d)	each party must (subject to any confidentiality obligations owing to third parties):

(i)	subject to clause 3.3(e), supply to the other party copies of all applications made and all information supplied for the purpose of enabling the Conditions Precedent to be fulfilled;

(ii)	keep the other party informed in a timely manner of the status of any discussions or negotiations with relevant third parties regarding the Conditions Precedent; and

(iii)	promptly notify the other party on becoming aware of the fulfilment of any Condition Precedent or of any Condition Precedent becoming incapable of being fulfilled; and

(e)	without limiting clause 3.3(d), in respect of the Condition Precedent in clauses 3.1(c) (FIRB), the Co-Investor Parties must:

(i)	provide a draft of all notifications, applications, submissions and responses with all relevant Governmental Agencies to GWI within a reasonable period of time prior to submission to the relevant Governmental Agency so as to allow GWI the opportunity to review and provide comments to the Co-Investor Parties prior to their submission; and

(ii)	act reasonably in taking into account and including any comments provided by GWI under clause 3.3(e)(i) prior to submitting the relevant notification, application, submission or response.

3.4	Waiver

(a)	The Conditions Precedent in clauses 3.1(a), 3.1(b) and 3.1(c) cannot be waived.

(b)	The Condition Precedent in clause 3.1(d) may only be waived by GWI and the Co- Investor Parties in writing.

3.5	Termination before Completion

(a)	Subject to clause 3.5(c), GWI or the Co-Investor Parties may terminate this Agreement before Completion by providing notice to the other if any of the Conditions Precedent are not fulfilled or waived on or before the Conditions Precedent End Date.

(b)	Subject to clause 3.5(c), the Co-Investor Parties may terminate this Agreement before Completion by providing notice to GWI if a material breach of a Fundamental Warranty occurs on or before the Conditions Precedent End Date.

(c)	GWI or the Co-Investor Parties may only terminate this Agreement under this clause 3.5 if they have complied with clauses 3.2 and 3.3.

Partnership Investment Agreement

3.6	Effect of termination

If this Agreement is terminated under clause 3.5, clause 4.4(b) or otherwise, then:

(a)	except for this clause 3.6 and the Specified Clauses, each party is released from its obligations under this Agreement and this Agreement will be null and void and of no effect, provided that each party will retain any accrued rights and remedies; and

(b)	the Co-Investor Parties acknowledge and agree that GWI or any member or members of the GWI Group may continue to negotiate with Glencore to purchase, and may purchase, the shares in GRail or its rail haulage business.

4	GRail Bid

4.1	Submission of the Final GRail Bid Package

(a)	On or as soon as practicable after the date of this Agreement, GWI will submit (on behalf of itself and the Co-Investor Parties) the Final GRail Bid Package to Glencore.

(b)	Unless otherwise agreed by GWI and the Co-Investor Parties, no amendments will be made to the Final GRail Bid Package prior to submission of the Final GRail Bid Package to Glencore by the GWA Partnership.

4.2	Discussions with Glencore

Following the submission of the Final GRail Bid Package:

(a)	subject to clause 4.2(b), GWI will be primarily responsible for all communications and negotiations with Glencore and its Representatives relating to the GRail Transaction; and

(b)	GWI will, and will procure that the relevant members of the GWI Group:

(i)	work collaboratively with the Co-Investor Parties and their Representatives in relation to the GRail Transaction;

(ii)	provide the Co-Investor Parties and their Representatives with the opportunity to be involved in all discussions and negotiations with Glencore and its Representatives;

(iii)	work collaboratively with the Co-Investor Parties and their Representatives regarding the approach to be taken by the GWA Partnership in the discussions and negotiations with Glencore and its Representatives;

(iv)	provide the Co-Investor Parties and their Representatives with drafts of any documents or proposed amendments or comments in relation to any documents relating to the GRail Transaction that are to be submitted to Glencore, with sufficient time to enable the Co-Investor Parties and their Representatives to review and provide comments on and discuss with GWI and its Representatives the form of the documentation to be submitted by the GWA Partnership to Glencore and its Representatives;

(v)	meet as often as is reasonably necessary with the Co-Investor Parties and their Representatives in respect of the GRail Transaction;

(vi)	provide reasonable notice to the Co-Investor Parties of all discussions and negotiations with Glencore and its Representatives; and

(vii)	keep the Co-Investor Parties and their Representatives regularly informed of the outcomes of all discussions and negotiations (to the extent the Co-Investor Parties are unable to attend such negotiations and discussions) with Glencore and its Representatives and the progress of the GRail Transaction; and

Partnership Investment Agreement

(c)	the Co-Investor Parties will:

(i)	work collaboratively with GWI and its Representatives in relation to the GRail Transaction;

(ii)	meet as often as is reasonably necessary with the Co-Investor Parties and their Representatives in respect of the GRail Transaction; and

(iii)	review and respond promptly to GWI and its Representatives in respect of:

(A)	the proposed approach to be taken with Glencore and its Representatives in respect of the negotiations and discussions relating to the GRail Transaction; and

(B)	any documents or proposed amendments or comments in relation to any documents relating to the GRail Transaction that are to be submitted to Glencore.

4.3	Finalisation of GRail Bid and the terms of the GRail Transaction

Following the submission of the Final GRail Bid Package, the following matters relating to the GRail Transaction must be agreed and approved by each of GWI and the Co-Investor Parties:

(a)	the final purchase price to be agreed with Glencore for the GRail Transaction;

(b)	the final form of the Rail Haulage Agreement;

(c)	the final form of the Fuel Facilities Access Agreement;

(d)	the final form of the Fuel Supply Agreement (if required);

(e)	the final form of the Share Sale Agreement;

(f)	the final form of any other documents to be entered into as part of the GRail Transaction; and

(g)	the final form of the Financing Documents.

4.4	Finalisation of documents

(a)	Each party must co-operate with the other party and use its best endeavours to agree (including with third parties) and approve the matters specified in clause 4.3.

(b)	If, following good faith discussions and provided that GWI has complied with its obligations under clause 4.2, the Co-Investor Parties and GWI are unable to agree the documents specified in clause 4.3(a) to clause 4.3(f) (inclusive) with the Glencore counterparties to those documents, GWI may terminate this Agreement provided that:

(i)	it has given a written notice to the Co-Investor Parties attaching the documents in clause 4.3 that GWI is prepared to execute (Termination Notice); and

(ii)	the Co-Investor Parties do not notify GWI in writing that they accept the terms as set out in the documents attached to the Termination Notice within 36 hours of receiving a Termination Notice.

(c)	If this Agreement is terminated by GWI under clause 4.4(b), GWI must reimburse the External Bid Costs incurred by the Co-Investor Parties in relation to the GRail Bid, the GRail Transaction and the Partnership Transaction, up to a maximum of A$650,000.

4.5	Other matters

(a)	On and from the date of this Agreement GWI and the Co-Investor Parties must negotiate in good faith to finalise the terms of the Services Agreement before Completion.

Partnership Investment Agreement

(b)	GWI and the Co-Investor Parties agree that any outstanding information in the Partnership Agreement will be completed and any changes to the Partnership Agreement reasonably required to facilitate PGGM LP’s investment structure will be incorporated.

5	Partnership Transaction

5.1	Partnership Transaction Steps

Subject to the satisfaction or waiver of each Condition Precedent in accordance with clause 3:

(a)	in consideration for MIRA GP contributing capital of $4,053,810.00 to the GWA Partnership, it will acquire, by way of subscription, a 0.489% partnership interest in the GWA Partnership and be admitted as a new general partner of the GWA Partnership;

(b)	in consideration for the MAIT LP or its Nominee contributing capital of $100,331,797.50 to the GWA Partnership, it or its Nominee will acquire, by way of subscription, a 12.10275% partnership interest in the GWA Partnership and be admitted as a new limited partner of the GWA Partnership;

(c)	in consideration for MAIF LP contributing capital of $200,663,595.00 to the GWA Partnership, it will acquire, by way of subscription, a 24.2055% partnership interest in the GWA Partnership and be admitted as a new limited partner of the GWA Partnership;

(d)	in consideration for PGGM LP or its Nominee contributing capital of $100,331,797.50 to the GWA Partnership, it or its Nominee will acquire, by way of subscription, a 12.10275% partnership interest in the GWA Partnership and be admitted as a new limited partner of the GWA Partnership;

(e)	MAIT LP or its Nominee will provide a loan to the GWA Partnership of $59,535,750.00 in accordance with the Partnership Loan Agreement;

(f)	MAIF LP will provide a loan to the GWA Partnership of $119,071,500.00 in accordance with the Partnership Loan Agreement;

(g)	PGGM LP or its Nominee will provide a loan to the GWA Partnership of $59,535,750,00 in accordance with the Partnership Loan Agreement;

(h)	GWI will procure that the GWA Partnership issues the partnership interests to the Co- Investor Parties or to the Nominee of a Co-Investor Party and admits the Co-Investor Parties (or the Nominee of a Co-Investor Party) as general or limited partners (as applicable) of the GWA Partnership;

(i)	settlement of the subscription of the partnership interests in the GWA Partnership by the Co-Investor Parties or any of their Nominees, the issue of the partnership interests by the GWA Partnership and the admission of the Co-Investor Parties or their Nominees as general and limited partners (as applicable) of the GWA Partnership will take place by:

(i)	each Co-Investor Party or its Nominee paying the amounts set out in clauses 5.1(a) to 5.1(d), respectively, to the GWA Partnership in immediately available funds to the Partnership Account at Completion;

(ii)	GWA GP NewCo resolving in its capacity as general partner of the GWA Partnership to issue the partnership interests to the Co-Investor Parties or their Nominees, admit the Co-Investor Parties or their Nominees as general and limited partners (as applicable) of the GWA Partnership; and

(iii)	the GWA Partnership issuing the partnership interests to the Co-Investor Parties or their Nominees, admitting the Co-Investor Parties or their Nominees as general and limited partners (as applicable) of the GWA Partnership,

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with effect from the Completion Date;

(j)	with effect from the Completion Date, the Partnership Agreement will be amended and restated in the form set out in Schedule 4 upon the execution by all parties to that agreement, with such execution evidencing the agreement in writing to alter the Partnership Agreement;

(k)	this Agreement serves as an application by each of the Co-Investor Parties or their Nominees at the Completion Date to subscribe for the partnership interests in the GWA Partnership in accordance with clauses 5.1(a) to 5.1(d), respectively, and accordingly it will not be necessary for the Co-Investor Parties or their Nominees to provide a separate (additional) application at the Completion Date; and

(l)	upon the issue of the relevant partnership interests to the Co-Investor Parties or their Nominees on the Completion Date, each Co-Investor Party or its Nominee agrees to become a general partner and limited partner, as applicable, of the GWA Partnership subject to and in accordance with the terms of the Partnership Agreement.

5.2	Nomination by a Co-Investor Party

(a)	A Co-Investor Party may nominate a wholly owned entity (Nominee) to acquire the relevant Partnership Interests and provide the relevant loan to the GWA Partnership on Completion, provided that the Co-Investor Party gives GWI written notice of the Nominee and all relevant details at least 4 Business Days prior to Completion.

(b)	The relevant Co-Investor Party will continue to be bound by all of the obligations of that Co-Investor Party under this Agreement and will not be released from any obligations or liabilities under this Agreement. However, GWI agrees that the Co-Investor Party will not be in breach of this Agreement for failing to discharge an obligation of that Co-Investor Party under this Agreement if the Nominee fully discharges that obligation.

(c)	GWI acknowledges that this clause is for the benefit of the Nominee and such benefit is held on trust for the Nominee by the Co-Investor Party who may enforce this clause on behalf of the Nominee.

6	Obligations Prior to Completion Date

6.1	GWI’s obligations

(a)	Prior to the Completion Date, except as permitted by this Agreement or consented to by the Co-Investor Parties, GWI must procure that:

(i)	(conduct of business) the Business is conducted by the GWA Group in its ordinary course;

(ii)	(no Reserved Matters) the GWA Partnership does not take or omit to take, or allow to be done, an action that would constitute a “Reserved Matter” as set out in Schedule 3 of the Partnership Agreement; and

(iii)	(Share Sale Agreement) once the Share Sale Agreement has been entered into, GWI Acquisitions Pty Ltd does not provide any consent, agreement or approval under or in connection with the Share Sale Agreement.

(b)	The Co-Investor Parties must not unreasonably withhold or delay any consent required under this clause 6.1 and each Co-Investor Party will be taken to have given its consent for the purposes of this clause 6.1 if that Co-Investor Party does not, within a period of time that is reasonable in the context of the matter to which the consent relates, notify GWI that it refuses its consent.

Partnership Investment Agreement

(c)	In this clause 6.1, a reasonable period of time means within 72 hours after being notified by GWI of a proposed action or such shorter period as required under the SSA.

(d)	Prior to the Completion Date, GWI must procure that the GWA Partnership and the members of the GWA Group do not forgive any loans made by or to the GWA Partnership or a member of the GWA Group without the approval of the Co-Investor Parties.

6.2	Factors relevant to GWI’s obligations

In complying with its obligations under clause 6.1(a)(i) or clause 6.1(a)(ii), GWI is not required to do, to omit to do, or to allow to be done anything which would, in GWI’s opinion breach:

(a)	any obligations (including obligations of confidentiality) that GWI or any member of the GWI Group owes to any third party or under any Law; and

(b)	any GWI Warranty.

6.3	Information and access

Subject to clause 6.4, prior to the Completion Date, GWI must procure that the Co-Investor Parties and their Representatives are permitted:

(a)	during normal business hours to have reasonable access to the sites at which the Business is conducted for the purpose of viewing the state or condition of the GWA Group’s assets and the manner in which the Business is conducted, accompanied by a representative of GWI; and

(b)	during normal business hours to have reasonable access to all the accounts, records and data which relate exclusively to the GWA Group and the Business and which are in the possession of the GWA Group.

6.4	Conditions of access

The Co-Investor Parties may only exercise the right of access under clause 6.3 if:

(a)	the Co-Investor Parties have provided GWI with reasonable prior notice of the access that the Co-Investor Parties require (including the identity of the persons who are to exercise that right of access on behalf of the Co-Investor Parties);

(b)	the access will not, in the reasonable opinion of GWI, interfere with the conduct of the Business;

(c)	the access will not, in the reasonable opinion of GWI, breach any obligations (including obligations of confidentiality) that GWI or a member of the GWI Group owes to any third party or under any Law (including any applicable anti-trust Law);

(d)	the access will not, in the reasonable opinion of GWI, damage or compromise the protection of legal professional privilege attaching to any accounts, records or data; and

(e)	the Co-Investor Parties agree to comply with GWI’s reasonable requirements and directions in relation to that access.

Any exercise of the right of access under clause 6.3 by the Co-Investor Parties or any of their Representatives is at the risk and expense of the Co-Investor Parties.

6.5	Check the Box Elections

The Co-Investor Parties acknowledge that GWI may make, and nothing in this Agreement prevents GWI from making, ‘check-the-box’ elections for US tax purposes in respect of any member of the GWA Group.

Partnership Investment Agreement

6.6	Debt financing

GWI must procure that the relevant members of the GWA Group take such steps as are required under the Financing Documents to satisfy the initial conditions precedent to funding and drawdown of the debt financing to fund the GRail Transaction that are within the control of the members of the GWA Group.

7	Completion of Partnership Transaction

7.1	Notice of representatives

At least five Business Days prior to the Completion Date, each of GWI and MIRA GP must give the other a notice in writing setting out the details of the persons to be appointed as representative members of the management committee of the GWA Partnership to be established under the Partnership Agreement.

7.2	Completion place

Completion of the Partnership Transaction will take place on the Completion Date at the offices of GWI’s solicitors, Allens of Deutsche Bank Place, Corner of Hunter & Phillips Streets, Sydney or at any other place as GWI and the Co-Investor Parties may agree.

7.3	Obligations of GWI on Completion

At Completion, GWI must:

(a)	procure that GWA GP NewCo in its capacity as general partner of the GWA Partnership passes all resolutions necessary to:

(i)	issue the Partnership Interests to the Co-Investor Parties or their Nominees; and

(ii)	admit the Co-Investor Parties or their Nominees as general and limited partners (as applicable) of the GWA Partnership;

(b)	procure that GWA GP NewCo in its capacity as general partner of the GWA Partnership:

(i)	issues the Partnership Interests to the Co-Investor Parties or their Nominees; and

(ii)	admits the Co-Investor Parties or their Nominees as general and limited partners (as applicable) of the GWA Partnership;

(c)	deliver to the Co-Investor Parties:

(i)	a copy of the Partnership Agreement duly executed by GWA GP NewCo as a general partner and GWI Holding BV as a limited partner;

(ii)	a copy of the Services Agreement duly executed by Genesee & Wyoming Railroad Services, Inc and the GWA Partnership;

(iii)	a copy of the Partnership Loan Agreement duly executed by GWI Holding BV and the GWA Partnership;

(iv)	evidence satisfactory to the Co-Investor Parties (acting reasonably) that the condition precedent to first Utilisation (Permitted Financial Indebtedness and Permitted Security Interest) in paragraph (o) of Part B of Schedule 2 of the Debt Term Sheet has been satisfied; and

(v)	written confirmation duly executed by GWA GP NewCo in a form satisfactory to the Co-Investor Parties (acting reasonably) confirming that GWA GP NewCo holds all of the issued shares in the capital of GWIH2 in its capacity as a general partner of the GWA Partnership and that such shares are Partnership Property (as that term is defined in the Partnership Agreement).

Partnership Investment Agreement

7.4	Obligations of the Co-Investor Parties on Completion

At Completion, each Co-Investor Party must:

(a)	deliver to GWI an original counterpart of the Partnership Agreement duly executed by that Co-Investor Party or its Nominee as a general partner or a limited partner (as applicable);

(b)	deliver to GWI a copy of the Partnership Loan Agreement duly executed by each Co- Investor Party or its Nominee that is a party to that agreement; and

(c)	pay into the Partnership Account and deliver evidence of the payment by that Co-Investor Party or its Nominee of its Partnership Contribution Amount and any partner loan in immediately available funds.

7.5	Completion Funding Steps

(a)	On the Completion Date GWI must complete the Completion Funding Steps.

(b)	Each party must co-operate with the other parties and do all things reasonably necessary to procure that the Completion Funding Steps are completed.

7.6	Actions at Completion

(a)	Completion is taken to have occurred when GWI has performed all its obligations under clauses 7.3 and 7.5 and each of the Co-Investor Parties has performed all its obligations under clause 7.4.

(b)	In respect of Completion:

(i)	the obligations of the parties under this Agreement are interdependent; and

(ii)	unless otherwise stated, all actions required to be performed by a party at Completion are taken to have occurred simultaneously on the Completion Date.

(c)	Each of GWI and the Co-Investor Parties must execute any other documents, deeds or instruments as may reasonably be required by GWI or the Co-Investor Parties to vest ownership of all of the Partnership Interests in the Co-Investor Parties or their Nominees subject to and in accordance with this Agreement.

7.7	Notice to complete

If Completion does not occur in accordance with this clause 7 because of the failure of any party (Defaulting Party) to satisfy any of its obligations then:

(a)	GWI (where the Defaulting Party is a Co-Investor Party); or

(b)	the Co-Investor Parties (where the Defaulting Party is GWI),

(in either case the Non-Defaulting Party) may give the Defaulting Party a notice requiring the Defaulting Party to satisfy those obligations within a period of two Business Days after the date of the notice and specifying that time is of the essence in relation to that notice.

7.8	Remedies for failure to comply with notice

(a)	If the Defaulting Party fails to comply with a notice given under clause 7.7, the Non- Defaulting Party may immediately terminate this Agreement.

(b)	The Defaulting Party acknowledges that:

(i)	damages may not be an adequate remedy for the Non-Defaulting Party and its Related Entities for any breach of this Agreement; and

(ii)	the Non-Defaulting Party may seek specific performance or injunctive relief as a remedy for any actual or threatened breach (without the need to give an

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undertaking as to damages), in addition to any other remedies available at law or in equity under or independently of this Agreement.

8	Completion Working Capital Adjustment

8.1	Purpose of the Working Capital Adjustment

The parties acknowledge that the purpose of the preparation of the Completion Working Capital Statement is to measure the difference in working capital of the GWA Group between the amount set out in the Reference Working Capital Statement and the amount set out in the Completion Working Capital Statement. Any difference between working capital as disclosed in these statements will be accounted for in accordance with clause 8.6.

8.2	Draft Completion Working Capital Statement

(a)	GWI must procure that no later than 30 Business Days after Completion a draft of the Completion Working Capital Statement is prepared and delivered to the Co-Investor Parties.

(b)	The draft Completion Working Capital Statement must be prepared

(i)	in the format and using only those line items set out in Schedule 11; and

(ii)	in accordance with the Accounting Principles.

8.3	Report by Co-Investor Parties

(a)	The Co-Investor Parties must deliver to GWI, by no later than 30 Business Days after receipt of the draft Completion Working Capital Statement, a report (Co-Investor’s Report) stating whether or not the Co-Investor Parties agree with the Completion Working Capital Statement and the Adjustment Amount.

(b)	If the Co-Investor Parties do not agree with the Completion Working Capital Statement or the Adjustment Amount, the Co-Investor Parties must also set out in the Co-Investor’s Report:

(i)	the matters in respect of which they disagree with the draft Completion Working Capital Statement (Disputed Matters);

(ii)	the grounds on which the Co-Investor Parties disagree with the draft Completion Working Capital Statement;

(iii)	a separate dollar value for each of the Disputed Matters; and

(iv)	their opinion as to the Adjustment Amount.

8.4	Agreement or failure by Co-Investor Parties to report

If the Co-Investor Parties:

(a)	state in their Co-Investor’s Report that they agree with the Adjustment Amount; or

(b)	do not deliver the Co-Investor’s Report as required under clause 8.3(a)

then the draft Completion Working Capital Statement delivered under clause 8.2 will be deemed to be the final Completion Working Capital Statement and will be conclusive, final and binding on the parties.

8.5	Dispute resolution procedure

(a)

If the Co-Investor Parties do not agree with the Adjustment Amount as determined in accordance with the draft Completion Working Capital Statement, and Co-Investor’s Report contains the information referred to in clause 8.3(b), then the Co-Investor

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Parties and GWI must enter into good faith negotiations and use all reasonable endeavours to agree the Disputed Matters.

(b)	Despite clause 8.3(b), the Co-Investor Parties may not dispute:

(i)	an individual line item in the draft Completion Working Capital Statement unless the amount disputed for that line item is greater than A$25,000; and

(ii)	any amount in the draft Completion Working Capital Statement where the aggregate amounts in dispute are less than A$50,000.

(c)	If the dispute is not resolved within 30 Business Days of the delivery of Co-Investor’s Report (or such longer period as the parties may agree), then the parties must promptly refer the dispute for determination to an Expert who will determine the Disputed Matters. If this clause 8.5 applies in respect of all or part of any item referred to in the Completion Working Capital Statement, the amount to be paid under clause 8.6 will exclude the item (or the relevant part of it) in dispute. Payment in respect of that item (or the relevant part of it) must be made within five Business Days after the Expert’s determination. Payment of the amount not in dispute must be made within the five day period referred to in 8.7(a).

(d)	GWI and the Co-Investor Parties may each make a submission to the Expert in respect of each of the Disputed Matters within 15 Business Days of the Expert being appointed and may make a response to the submission of the other party (including for the avoidance of doubt, Co-Investor’s Report) within 15 Business Days of receiving the other party’s submission.

(e)	The Disputed Matters must be referred to the Expert by written submissions from the parties which must include only:

(i)	the draft Completion Working Capital Statement(together with any working papers);

(ii)	Co-Investor’s Report;

(iii)	any submission to the Expert or a response to such a submission made in accordance with clause 8.5(d); and

(iv)	an extract of the relevant provisions of this Agreement.

(f)	The Expert must also be instructed to decide the Disputed Matters and finish its determination and deliver to GWI and the Co-Investor Parties a report (Expert’s Report) which contains a copy of the amended Completion Working Capital Statement (if any) which states, on the basis of the Expert’s decision, its opinion as to:

(i)	the Disputed Matters, including the reasons for the Expert’s decision;

(ii)	the Adjustment Amount; and

(iii)	the allocation of the Expert’s costs in accordance with clause 8.5(n);

no later than 40 Business Days after receipt of the submissions (or such other period agreed by the parties having regard to the matters in dispute).

(g)	The parties must promptly supply the Expert with any information, assistance and co- operation requested in writing by the Expert in connection with its determination. All correspondence between the Expert and a party must be copied to the other party.

(h)	Copies of any submission, response or document submitted to or by the Expert or a party as contemplated by this clause 8.5 will be submitted by the Expert to the other party simultaneously or as soon as received, as the case may be.

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(i)	Any written correspondence between the Expert and GWI or the Co-Investor Parties must be copied to each of GWI and the Co-Investor Parties at the same time it is sent to the principal recipient.

(j)	The Expert must apply the Accounting Principles.

(k)	In the absence of agreement between GWI and the Co-Investor Parties and except as provided in this clause 8.5, the Expert will decide the procedures to be followed to resolve the matters of disagreement.

(l)	The Expert must act as an expert and not as an arbitrator. Subject to clause 8.5(m), the Expert’s written determination will be final and binding on the parties in the absence of manifest error and the draft Completion Working Capital Statement will be deemed to be amended accordingly and will be taken to constitute the final Completion Working Capital Statement.

(m)	The Expert shall consider only such Disputed Matters that remain in dispute. For the avoidance of doubt, to the extent the Expert’s Report purports to make any determination with respect to anything other than the Disputed Matters and amounts submitted to the Expert, it shall be disregarded by the parties.

(n)	The cost of a determination by the Expert must be borne by GWI and the Co-Investor Parties in such manner as the Expert determines (having regard to the merits of the dispute).

(o)	If the President of the Institute of Arbitrators and Mediators Australia fails to appoint an Expert, either party may start court proceedings to resolve the Disputed Matters.

(p)	If the Expert fails to make a decision as to the Disputed Matters and provide it to GWI and the Co-Investor Parties within 30 Business Days of the date on which the Expert’s Report was due under clause 8.5(f) (including any extension agreed by the parties under that clause), either party may start court proceedings to resolve the Disputed Matters.

8.6	Adjustment Amount

If the amount of the Completion Working Capital is:

(a)	less than the Target Working Capital, GWI must pay to the Co-Investor Parties or their Nominees (in proportion to their Partnership Interests), an amount equal to 48.9% of the amount of the shortfall; or

(b)	greater than the Target Working Capital, the Co-Investor Parties or their Nominees (in proportion to their Partnership Interests) must pay to GWI , an amount equal to 48.9% of the amount equal to the excess.

8.7	Payment Date

(a)	A party required to make a payment to another party under this clause 8 must make the payment in immediately available funds within five Business Days after the finalisation of the Completion Working Capital Statement or the Expert’s determination (as applicable).

(b)	All amounts payable by a party under this clause 8 will be increased by an amount calculated corresponding to the interest accrued on a daily basis (using the 365 day count convention) calculated at the Interest Rate from (but excluding) the Completion Date to (and including) the date of payment of the relevant amount.

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9	GWI Warranties

9.1	GWI Warranties

GWI represents and warrants to the Co-Investor Parties that each of the GWI Warranties is true and correct.

9.2	Other warranties and conditions excluded

Except as expressly set out in this Agreement, all terms, conditions, warranties and statements, (whether express, implied, written, oral, collateral, statutory or otherwise) relating to the GWA Group or the Business are excluded to the maximum extent permitted by Law and, to the extent they cannot be excluded, GWI disclaims all Liability in relation to them to the maximum extent permitted by Law.

9.3	When warranties given

(a)	Unless otherwise provided for in the relevant GWI Warranty, each of the GWI Warranties are given as at the date of this Agreement and as at the time immediately before Completion.

(b)	Each of the GWI Warranties will remain in full force and effect after the Completion Date despite Completion.

9.4	Notification

GWI must disclose to the Co-Investor Parties anything which has or will constitute a material breach of a GWI Warranty or cause a GWI Warranty to be untrue or incorrect in any material respect, promptly after GWI becomes aware of it. This obligation applies from the date of this Agreement.

10	Qualifications and Limitations on Claims

10.1	Disclosures

Other than in respect of a Claim under the indemnity in clause 11.1, the Co-Investor Parties will not make a Claim and agrees that no member of the GWI Group will have any Liability (whether by way of damages or otherwise) to make any payment under or in connection with any provision of this Agreement (including any GWI Warranty) to the extent that the Claim is based on any fact, matter or circumstance:

(a)	provided for in this Agreement or any agreement entered into pursuant to or in connection with this Agreement;

(b)	Fairly Disclosed in the Disclosure Material;

(c)	relating to any Liability in respect of which there is an accrual, allowance, provision or reserve for that Liability specifically in the 2015 Audited Accounts, the 2015 Accounts or the 2016 Accounts;

(d)	within the actual knowledge of the following people:

(i)	Kieran Zubrinich;

(ii)	Matthew Sibbison;

(iii)	John Danieli;

(iv)	Gordon Taylor;

(v)	David Luboff;

(vi)	Grant Smith;

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(vii)	Samantha Brewer; and

(viii)	Francis Kwok; or

(e)	which would have been Fairly Disclosed to the Co-Investor Parties had the Co-Investor Parties conducted the following searches of the records open to public inspection maintained by:

(i)	ASIC, in respect of GWI Acquisitions Pty Ltd on 13 October 2016 and in respect of each other member of the GWA Group and GRail on 12 October 2016;

(ii)	Australian Personal Property Securities Register in respect of GWI Acquisitions Pty Ltd on 13 October 2016 and in respect of each other member of the GWA Group and GRail on 12 October 2016;

(iii)	the High Court of Australia, the Federal Court of Australia and the Supreme Courts in the Northern Territory, Western Australia, South Australia and New South Wales as follows:

(A)	in respect of GRail:

(1)	in the High Court of Australia, on 28 September 2016;

(2)	in the Federal Court of Australia, on 26 September 2016;

(3)	in the Supreme Courts of New South Wales, the Northern Territory, South Australia and Western Australia, on 28 September 2016; and

(B)	in respect of Genesee & Wyoming Australia Pty Ltd, Freightliner Australia Pty Ltd and Freightliner Coal Haulage Pty Ltd:

(1)	in the High Court of Australia, on 15 September 2016;

(2)	in the Federal Court of Australia, on 14 September 2016;

(3)	in the Supreme Courts of New South Wales and the Northern Territory on 16 September 2016;

(4)	in the Supreme Courts of South Australia and Western Australia, on 14 September 2016.

10.2	Liability caps and thresholds

(a)	(Maximum aggregate liability for all Claims)

(i)	Subject to paragraph (a)(ii), the maximum aggregate amount that each Co- Investor Party may recover (whether by way of damages or otherwise) in respect of:

(A)	Claims for breaches of Fundamental Warranties (other than the GWI Warranty in section 3.5 of Schedule 2 in respect of the Concession Deed) is 100% of that Co-Investor Party’s Partnership Contribution Amount; and

(B)	all Claims (other than Claims described in clause 10.2(a)(i)(A)) is 25% of that Co-Investor Party’s Partnership Contribution Amount.

(ii)	The maximum aggregate amount that the Co-Investor Parties may recover in respect of all and any Claims in any way relating to this Agreement or the transactions contemplated by it (whether by way of damages or otherwise) whenever made is 100% of the aggregate Partnership Contribution Amount of all Co-Investor Parties.

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(b)	(Thresholds) Except in respect of the indemnity under clause 11.1, no member of GWI Group will be liable to make any payment (whether by way of damages or otherwise) for or in connection with any Claim:

(i)	if the amount finally adjudicated or agreed against GWI Group in respect of the Claim (or a series of Claims relating to the same or substantially similar facts, matters or circumstances or made in respect of the same warranty) is less than A$200,000; and

(ii)	until the total of all amounts finally adjudicated or agreed against GWI Group in respect of all Claims that would, but for this paragraph (b)(ii), be payable under paragraph (b)(i), exceeds A$2,000,000, in which case the Co-Investor Parties will recover the full amount of such Claims, and not just the excess.

10.3	Claims and conditions of payment

Despite any other provision of this Agreement, each of the following applies in respect of this Agreement:

(a)	(Notice of Claims):

(i)	No member of the GWI Group will be liable to make any payment (whether by way of damages or otherwise) for any Claim unless the Claim is made in writing by the Co-Investor Parties against GWI setting out full details (including details of the fact, circumstance or matter giving rise to the Claim, the nature of the Claim, the Co-Investor Parties’ calculation of the loss suffered) as soon as reasonably practicable after the Co-Investor Parties become aware of the fact, circumstance or matter on which the Claim is based and, in any event:

(A)	subject to paragraph (B), on or before the date that is 18 months after the Completion Date; or

(B)	where the Claim relates to a Tax Claim, on or before the date that is four years after the Completion Date, unless the Tax Claim relates to transfer pricing, in which case, on or before the date that is seven years after the Completion Date.

(b)	(Actions of the Co-Investor Parties) GWI Group’s Liability in respect of any Claim to a Co-Investor Party will be reduced or extinguished (as the case may be) to the extent that the Claim has arisen as a result of any act or omission after Completion by or on behalf of that Co-Investor Party.

(c)	(Actions of GWI) GWI Group’s Liability in respect of any Claim to a Co-Investor Party will be reduced or extinguished (as the case may be) to the extent that the Claim has arisen as a result of any act or omission by or on behalf of GWI Group where a Co-Investor Party has requested or consented or is taken to have consented to that act or omission under this Agreement.

(d)	(Credit) If after a member of the GWI Group has made any payment to any Co-Investor Party for any Claim, a Co-Investor Party receives any benefit or credit by reason of matters to which the Claim relates then that Co-Investor Party must immediately repay to GWI a sum corresponding to the amount of the payment or (if less) the amount of the benefit or credit.

(e)	(No indirect loss) No member of the GWI Group will be liable to make any payment (whether by way of damages or otherwise) to any Co-Investor Party in respect of any

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Claim for any Consequential Loss however arising, provided that nothing in this clause 10.3(e) shall operate to restrict or otherwise affect the entitlement of the Co-Investor Parties to compensation for any loss covered under the normal common law measure of damages (being damages which may fairly and reasonably be considered to arise naturally in the usual course of things from the breach) in order to compensate for direct loss actually suffered or incurred by the Co-Investor Parties and where a Court determines that the measure of damages shall include a diminution in the value of the Partnership Interests, GWI agrees not to object to such loss being calculated on the basis that the Co-Investor Parties’ valuation of the GWA Group was prepared using the discounted cash flow valuation methodology.

(f)	(No multiple Claims) No member of the GWI Group will be liable to make any payment (whether by way of payment of damages or otherwise) for any Claim to the extent that a Co-Investor Party recovers, or is compensated for Liability arising out of any fact, matter or circumstance giving rise to the Claim, under an agreement entered into pursuant to this Agreement. This clause does not prevent the Co-Investor Party entitled to make a Claim under any agreement entered into pursuant to this Agreement from commencing that Claim. However, if for any reason more than one amount is paid in respect of the same Liability, the Co-Investor Party must ensure that the additional amount is immediately repaid to GWI.

(g)	(General limitations) No member of GWI Group will be liable to make any payment (whether by way of payment of damages or otherwise) for any Claim to the extent that any Liability:

(i)	(breach of Law or contract) could only have been avoided by a member of the GWI Group breaching its obligations at Law or under this Agreement or an agreement entered into pursuant to this Agreement;

(ii)	(change in Law or interpretation) arises from:

(A)	any legislation not in force at the date of this Agreement including legislation which takes effect retrospectively;

(B)	a change in the judicial interpretation of the Law in any jurisdiction after the date of this Agreement; or

(C)	a change in the administrative practice of any Governmental Agency after the date of this Agreement including any change which takes effect retrospectively;

(iii)	(legal costs) is an amount on account of legal costs which were not reasonably incurred by the Co-Investor Parties; or

(h)	(remediable loss) is remediable, provided it is remedied to the satisfaction of the Co-Investor Parties, acting reasonably, within 30 Business Days after GWI receives written notice of the Claim in accordance with clause 10.3(a).

10.4	Co-Investor Parties’ acknowledgments

Each Co-Investor Party acknowledges and agrees that:

(a)	except as expressly set out in this Agreement, no member of the GWI Group nor any other person acting on behalf of or associated with the GWI Group and their respective Representatives has made any representation, given any advice or given any warranty or undertaking, promise or forecast of any kind in relation to the Partnership Interests, the GWA Group, the Business, GRail or its business, the Disclosure Material or this Agreement;

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(b)	without limiting paragraph (a), no representation, no advice, no warranty, no undertaking and no promise is given in relation to:

(i)	any economic, fiscal or other interpretations or evaluations by GWI or any person acting on behalf of or associated with GWI or any other person;

(ii)	future matters, including future or forecast costs, production, prices, revenue, profits or performance;

(iii)	any forward-looking statements, plans, estimates, forecasts or projections that are included in the Disclosure Material (Estimates and Forecasts) including the assumptions on which they are based, and the Co-Investor Parties acknowledges that such Estimates and Forecasts are inherently uncertain and that actual future results and performance may vary from that anticipated in the Estimates and Forecasts and such variations may be material;

(iv)	the principles to be applied by Governmental Agencies with respect to the regulation of the mining industry or any part of it and, in particular, matters affecting production, revenue, labour costs, prices and charges and service levels; or

(v)	the regulation of the rail industry (including any act or omission by any Governmental Agency) and other industries (and the relationship of such other industry regulation to the regulation of the rail industry);

(c)	without limiting paragraphs (a) or (b), and except for the statements made in this Agreement (including GWI’s Warranties), no statement or representation:

(i)	has induced or influenced that Co-Investor Party to enter into this Agreement or agree to any or all of its terms;

(ii)	has been relied on in any way as being accurate by that Co-Investor Party;

(iii)	has been warranted to that Co-Investor Party as being true; or

(iv)	has been taken into account by that Co-Investor Party as being important to that Co-Investor Party’s decision to enter into this Agreement or agree to any or all of its terms; and

(v)	it has competently and diligently carried out all relevant investigations and has examined and acquainted itself concerning:

(A)	the contents, correctness and sufficiency of the Disclosure Material;

(B)	the risks, contingencies and other circumstances which could affect its decision to enter into this Agreement; and

(C)	all amounts payable by the parties under this Agreement.

10.5	Release

To the extent permitted by Law, each Co-Investor Party releases each Indemnified Party from, and agrees not to make, and waives any right it might have to make, any Claim against any Indemnified Party in relation to anything referred to in clause 10.4.

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10.6	Mitigation of Liability

(a)	Each Co-Investor Party must:

(i)	take all reasonable actions to mitigate any Liability that may give rise to a Claim; and

(ii)	not omit to take any reasonable action that would mitigate any Liability that may give rise to a Claim.

(b)	If a Co-Investor Party does not comply with clause 10.6(a) and compliance with clause 10.6(a) would have mitigated the Liability, GWI is not liable to that Co-Investor Party for the amount by which the Liability would have been reduced.

10.7	Statutory actions

(a)	To the maximum extent permitted by Law, each Co-Investor Party agrees not to make and waives any right it might have to make any Claim against any member of the GWI Group or any of their respective Representatives, whether in respect of GWI’s Warranties, or otherwise, under:

(i)	Part 7.10 of the Corporations Act;

(ii)	the Australian Securities and Investments Commission Act 2001 (Cth) in connection with a breach of section 12DA of that Act;

(iii)	the Australian Consumer Law (as contained in Schedule 2 of the Competition and Consumer Act 2010 (Cth) and equivalent State and Territory fair trading legislation); or

(iv)	any corresponding or similar provision of any Australian State or Territory legislation or any similar provision of any legislation in any relevant jurisdiction or any other applicable Laws,

(each a Statutory Claim).

(b)	Each Co-Investor Party indemnifies and agrees to hold harmless GWI and its Representatives and each other member of the GWI Group and their Representatives (each an Indemnified Party) from and against all Liability arising directly or indirectly from or in connection with a Statutory Claim made against any member of the GWI Group by that Co-Investor Party. GWI holds the benefit of this clause 10.7(b) on trust for each other Indemnified Party to the extent this clause 10.7(b) applies to those Indemnified Parties and is entitled to enforce this clause 10.7(b) on behalf of the other Indemnified Parties.

10.8	Proceedings in respect of a Claim

Unless GWI otherwise agrees, any Claim by a Co-Investor Party against any member of the GWI Group will be taken to be waived or withdrawn and will be barred and unenforceable (if such Claim has not been previously satisfied, settled or withdrawn) unless legal proceedings in respect of the Claim have been issued and served on GWI within 6 months of the service of the notice of such Claim on GWI under clause 10.3(a) and for this purpose legal proceedings will not be deemed to have been commenced unless they have been properly issued and validly served on GWI.

10.9	Insurance and recovery under any other right

(a)	No member of the GWI Group will be liable to a Co-Investor Party under a Claim to the extent that, in respect of any fact, matter or circumstance which gives or may give rise to a Claim, that Co-Investor Party:

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(i)	is entitled to claim, from a person other than a member of the GWI Group, an indemnity against any loss or damage suffered by the Co-Investor Party, or is entitled to claim under the terms of any insurance policy of or applicable to that Co-Investor Party in respect of that fact, matter or circumstance to which the Claim relates; or

(ii)	is otherwise entitled to recover from a person other than a member of the GWI Group in respect of any loss or damage suffered by that Co-Investor Party arising out of the fact, matter or circumstance to which the Claim relates.

(b)	If, after any member of the GWI Group has made a payment to a Co-Investor Party pursuant to a Claim, a that Co-Investor Party receives a payment or benefit from another person (including an insurer) in respect of the fact, matter or circumstance to which the Claim relates, that Co-Investor Party must repay to GWI the amount received from the member of the GWI Group or, if less, the amount of the payment or benefit received by that Co-Investor Party.

10.10	Remedies for breach of warranties

Each Co-Investor Party acknowledges that its sole remedy for a breach of GWI’s Warranty is damages and it has no right to terminate or cancel this Agreement (whether before or after Completion) as a result of any matter, information or circumstance, including for misrepresentation, repudiation, anticipatory breach or breach or for or in respect of any matter giving rise to or the subject of a Claim.

10.11	No Liability where breach

Without limiting the operation of any other provision of this Agreement, GWI’s Liability to a Co- investor Party in respect of any breach of any GWI Warranty or any provision of this Agreement will be reduced or extinguished to the extent that its position is prejudiced or compromised by any breach by the Co-Investor Party of any provision of this Agreement.

10.12	Independent limitations

Each qualification and limitation in this clause 10 is to be construed independently of the others and is not limited by any other qualification or limitation.

10.13	Fraud

The limitations in clause 10 do not apply in relation to any Claim under or in connection with this Agreement arising out of the fraud of GWI or its Representatives.

10.14	Reduction of the Partnership Contribution Amount

Any amount (whether by way of damages or otherwise) received by a Co-Investor Party as compensation for any breach by GWI of this Agreement will be in reduction and as a reimbursement of that Co-Investor Party’s Partnership Contribution Amount.

10.15	Benefit of Clause 10

GWI holds on trust for each other member of the GWI Group the benefit of this clause 10 and is entitled to enforce this clause 10 on behalf of each other member of the GWI Group.

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11	Tax indemnity

11.1	Tax indemnity

GWI indemnifies the Co-Investor Parties and must pay to the Co-Investor Parties an amount equal to 48.9% of:

(a)	any Taxes payable by any member of the GWA Group under a Tax Notice (whether payable before, on or after Completion), to the extent that the Tax relates to:

(i)	any period or part period, up to and including Completion; and

(ii)	any of:

(A)	the loan made by GWI International BV to the GWA Partnership;

(B)	the loan made by GWI Holdings Pty Ltd to GWI UK Acquisition Company Limited; or

(C)	the CP Restructuring Steps; and

(b)	all reasonable costs and expenses incurred by any member of the GWA Group in managing an inquiry or conducting any disputing action, to the extent that those Tax costs arise from or relate to any of the matters for which GWI is liable under clause 11.1(a), except to the extent relating to any Liability in respect of which there is an accrual, allowance, provision or reserve for that Liability specifically in the 2015 Audited Accounts, 2015 Accounts or the 2016 Accounts or to extent provided for in the Completion Working Capital Adjustment.

12	Co-Investor Party Warranties

12.1	Co-Investor Party Warranties

(a)	Each Co-Investor Party represents and warrants in respect of itself to GWI that, as at the date of this Agreement and at Completion, each of the Co-Investor Party Warranties is correct.

(b)	Each Co-Investor Party that is a trust, represents and warrants in respect of itself that, as at the date of this Agreement and at Completion, each of the Trustee Warranties is correct.

12.2	Continued operation

The Co-Investor Party Warranties will remain in full force and effect after the Completion Date despite Completion.

13	Confidentiality

13.1	Confidentiality

(a)	Subject to clause 13.2, and without limiting the Confidentiality Arrangement, a party must not disclose, or use for a purpose other than contemplated by this Agreement, the existence of and terms of this Agreement or any unpublished information or documents supplied by the other party in connection with this Agreement (Confidential Information).

(b)	Subject to clause 13.2, a party may not make any public announcement relating to this Agreement or the Partnership Transaction (including the fact that the parties have executed this Agreement) unless the other parties (acting reasonably) have consented to the announcement, including the form and content of that disclosure.

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13.2	Permitted disclosure

(a)	A party may disclose any Confidential Information:

(i)	to the other party to this Agreement;

(ii)	to its Related Bodies Corporate;

(iii)	to its investors and potential investors where disclosure is required for the purposes of raising further funds by the party or reporting obligations to its investors;

(iv)	in the case of the Co-Investor Parties, to PGGM and its Representatives;

(v)	under corresponding obligations of confidence as imposed by this clause, to its legal and financial advisors and auditors;

(vi)	which is at the time lawfully in the possession of the proposed recipient of the Confidential Information through sources other than the other party to this Agreement;

(vii)	in enforcing this Agreement or in a proceeding arising out of or in connection with this Agreement or to the extent that disclosure is regarded by it acting reasonably as necessary to protect its interests;

(viii)	if required under a binding order of a Governmental Agency or under a procedure for discovery in any proceedings;

(ix)	if required under any Law or any administrative guideline, directive, request or policy (including administrative guidelines, directives, requests or policies of a Governmental Agency) whether or not having the force of Law and, if not having the force of Law, the observance of which is in accordance with the practice of responsible corporate entities;

(x)	as required or permitted by this Agreement; or

(xi)	with the prior consent of the other party to this Agreement.

13.3	Survival of obligation

This clause survives the termination of this Agreement.

14	GST

14.1	Definitions

Unless the context requires otherwise, words and phrases used in this clause 14 that have a specific meaning in the GST Law (as defined in the GST Act) will have the same meaning in this clause 14.

14.2	Recovery of GST

If GST is payable, or notionally payable, on a supply made under, by reference to or in connection with this Agreement, the party providing the consideration for that supply must pay as additional consideration an amount equal to the amount of GST payable, or notionally payable, on that supply (the GST Amount). Subject to the prior receipt of a tax invoice, the GST Amount is payable at the same time that the other consideration for the supply is provided. This clause does not apply to the extent that the consideration for the supply is expressly stated to be GST inclusive or the supply is subject to reverse charge.

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14.3	Liability net of GST

Where any indemnity, reimbursement or similar payment under this Agreement is based on any cost, expense or other liability incurred, it will be reduced by any input tax credit entitlement, or notional input tax credit entitlement, in relation to the relevant cost, expense or other liability.

14.4	Adjustment events

If an adjustment event occurs in relation to a supply made under or in connection with this Agreement, the GST Amount will be recalculated to reflect that adjustment and an appropriate payment will be made between the parties.

14.5	Survival

This clause will not merge upon completion and will continue to apply after the expiration or termination of this Agreement.

15	General

15.1	Limitation of liability of the Trustees

(a)	Each Trustee enters into this Agreement in its capacity as trustee of the Relevant Trust and in no other capacity.

(b)	The parties acknowledge that each Trustee incurs the relevant Trustee Liabilities solely in its capacity as trustee of the Relevant Trust.

(c)	Subject to sub clause 15.1(e), a Trustee Liability may be enforced against the relevant Trustee only to the extent to which:

(i)	the Trustee is actually indemnified in respect of that Trustee Liability out of the property of the Relevant Trust; and

(ii)	there is sufficient property held by the Trustee as trustee at the time, which is available to meet that indemnity (after all Trust assets have been allocated to meet the indemnity and any other valid claims).

(d)	Subject to sub clause 15.1(e), no person will be entitled to:

(i)	claim from or commence proceedings against the Trustee in respect of any Trustee Liability in any capacity other than as trustee of the Relevant Trust;

(ii)	enforce or seek to enforce any judgment in respect of any Trustee Liability against any property of the Trustee other than property held by the Trustee as trustee of the Relevant Trust;

(iii)	take any steps to procure or support the appointment of a liquidator, administrator or any other similar office holder to the Trustee on the basis of a Trustee Liability, or prove in any liquidation, administration or arrangement of or affecting the Trustee; or

(iv)	in respect of a Trustee Liability, appoint or take any steps to procure or support the appointment of a receiver or receiver and manager to any property of the Trustee, other than property which is held by it in its capacity as trustee of the Relevant Trust.

(e)	The restrictions in clauses 15.1(c) and 15.1(d) do not apply to any Trustee Liability to the extent to which there is, whether under the constituent documents of the relevant Trust or by operation of Law, a reduction in the extent of the Trustee’s indemnification, or in respect of which the Trustee is not entitled to be indemnified, out of the property of the Relevant Trust, as a result of the Trustee’s fraud, gross negligence or breach of trust.

Partnership Investment Agreement

(f)	The liability of a Trustee for the purposes of clause 15.1(e) will be reduced to the extent to which the act or omission was caused or contributed to by any failure of any other party to fulfil its obligations relating to the Relevant Trust or by any other act or omission of any other Party.

(g)	No attorney, agent or other person appointed in accordance with this document has authority to act on behalf of the Trustee in its personal capacity a way which exposes the Trustee to any personal liability, and no act or omission of such a Person will be considered fraud, gross negligence or breach of trust of the Trustee for the purposes of clause 15.1(e).

(h)	This limitation of the Trustee’s Liability applies despite any other provisions of this document and extends to all Trustee Liabilities of the Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Agreement or its performance.

15.2	Claims against PGGM LP

As PGGM Infrastructure Fund 2016 is not a partnership (personenvennootschap) nor a legal entity (rechtspersoon) under Dutch law, any claims against the PGGM Infrastructure Fund 2016 and / or the PGGM LP are against the PGGM LP as such, and not against the participants in the PGGM Infrastructure Fund 2016 who, accordingly, are not liable for these claims. Recourse for such claims shall be limited to the assets held by PGGM LP on behalf of the PGGM Infrastructure Fund 2016.

15.3	Entire agreement

This Agreement contains the entire agreement between the parties with respect to its subject matter. It sets out the only conduct, representations, warranties, covenants, conditions, agreements or understandings (collectively Conduct) relied on by the parties and supersedes all earlier Conduct by or between the parties in connection with its subject matter. None of the parties has relied on or is relying on any other Conduct in entering into this Agreement and completing the transactions contemplated by it.

15.4	Governing law

This Agreement is governed by the Laws of South Australia. In relation to it and related non- contractual matters each party irrevocably submits to the non-exclusive jurisdiction of courts with jurisdiction in Australia, and waives any right to object to the venue on any ground.

15.5	Amendment

This Agreement may be amended only by another agreement executed by all the parties.

15.6	Costs and duty

(a)	Unless otherwise agreed in writing between the parties, each party must bear its own costs arising out of the negotiation, preparation and execution of this Agreement.

(b)	All duty (including stamp duty and any fines, penalties and interest) that may be payable on or in connection with:

(i)	the Partnership Transaction, must be borne by the Co-Investor Parties;

(ii)	the CP Restructuring Steps, must be borne by GWI;

(iii)	the debt refinancing, must be borne by the relevant member of the GWA Group; and

(iv)	the GRail Transaction, must be borne by GWI Acquisitions Pty Ltd.

Partnership Investment Agreement

15.7	Remedies Cumulative

The rights, powers and remedies provided in this Agreement are in addition to, and do not exclude or limit, any right, power or remedy provided by law or equity or by any agreement.

15.8	Notices

Any notice, demand, consent or other communication (a Notice) given or made under this Agreement:

(a)	must be in writing and signed by the sender or a person duly authorised by the sender (or in the case of email, set out the full name and position or title of the sender or person duly authorised by the sender);

(b)	must be delivered to the intended recipient by prepaid post (if posted to an address in another country, by registered airmail) or by hand, fax or email to the address, fax number or email address below or the address, fax number or email address last notified by the intended recipient to the sender:

(i)	to GWI:	Genesee & Wyoming Inc.

Address: 20 West Avenue, Darien, Connecticut 06820, U.S.A.

Fax No.: +1 203 656 1092

Attention: General Counsel

(ii)	to MAIF LP:	Macquarie Specialised Asset Management Limited as trustee for MAIF Investment Trust

Address: Level 6, 50 Martin Place, Sydney, New South Wales, 2000

Fax No: +61 2 8232 6510

Attention: Christine Williams / David Anderson

With a copy to:

Macquarie Asia Infrastructure Fund Management Limited

Address: PO Box 1093 Queensgate House, Grand Cayman KY1-1102, Cayman Islands

Fax: +13459457100

Email: cayman@maplesfs.com

Attention: Company Secretary

(iii)	to MAIT LP	Macquarie Australian Infrastructure Management 1 Limited as trustee for Macquarie Australian Infrastructure Trust 1

Address: Level 6, 50 Martin Place,
Sydney, New South Wales, 2000

Partnership Investment Agreement

Fax No: +61 2 8232 6510

Email: miralegal@macquarie.com

Attention: Company Secretary

(iv)	MIRA GP	Scissor Holdings Pty Ltd

Address: Level 6, 50 Martin Place, Sydney, New South Wales, 2000 [

Fax No: +61 2 8232 6510

Email: miralegal@macquarie.com

Attention: Company Secretary

(v)	PGGM LP	Stichting Depositary PGGM Infrastructure Funds, acting in its capacity as title holder of PGGM Infrastructure Fund 2016

Attention: Han Claessens and Erik van den Berg

Address: Noordweg Noord 150, 3704 JG Zeist, The Netherlands

Email: Han.Claessens@pggm.nl / Erik.van.den.Berg@pggm.nl

(c)	will be conclusively taken to be duly given or made:

(i)	in the case of delivery in person, when delivered;

(ii)	in the case of delivery by post, 6 Business Days after the date of posting (if posted to an address in the same country) or ten days after the date of posting (if posted to an address in another country);

(iii)	in the case of fax, on receipt by the sender of a transmission control report from the despatching machine showing the relevant number of pages and the correct destination fax number or name of recipient and indicating that the transmission has been made without error; and

(iv)	in the case of email, the earlier of:

(A)	the time that the sender receives an automated message from the intended recipient’s information system confirming delivery of the email;

(B)	the time that the email is first opened or read by the intended recipient, or an employee or officer of the intended recipient; and

(C)	two hours after the time the email is sent (as recorded on the device from which the sender sent the email) unless the sender receives, within that two hour period, an automated message that the email has not been delivered, but if the result is that a Notice would be taken to be given or made:

(v)	in the case of delivery by hand, post or fax, at a time that is later than 5pm;

(vi)	in the case of delivery by email, at a time that is later than 7pm; or

Partnership Investment Agreement

(vii)	on a day that is not a business day,

in the place specified by the intended recipient as its postal address under clause 15.8(b), it will be conclusively taken to have been duly given or made at the start of business on the next business day in that place.

15.9	No Merger

The rights and obligations of the parties will not merge on the completion of any transaction contemplated by this Agreement. They will survive the execution and delivery of any assignment or other document entered into for the purpose of implementing any such transaction.

15.10	Assignment

No party can assign, charge, encumber or otherwise deal with any rights and obligations under this Agreement (an Assignment), or attempt or purport to do so, without the prior written consent of:

(a)	in the case of an Assignment by GWI, the Co-Investor Parties; and

(b)	in the case of an Assignment by a Co-Investor Party, GWI.

15.11	Further Assurances

Each party must do anything (including executing agreements and documents) reasonably necessary to give full effect to this Agreement and the transactions contemplated by it.

15.12	No Waiver

No failure to exercise nor any delay in exercising any right, power or remedy under this Agreement operates as a waiver. A single or partial exercise or waiver of the exercise of any right, power or remedy does not preclude any other or further exercise of that or any other right, power or remedy. A waiver is not valid or binding on the party granting that waiver unless made in writing.

15.13	Service of process

(a)	Without preventing any other mode of service, any document in an action (including, any writ of summons or other originating process or any third or other party notice) may be served on any party by being delivered to or left for that party at its address for service of notices under clause 15.8.

(b)	GWI irrevocably appoints GWIH2 as its agent for the service of process in Australia in relation to any matter arising out of this Agreement. If GWIH2 ceases to be able to act as such or have an address in Australia, GWI agrees to appoint a new process agent in Australia and deliver to the other parties within 2 Business Days a copy of a written acceptance of appointment by the process agent, upon receipt of which the new appointment becomes effective for the purpose of this agreement. GWI must inform the other parties in writing of any change in the address of its process agent within 2 Business Days of the change.

15.14	Severability of Provisions

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction is ineffective as to that jurisdiction to the extent of the prohibition or unenforceability. That does not invalidate the remaining provisions of this Agreement nor affect the validity or enforceability of that provision in any other jurisdiction.

Partnership Investment Agreement

15.15	Counterparts

This Agreement may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.

Partnership Investment Agreement

Schedule 1

GWA Group

G&W Australia Holdings LP (Australian limited partnership)

GWI Acquisitions Pty Ltd

GWI Holdings No. 2 Pty Ltd

GWA (North) Pty Ltd

GWI Holdings Pty Ltd

Genesee & Wyoming Australia Pty Ltd

Viper Line Pty Limited

S A Rail Pty Limited

Genesee & Wyoming Australia Eastern Pty Ltd

ARG Sell Down Holdings Pty Limited

ARG Sell Down No1 Pty Limited

ARG Sell Down No2 Pty Limited

GWA Holdings Pty Limited

GWA Northern Pty Limited

GWA Operations North Pty Limited

Freightliner Australia Pty Limited

FLA Coal Services Pty Limited

Freightliner Australia Coal Haulage Pty Ltd

Partnership Investment Agreement

Schedule 2

GWI Warranties

1	Incorporation and Authorisation

1.1	Incorporation

(a)	GWI is duly incorporated and validly exists under the Law of its place of incorporation.

(b)	GWI is not insolvent and no receiver has been appointed over any part of its assets and no such appointment has been threatened in writing.

(c)	GWI is not in liquidation or official management and no proceedings have been brought or threatened for the bona fide purpose of winding up GWI or placing it under official management.

(d)	No administrator has been appointed to GWI nor has any deed of company arrangement been executed or proposed in respect of GWI.

(e)	To the best of GWI’s knowledge, there are no facts, matters or circumstances which give any person the right to apply to liquidate or wind up GWI or place GWI under official management.

1.2	Due authorisation

(a)	The execution and delivery of this Agreement has been properly authorised by all necessary corporate action of GWI.

(b)	GWI has full corporate power and lawful authority to execute and deliver this Agreement and to consummate and perform or cause to be performed its obligations under this Agreement and each transaction contemplated by this Agreement to be performed by it.

(c)	This Agreement constitutes a legal, valid and binding obligation of GWI, enforceable in accordance with its terms by appropriate legal remedy.

(d)	The execution, delivery and performance by GWI of this Agreement and each transaction contemplated by this Agreement does not or will not (with or without the lapse of time, the giving of notice or both) contravene, conflict with or result in a breach of or default under:

(i)	any provision of the constitution of GWI;

(ii)	any material term or provision of any security arrangement, undertaking, agreement or deed; or

(iii)	any writ, order or injunction, judgement, Law, rule or regulation to which it is a party or is subject or by which it is bound.

2	Title Warranties

2.1	Partnership

(a)	Prior to Completion;

(i)	GWI Holding BV; and

(ii)	until the date of transfer of the interests of GWI International BV to GWA GP NewCo, GWI International BV; or

(iii)	on and from the date of transfer of the interests of GWI International BV to GWA GP NewCo, GWA GP NewCo,

Partnership Investment Agreement

are the only partners of the GWA Partnership and their respective interests in the GWA Partnership are GWI International BV 1% and GWI Holding BV 99%.

(b)	Other than as specified in this Agreement there has been no offer to admit any other entities to the GWA Partnership.

(c)	On Completion, the Co-Investor Parties or their Nominees will be issued with the full legal and beneficial title to the Partnership Interests free and clear of any Security Interest or claim of any person.

3	General Warranties

3.1	Disclosure Material

(a)	The Disclosure Material was prepared in good faith and with reasonable care by GWI.

(b)	To the best of GWI’s knowledge, the Disclosure Material is accurate and not misleading in all material respects and contains all information:

(i)	that is material to the Business; or

(ii)	relating to the Business that, to the best of GWI’s knowledge, would be material to a decision to proceed with, and the terms of, the subscription contemplated by clause 5 of this Agreement (but excluding making the GRail Bid or entering into the GRail Transaction) by the Co-Investor Parties.

(c)	GWI has not deliberately omitted anything from the Disclosure Material that is material to:

(i)	the assets owned and the business operated by GRail;

(ii)	the GWA Group’s decision to proceed with, and the terms of, the GRail Bid or the GRail Transaction; or

(iii)	GRail’s ability to perform its obligations under the Rail Haulage Agreement, on and from GRail Completion.

3.2	The GWA Group

(a)	Each member of the GWA Group (other than the GWA Partnership) is duly incorporated and validly exists under the Laws of the place of its incorporation.

(b)	Each GWA Group member has full corporate power and lawful authority to own its assets and carry on the Business as it is being carried on as at Completion.

(c)	Other than as Fairly Disclosed in the Disclosure Material, as at Completion:

(i)	no loans will be owing by the GWA Group to any member of GWI Group (excluding members of the GWA Group) on any account, except as provided for in this Agreement; and

(ii)	no GWA Group member is party to any guarantee (including any cross guarantee) in favour of a third party that is not a GWA Group member.

(d)	No GWA Group member is insolvent and no receiver has been appointed over any part of the assets of the GWA Partnership or any GWA Group member and no such appointment has been threatened in writing.

(e)	No GWA Group member is in liquidation or official management and no proceedings have been brought or threatened for the bona fide purpose of winding it up or placing it under official management.

Partnership Investment Agreement

(f)	To the best of GWI’s knowledge, there are no facts, matters or circumstances which give any person the right to apply to liquidate or wind up any GWA Group member or place any GWA Group member under official management.

(g)	The affairs of the each GWA Group member has been conducted in accordance with the relevant entity’s constituent documents.

(h)	Other than as Fairly Disclosed in the Disclosure Material, no person has any right, including a contractual right, an option, a right of first refusal, a right of pre-emption or other right, to acquire or to restrain any person from acquiring any shares or other securities in the capital of any member of the GWA Group that has not been waived.

(i)	The following members of the GWA Group are dormant and have not, in the 12 months prior to Completion, carried on any business or undertaken any activities:

(i)	GWA Holdings Pty Limited;

(ii)	GWA Operations North Pty Limited;

(iii)	ARG Sell Down No2 Pty Limited;

(iv)	ARG Sell Down Holdings Pty Limited;

(v)	ARG SellDown No1 Pty Ltd; and

(vi)	GWA Northern Pty Ltd.

3.3	Assets of GWA Group

(a)	As at the date the fixed asset register contained in the Data Room was prepared, each asset listed in that fixed asset register is the absolute property of, and legally and beneficially owned by, and under the possession or control of, the GWA Group member except for:

(i)	any Permitted Security Interest; or

(ii)	any item Fairly Disclosed in the Disclosure Material as being subject to hire purchase, lease or rental agreements,

and since the date of the fixed asset register contained in the Data Room there has been no disposal of any material assets.

(b)	No notice has been served on the GWA Partnership or a GWA Group member by any Governmental Agency which might materially impair, prevent or otherwise interfere with the GWA Partnership’s or the GWA Group member’s use of or proprietary rights in any of the assets listed in the fixed asset register contained in the Data Room.

(c)	Maintenance contracts are in full force and effect in respect of all items of Plant and Equipment which it is normal or prudent to have maintained by outside or specialist contractors.

(d)	The Plant and Equipment comprise all plant and equipment with a value of A$200,000 or more that are necessary to operate the Business.

3.4	Property

(a)	Except as Fairly Disclosed in the Disclosure Material:

(i)	the GWA Group has exclusive enjoyment and occupation of the Property Title;

(ii)	all right, title and interest in the Property Title is held by GWA Group free and clear of any Security Interest (except for any Permitted Security Interest);

Partnership Investment Agreement

(iii)	no GWA Group member has entered into any arrangement with any other party in relation to the Leases which might materially impair, prevent or otherwise interfere with the GWA Partnership’s or the GWA Group’s use or enjoyment of any of the Leases;

(iv)	there is no material default by the GWA Group under the Leases;

(v)	a GWA Group member has not knowingly waived in writing any material breach of covenant, material obligation or material restriction in favour of the GWA Partnership or a GWA Group member under the Leases which might materially impair, prevent or otherwise interfere with the GWA Partnership’s or the GWA Group’s use or enjoyment of any of the Leases; and

(vi)	to the best of GWI’s knowledge, each Lease is valid, subsisting and enforceable against the other counterparty listed in the relevant Lease and binding on the parties to it, in accordance with its terms.

(b)	No notices have been received by the GWA Partnership or a GWA Group member from, and to the best of GWI’s knowledge, there are no orders, declarations, reports, recommendations or proposals of, a Governmental Agency which would materially affect the use of the Property Title or the Leases (present or future) or require the doing of material works or expenditure of money in material amounts in relation to the Property Title or Leases.

(c)	To the best of GWI’s knowledge, no notice has been issued by any Governmental Agency or proceedings instituted in a court pursuant to any statute whereby the interest in the Property Title or Leases may be rendered liable to forfeiture to the Crown.

(d)	Apart from the Property Title and the Leases, the GWA Group does not own or lease any land within Australia.

3.5	Material contracts

To the best of GWI’s knowledge:

(i)	no party to a Contract has done or permitted to be done or failed to do anything that is a material breach or default under a Contract or would be likely to cause any of the Contracts to be terminated or give an other party to the Contract the right to claim damages;

(ii)	each Contract is valid, binding and enforceable against each other counterparty to that Contract, in accordance with its terms;

(iii)	no party to a Contract will, or is likely to cease or materially reduce its trading with the GWA Partnership or a GWA Group member as a result of the Partnership Transaction;

(iv)	there has been no failure by GWI or any member of GWA Group that is a party to a Contract to comply with a material obligation under any of the Contracts that would have a material adverse effect on the GWA Group; and

3.6	Native title and Aboriginal land rights

(a)	No member of the GWA Group has suffered:

(i)	any material Liabilities as a result of any Native Title or Aboriginal Land Rights Issue in relation to any Property Title or Leases; or

(ii)	any impact as a result of a Native Title or Aboriginal Land Rights Issue on the validity or otherwise of any Property Title or Leases.

Partnership Investment Agreement

(b)	To the best of GWI’s knowledge:

(i)	there is no Native Title or Aboriginal Land Rights Issue in respect of the Business which would materially prevent, hinder, disrupt, delay or interfere with the carrying out of the Business; and

(ii)	there are no circumstances that GWI is aware of which are reasonably likely to give rise to a future Native Title or Aboriginal Land Rights Issue in respect of the Business which would materially prevent, hinder, disrupt, delay or interfere with the carrying out of the Business.

3.7	Approvals, Environment and Safety

(a)	The GWA Group holds all material licences, authorisations and permits from relevant Governmental Agencies necessary or desirable to own the assets and carry on all aspects of the Business.

(b)	The Rail Accreditations have not lapsed, been cancelled, forfeited, surrendered or suspended or have otherwise ceased to have effect.

(c)	GWI is not aware of any fact, matter or circumstance that GWI considers, acting reasonably, would result in the cancellation, forfeiture, surrender or suspension of the Rail Accreditations or the imposition of any material new or varied conditions under the Rail Accreditations.

(d)	The GWA Partnership and the members of the GWA Group have each complied in all material respects with Environmental Law.

(e)	The GWA Group has not received written notice of any civil, criminal or administrative claims, demands, actions, suits or orders from a Governmental Agency or a third party:

(i)	under Environmental Law applicable to the Business; or

(ii)	in relation to the Rail Accreditations.

(f)	To the best of GWI’s knowledge:

(i)	there are no outstanding requirements for material payments or capital expenditure under any licence, authorisation or permit from a relevant Governmental Agency held by the GWA Group; and

(ii)	there is no threatened civil, criminal or administrative claim, demand, action, suit or order from a Governmental Agency or a third party:

(A)	under Environmental Law applicable to the Business; or

(B)	in respect of the Rail Accreditations,

in each case, that would be prejudicial to the owner of the Business.

(g)	Other than as Fairly Disclosed in the Disclosure Material, to the best of GWI’s knowledge, there is no Contamination in, on, under or emanating from any of the land occupied or controlled by a member of the GWA Group that would have a material adverse impact on the Business.

(h)	There are no outstanding material notices or prosecutions issued against any member of the GWA Group by any workplace safety authority and full details of all material incidents which might potentially give rise to occupational health and safety notices or prosecutions have been Fairly Disclosed in the Disclosure Material.

Partnership Investment Agreement

3.8	Insurance

All insurance required by law or by the terms of any Contract to be effected by each member of the GWA Group has been effected, is current and in force and to the best of GWI’s knowledge, no fact or circumstance exists that would render any such insurance void, voidable or unenforceable in any material respect.

3.9	Employees

(a)	Each member of the GWA Group has paid all material amounts due and payable under Law or a relevant employment contract, to each Employee (and each former Employee) employed by that member of the GWA Group.

(b)	There is no industrial dispute affecting the Employees and, to the best of GWI’s knowledge, none will arise as a result of the transactions contemplated by this Agreement.

(c)	The Disclosure Material contains a copy of all:

(i)	agreements, arrangements and understandings or award based transitional instruments;

(ii)	Fair Work Australia approved enterprise agreements; and

(iii)	modern awards,

within the meaning of the Fair Work Act 2009 and associated regulations to which any GWA Group member is a party and/or which relate to the remuneration and benefits of the Employees.

(d)	In respect of each Employee (and each former Employee), each member of the GWA Group has complied with in all material respects and has not received any written notice of any material breach by that GWA Group member of, its legal or contractual obligations in relation to any of the Employees employed by that member of the GWA Group.

(e)	No member of the GWA Group has any knowledge of grounds for dismissal of any Employee in respect of any facts, matter or circumstances which may have a material adverse impact on the reputation of the GWA Group, nor is under or likely to be under any obligation to reinstate or reemploy any former Employee.

(f)	No member of the GWA Group is involved in or, to the best of GWI’s knowledge is the subject of any pending, threatened or anticipated regulatory investigation or prosecution regarding any Claims by an Employee or former Employee.

3.10	Financial position

(a)	The 2015 Audited Accounts were prepared in accordance with the Accounting Standards applied on a consistent basis.

(b)	All material liabilities of the GWA Group:

(i)	as at 31 December 2015 are disclosed in or taken into account in the 2015 Accounts; and

(ii)	as at the 30 June 2016, are disclosed in or taken into account in the 2016 Accounts.

(c)	The 2015 Accounts accurately reflect in all material respects the assets and material liabilities and profits and losses of the GWA Group as at 31 December 2015.

(d)	The 2016 Accounts accurately reflect in all material respects the asset and material liabilities and profits and losses of the GWA Group as at 30 June 2016.

Partnership Investment Agreement

(e)	Since 30 June 2016:

(i)	each GWA Group member has carried on its business in the ordinary and usual course; and

(ii)	to the best of GWI’s knowledge, there has been no change in the financial position of the GWA Group from that set forth in the 2016 Accounts except changes none of which individually or in the aggregate has had a material adverse effect on the GWA Group taken as a whole.

3.11	Taxation

(a)	All Taxes which are due and payable to a Tax Authority and for which a member of the GWA Group is liable, whether individually or jointly with another person, have been paid.

(b)	Each member of the GWA Group has created and maintained records to enable it to comply with its obligations (to the extent such obligations exist) to prepare and submit any information, notices, computations, returns and payments required by any Law relating to Tax, and has retained necessary records as required of it by any Law relating to Tax.

(c)	Any information, notice, computation or return which has been submitted by a member of the GWA Group to any Tax Authority in respect of any Tax discloses all material facts that must be disclosed under any Law relating to Tax and is not misleading in any material respect.

(d)	All Tax returns or other documents or notices required by a Law relating to Tax (including, but not limited to, Laws imposing or relating to income tax, fringe benefits tax, goods and services tax, payroll tax, group tax, land tax, water and municipal rates and stamp and customs duty) to be lodged or filed by a member of the GWA Group prior to Completion have been or will be duly lodged or filed.

(e)	All amounts required by any Law relating to Tax to be deducted by or on behalf of a member of the GWA Group from the salary or wages of employees, or from any other amount, have been duly deducted and, where appropriate, duly paid to the relevant Tax Authority in accordance with the relevant Law.

(f)	Genesee & Wyoming Australia Pty Ltd is the Representative Member of a GST Group and has never been a member of any other GST Group.

(g)	Each member of the GWA Group required to be registered for GST, is registered for GST.

(h)	Within the meaning of Division 703 of the Income Tax Assessment Act 1997, all members of the GWA Group (other than Freightliner Australia Pty Limited, FLA Coal Services Pty Limited and Freightliner Australia Coal Haulage Pty Ltd) are members of a validly formed consolidated group of which GWAHLP is head entity.

(i)	No member of the GWA Group has entered into, or been a party to a transaction which knowingly contravenes the anti-avoidance provisions of any Law relating to Tax.

(j)	To the best of GWI’s knowledge, all transactions between the member of a the GWA Group with international related parties are on arm’s length terms.

3.12	Litigation

(a)	There is no current litigation, prosecution, administrative or dispute resolution proceedings (Proceedings) against GWI which is or may be materially prejudicial to GWA Group.

Partnership Investment Agreement

(b)	No written notice has been received by GWI or any member of the GWA Group of any potential Proceedings which may be materially prejudicial to the GWA Group.

(c)	GWI is not aware of any fact, matter or circumstance that GWI considers, acting reasonably, would give rise to any Proceedings related to the GWA Group which may be materially prejudicial to GWA Group.

(d)	Neither GWI nor any other member of the GWA Group has:

(i)	commenced Proceedings against any other party which may be materially prejudicial to the GWA Group and which is outstanding; or

(ii)	issued any written notice concerning any such potential Proceedings.

(e)	To the best of GWI’s knowledge, there is no:

(i)	unsatisfied judgment or award outstanding against the GWA Group or the Assets; or

(ii)	execution or process of any party issued against or levied or enforceable upon or against the GWA Group or the Assets, whether or not the effect of such execution or process has been stayed.

3.13	Compliance with Laws and anti-corruption

(a)	The GWA Group has complied in all material respects with all applicable Laws in respect of its Assets, the Business and the Employees and no material contravention, or allegation of any material contravention, of any applicable Law is known to GWI and, to the best of GWI’s knowledge, there are no facts or circumstances that are likely to give rise to any material contravention or allegation.

(b)	To the best of GWI’s knowledge, no GWA Group member nor any director, officer, employee or agent of any GWA Group member, nor any person acting on any GWA Group member’s behalf, has, in connection with, or otherwise relating to, the operation of the GWA Group’s business, engaged in any activity or conduct that has resulted in or will result in a violation of:

(i)	any applicable Anti-Corruption Laws; or

(ii)	any applicable domestic Laws that implement United Nations or state-imposed sanctions or export controls.

Partnership Investment Agreement

Schedule 3

Co-Investor Party Warranties

1	The Co-Investor Party

(a)	The Co-Investor Party is duly incorporated and validly exists under the Law of its places of incorporation.

(b)	The Co-Investor Party is not insolvent and no receiver has been appointed over any part of its assets and no such appointment has been threatened.

(c)	The Co-Investor Party is not in liquidation or official management and no proceedings have been brought or threatened for the purpose of winding up the Co-Investor Party or placing it under official management.

(d)	No administrator has been appointed to the Co-Investor Party nor has any deed of company arrangement been executed or proposed in respect of the Co-Investor Party.

(e)	To the best of the knowledge of the Co-Investor Party, there are no facts, matters or circumstances which give any person the right to apply to liquidate or wind up the Co- Investor Party or place the Co-Investor Party under official management.

2	Due authorisation

(a)	The execution and delivery of this Agreement has been properly authorised by all necessary corporate action of the Co-Investor Party.

(b)	The Co-Investor Party has full corporate power and lawful authority to execute and deliver this Agreement and to consummate and perform or cause to be performed its obligations under this Agreement and each transaction contemplated by this Agreement to be performed by it.

(c)	This Agreement constitutes a legal, valid and binding obligation of the Co-Investor Party, enforceable in accordance with its terms by appropriate legal remedy.

(d)	The execution, delivery and performance by the Co-Investor Party of this Agreement and each transaction contemplated by this Agreement does not or will not (with or without the lapse of time, the giving of notice or both) contravene, conflict with or result in a breach of or default under:

(i)	any provision of the constitution of the Co-Investor Party;

(ii)	any material term or provision of any security arrangement, undertaking, agreement or deed; or

(iii)	any writ, order or injunction, judgment, Law, rule or regulation to which it is a party or is subject or by which it is bound.

3	Co-Investor Party that is a trustee

(a)	Each Trustee is empowered by the trust deed establishing the trust under which it is appointed as trustee (Trust Deed) to enter into and perform its obligations under this Agreement and to carry out the acts and transactions contemplated by this Agreement.

(b)	All necessary resolutions have been duly passed and all consents, approvals and other procedural matters have been obtained or attended to as required by the Trust Deed.

(c)	The Trustee of the Relevant Trust is the sole trustee of that trust.

Partnership Investment Agreement

(d)	No property of the Relevant Trust is liable to be re-settled or set aside or transferred to any other trust of which the Trustee is trustee.

(e)	The Relevant Trust has not been terminated, nor has any event for the vesting of the assets of the Relevant Trust occurred.

(f)	Subject to the terms of the Trust Deed and limitations which may be imposed by general law, the Trustee’s right of indemnity out of, and lien over, the assets of the Relevant Trust have not been limited in any way.

(g)	Under the terms of applicable laws and the Trust Deed, the Trustee’s right of indemnity out of the assets of the Relevant Trust is only limited in respect of events where the Trustee has failed to properly perform its trustee or responsible entity duties (as applicable).

(h)	To the best of the relevant Co-Investor Party’s knowledge, the Trustee of the Relevant Trust has complied with all obligations and duties under the Trust Deed and at law, where failure to comply would prevent it from properly performing its obligations under this Agreement.

Partnership Investment Agreement

Schedule 4

Amended and Restated Partnership Agreement

GWI International Pty Ltd (as a General Partner)

GWI Holding B.V. (as a Limited Partner)

Scissor Holdings Pty Ltd (as a General Partner)

Macquarie Specialised Asset Management Limited as trustee for the MAIF Investment Trust (as a Limited Partner)

Macquarie Australian Infrastructure Management 1 Limited as trustee for the Scissor Holdings Trust (as a Limited Partner)

Macquarie Australian Infrastructure Management 1 Limited as trustee for the PGGM Ibis LP Trust (as a Limited Partner)

Macquarie Corporate Holdings Pty Ltd

Limited Partnership Agreement for G&W Australia Holdings LP

Deutsche Bank Place

Corner Hunter and Phillip Streets

Sydney NSW 2000 Australia

T +61 2 9230 4000

F +61 2 9230 5333

www.allens.com.au

© Allens Australia 2016

Allens is an independent partnership operating in alliance with Linklaters LLP.

Limited Partnership Agreement for G&W Australia Holdings LP

Contents

1	Definitions and Interpretation		1
	1.1	Definitions	1
	1.2	General interpretation	13
	1.3	Exercise of powers	14

2	Formation of Partnership and its business		14
	2.1	Formation of Partnership	14
	2.2	Registration	14
	2.3	Admission of additional Partners	15
	2.4	Changes in registered particulars	15
	2.5	Admission by substitution	15
	2.6	Tax residency of a General Partner	15
	2.7	Partnership Property	15
	2.8	Name of business	15
	2.9	Documents to bear Partnership name	16
	2.10	Registered office	16
	2.11	Registration Certificate to be displayed	16

3	Duration of the Partnership		16
	3.1	Commencement of Partnership	16
	3.2	Continuity of Partnership	16
	3.3	Cessation of limited partnership	16
	3.4	Duration and dissolution	16

4	Liability of Partners		16
	4.1	Liability of each Partner to Third Parties	16
	4.2	Liability between Partners	17
	4.3	Indemnity of General Partners	17
	4.4	Indemnity by General Partners	17

5	Capital Contributions		17
	5.1	Initial Capital Contributions and Respective Proportions	17
	5.2	Payment date for Capital Contribution	17
	5.3	Additional Capital Contributions	17
	5.4	No obligation of Limited Partners to contribute	18
	5.5	No interest on Capital Contributions	18
	5.6	No withdrawal of Capital Contributions	18

6	Management of the Partnership		18
	6.1	Formation and functions of the Management Committee	18
	6.2	General powers of Representatives and delegation	19
	6.3	Appointment and removal of Representatives	20
	6.4	Appointment and removal of Chairman	20
	6.5	Appointment and removal of Secretary	21
	6.6	Observers	21
	6.7	Initial Representatives	21
	6.8	Use of experts	21
	6.9	Strategic Plan	21
	6.10	Budget	22
	6.11	Announcements, Advertising and Marketing Materials	23
	6.12	Partnership Bank Account	23

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Limited Partnership Agreement for G&W Australia Holdings LP

	6.13	Partnership expenses	23
	6.14	Partner expenses	23
	6.15	Reimbursement of Approved Expenses	23
	6.16	Related Party Transactions	23
	6.17	Preparation of financial accounts	24
	6.18	Partner information rights	26
	6.19	Governance of the GWA Group	26
	6.20	GW Group requirements	26
	6.21	Compensation and management incentive plans	27

7	Meetings of Management Committee		28
	7.1	Meetings	28
	7.2	Quorum	28
	7.3	Agendas for Management Committee meetings	29
	7.4	Minutes	29

8	Voting of Management Committee		29
	8.1	Voting Entitlement of Representatives	29
	8.2	Decisions by simple majority vote	29
	8.3	Reserved Matters	29
	8.4	Decisions contractually binding on Partners	30
	8.5	Circulating resolutions	30

9	Profits and losses of Partnership		30
	9.1	General Partner to receive income	30
	9.2	Determination of profits and losses	30
	9.3	Allocation of profits and losses to Partner Account	30

10	Distributions		30
	10.1	Distributions of Partnership and GWA Group	30
	10.2	Tax withholding	31

11	Additional Financing		31
	11.1	Additional finance	31
	11.2	Call for further funding	31
	11.3	Failure to provide Funding Amount	32
	11.4	Dilution of Non-contributing Partner	33

12	Transfer of Partnership Interests		34
	12.1	Transfer of Partnership Interests generally	34
	12.2	Stapled Partnership Interests	34
	12.3	Exceptions to Stapling	34
	12.4	Effect of Transfer on application of this Agreement	34
	12.5	Disclosures to Third Parties	35
	12.6	Non-complying Transfer ineffective	35

13	Permitted Transfers		35

14	Pre-emption right on Transfers		35

15	Tag Right		37
	15.1	Tag Notice	37
	15.2	Exercise of Tag Right	37
	15.3	Completion of Transfer of Partnership Interest	38

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Limited Partnership Agreement for G&W Australia Holdings LP

16	Exit events		38
	16.1	Exit Notice	38
	16.2	Third Party Sale	38
	16.3	IPO	38
	16.4	Exit mechanics	39
	16.5	Warranties on exit	39

17	Defaulting Partner Transfers		39
	17.1	Default Event	39
	17.2	Default Event Notice	39
	17.3	Defaulting Partner Transfer	40
	17.4	Transfer Price	40
	17.5	Reasonable endeavours	40

18	Competition		41
	18.1	Partners’ covenants not to compete with Partnership	41
	18.2	Application of covenants	41
	18.3	Specified periods	41
	18.4	Specified areas	41
	18.5	Construction and nature of restrictions	42
	18.6	Remedies	42

19	Process upon dissolution		42
	19.1	Application of proceeds on dissolution	42
	19.2	If no General Partner	43
	19.3	Distribution of assets	43
	19.4	Final statement	43

20	Disputes		43
	20.1	Disputes	43
	20.2	Communications without prejudice	44
	20.3	Continued performance of the agreement	44
	20.4	Court proceedings	44

21	Third Party Claims		44
	21.1	Conduct of Third Party Claims	44
	21.2	Funding Third Party Claims	44

22	Partner matters		44
	22.1	Duties of Partners	44
	22.2	Restrictions on Partners	45
	22.3	Representations and Warranties of Partners	45
	22.4	Continuation of Partnership	46
	22.5	Limitation of liability of the Trustees	46

23	Confidentiality		47
	23.1	Confidentiality	47
	23.2	Permitted disclosure	47
	23.3	Return of Confidential Information	48
	23.4	Remedies	48
	23.5	Survival of obligation	49

24	General		49
	24.1	Notices	49
	24.2	Status of Limited Partnership	50
	24.3	Entire Agreement	50
	24.4	Amendment	51

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Limited Partnership Agreement for G&W Australia Holdings LP

	24.5	Assignment	51
	24.6	Counterparts	51
	24.7	Severability of provisions	51
	24.8	Discretion in exercising rights	51
	24.9	Remedies cumulative	51
	24.10	Rights and obligations are unaffected	52
	24.11	Waiver	52
	24.12	Further steps	52

25	Governing law and jurisdiction		52
	25.1	Governing law	52
	25.2	Jurisdiction	52
	25.3	Supervening legislation	52
	25.4	Service of process	52

Schedule 1			53
	Capital Contributions and Respective Proportion as at Investment Date		53

Schedule 2			54
	Admission Certificate		54

Schedule 3			55
	Reserved Matters		55
	Initial Distribution Policy		63

page (iv)

Limited Partnership Agreement for G&W Australia Holdings LP

This Agreement is made on

Parties

1	GWI International Pty Ltd (ACN 616 014 754) of Level 3, 33 Richmond Road, Keswick, South Australia 5035, a General Partner (GW GP).

2	GWI Holding B.V. (Company No. 17072430) registered in The Netherlands of Strawinskylaan 3105, 1077 ZX Amsterdam, The Netherlands, a Limited Partner (GW LP).

3	Scissor Holdings Pty Ltd (ACN 614 520 302) of Level 6, 50 Martin Place, Sydney, New South Wales, 2000 (MIRA GP).

4	Macquarie Australian Infrastructure Management 1 Limited (ACN 077 595 012) as trustee for the Scissor Holdings Trust (ABN 60 744 504 418) of Level 6, 50 Martin Place, Sydney, New South Wales, 2000 (MAIT LP).

5	Macquarie Specialised Asset Management Limited (ACN 087 382 965) as trustee for the MAIF Investment Trust (ABN 56 501 013 400) of Level 6, 50 Martin Place, Sydney, New South Wales, 2000 (MAIF LP).

6	Macquarie Australian Infrastructure Management 1 Limited (ACN 077 595 012) as trustee for the PGGM Ibis LP Trust (ABN 88 741 842 754) of Level 6, 50 Martin Place, Sydney, New South Wales, 2000 (PGGM LP).

7	Macquarie Corporate Holdings Pty Ltd (ACN 096 705 109) of 50 Martin Place, Sydney, New South Wales, 2000 (MCHPL).

Recitals

A	The Partners desire to carry on business with a view to profit in limited partnership on and subject to the following terms.

B	MCHPL is a party to this Agreement for the purposes of clause 18.1(b) only.

It is agreed as follows.

1	Definitions and Interpretation

1.1	Definitions

The following definitions apply unless the context requires otherwise.

Acceptance Notice has the meaning given in clause 11.2(c).

Accepting Partner has the meaning given in clause 14(f).

Accounting Standards means the requirements of the Australian Accounting Standards, other authoritative pronouncements of the Australian Accounting Standards Board, the requirements of the Corporations Act in relation to the preparation and content of accounts and, to the extent that any matter is not covered by them, means generally accepted accounting principles applied from time to time in Australia for entities similar to the Partnership.

Act means the Partnership Act 1891 (SA).

Admission Certificate means a certificate in the form of Schedule 2 or such other form acceptable to all of the Partners.

Affiliate means in respect of a person (the First Person):

Limited Partnership Agreement for G&W Australia Holdings LP

(a)	a Related Body Corporate of the First Person;

(b)	any Managed Fund which is managed by, and must at all times continue to be managed by:

(i)	the First Person or any of its Related Bodies Corporate;

(ii)	the Fund Manager of the First Person, or any of the Related Bodies Corporate of that Fund Manager,

in each case, on a bona fide commercial and arms’ length basis; or

(c)	where the First Person is PGGM LP, in addition to paragraphs (a) and (b), any entity managed, advised or Controlled by PGGM BV or its Affiliates.

Aggregate Partnership Interest means:

(a)	in respect of GW LP and GW GP, the sum of the Partnership Interests held by GW LP and GW GP;

(b)	in respect of MIRA GP, the sum of the Partnership Interests held by MIRA GP and the MIRA Limited Partners;

(c)	in respect of a MIRA Limited Partner the sum of:

(i)	the Partnership Interests held by that MIRA Limited Partner; and

(ii)	that MIRA Limited Partner’s GP Proportion of Partnership Interests held by MIRA GP;

(d)	in respect of any Partner that is not a GW Partner or a MIRA Partner, the sum of the Partnership Interests held by that Partner and all of its Related Partners.

Aggregate Respective Proportion means, for each group of Related Partners, the sum of the Respective Proportions of each Partner in that group of Related Partners.

Approved Expenses has the meaning given in clause 6.15(a).

Auditor means the audit firm of the GWA Group, which must, subject to being one of Deloitte, Ernst & Young, PWC or KPMG, be the same audit firm as used by the GW Group from time to time, unless otherwise agreed in writing by each General Partner.

Board means the board of directors of a GWA Group entity.

Budget means the document that sets out the annual operating expenses and capital expenditure for the GWA Group as approved by the Management Committee in accordance with clause 6.9.

Budget Committee has the meaning in clause 6.10(b).

Business Day means a day a day that is not a Saturday, Sunday or any other day which is a public holiday or a bank holiday in the place where an act is to be performed or a payment is to be made.

Capital Contribution means, for each Partner, the amount(s) or asset(s) shown as the Capital Contribution for that Partner in Schedule 1 or their Admission Certificate (as the case may be) (including any unpaid or uncontributed component of such contribution amount), plus any additional amounts or assets contributed from time to time in accordance with clauses 5 or 11.

Ceasing Partner has the meaning given in clause 23.3(a).

Chairman means the Chairman of the Management Committee.

Limited Partnership Agreement for G&W Australia Holdings LP

Change of Control means the situation where a Partner comes under the Control of a person or persons who did not Control the Partner at the date the Partner became a Partner of the Partnership provided that a Change of Control will not be taken to have occurred:

(a)	as a result of a transaction entered into in relation to the securities of a Partner (or a Holding Company of a Partner) where those securities are listed on a recognised stock exchange);

(b)	as a result of a transaction entered into in relation to the securities of a Fund Manager of a Partner (or a Holding Company of a Fund Manager of a Partner) where those securities are listed on a recognised stock exchange;

(c)	as a result of a transaction where a Partner (or the Holding Company of a Partner) comes under the Control of an Affiliate of that Partner (or the Holding Company of that Partner);

(d)	if there is a change to the Fund Manager of a Partner (or the Holding Company of a Fund Manager of a Partner), provided that the new Fund Manager is an Affiliate of the first Fund Manager;

(e)	if a Limited Partner or a Holding Company of any Partner appoints a custodian, general partner, trustee, responsible entity or bare nominee to hold its Partnership Interests or there is a change to the custodian, general partner, trustee, responsible entity or bare nominee appointed by a Limited Partner (or the Holding Company of a Limited Partner), provided that there is no change in the ultimate beneficial ownership of the Partnership Interests as part of the same transaction;

(f)	if a Limited Partner or a Holding Company of any Partner is a Managed Fund subject to such persons not being Prohibited Transferees, there is a change to the limited partners, beneficiaries or underlying investors of that Limited Partner (or a Holding Company of that Limited Partner), provided that the Fund Manager, or an Affiliate of the Fund Manager, continues to be appointed;

(g)	as a result of a transaction where the Transferor has first complied with clause 14;

(h)	if, in relation to MIRA GP, there is a transfer of securities in the MIRA GP in accordance with the requirements of clause 12.3(b); or

(i)	if, in relation to PGGM LP, there is a change to the Fund Manager of PGGM LP, provided that there is no change to the beneficial ownership of PGGM LP’s Partnership Interest at the time of the change of the Fund Manager, except that a Change of Control will be taken to have occurred where there is a change to the Fund Manager of either MAIT LP or MAIF LP and the new Fund Manager is not a Subsidiary of MCHPL, provided that a Change of Control will not be taken to have occurred where the role as manager of MAIT LP or MAIF LP (as applicable) continues to be performed on a day-to-day basis, with a similar degree of control, by persons who were employees of the Macquarie Infrastructure and Real Assets division of Macquarie Group Limited immediately prior to the change to the Fund Manager in circumstances where the business of the Macquarie Infrastructure and Real Assets division of Macquarie Group Limited has been sold, demerged or otherwise no longer forms part of Macquarie Group Limited.

Claim means any claim, demand, legal proceeding or cause of action including any claim, demand, legal proceeding or cause of action, however arising and whether present, unascertained, immediate, future or contingent.

Commissioner for Consumer Affairs means the person who for the time being is employed as Commissioner for Consumer Affairs South Australia under the Public Sector Act 2009 (SA).

Limited Partnership Agreement for G&W Australia Holdings LP

Compete means to be directly or indirectly engaged, concerned or interested, whether on its own account or as a member, shareholder, unitholder, consultant, principal, agent, partner, beneficiary, trustee or otherwise, in any enterprise, corporation, firm, partnership, trust, joint venture or syndicate, which is engaged or involved in or carrying on now or in the future:

(a)	any business the same as or substantially similar to or competing directly or indirectly with that conducted or planned by the Partnership; or

(b)	any business or assets that primarily relates to rail infrastructure, rail access, rail haulage services or trains and is wholly or partly carried out or located in the areas specified in clause 18.4.

Confidential Information has the meaning given in clause 23.1.

Continuing Partner has the meaning given in clause 14(b).

Contributing Partner has the meaning given in clause 11.3(b).

Control means, in respect of a person, the power, whether held directly or indirectly (such as through interposed entities) and by whatever means (and whether or not enforceable at Law or in equity):

(a)	to exercise, or control the exercise of, more than or equal to half the voting power attaching to securities in that person;

(b)	to Transfer, or control the Transfer of, more than or equal to half (by value) of the securities in that person; or

(c)	to appoint, or control the appointment of, directors of that person (or its trustee where the person is a trust) having more than or equal to half of the votes at board meetings.

Corporations Act means the Corporations Act 2001 (Cth).

Default Event has the meaning given in clause 17.1.

Default Event Notice has the meaning given in clause 17.2(a).

Default Transfer Price has the meaning given in clause 19.4.

Defaulting Partner has the meaning given in clause 17.1.

Director means a director of a Board.

Dispute has the meaning given in clause 20.1(a).

Dispute Notice has the meaning given in clause 20.1(a).

Distribution Policy means the document which sets out the distribution policy of the Partnership and the GWA Group as approved by the General Partners as a Reserved Matter, with the Initial Distribution Policy being attached at Annexure A.

Dividend means a dividend declared and includes a bonus or other distributions in kind or in cash.

Excess Services means services which when delivered will require a fee to be paid that would meet any of the criteria specified in clause 5.3 of the Management Support Services Agreement.

Exit Costs means the out of pocket costs and expenses incurred by a Partner in relation to a Transfer of that Partner’s Partnership Interest by way of Third Party Sale, including preparing transaction documents, advisory fees or other selling commissions (if any), expenses of due diligence investigations, fees of any relevant regulatory authority, legal fees, experts’ fees, and other related costs.

Exit Notice has the meaning given in clause 16.1(a).

Limited Partnership Agreement for G&W Australia Holdings LP

Finance Document means any document or agreement which sets out the terms and conditions by which the Partnership or one or more members of the GWA Group have received debt funding (excluding any Partner Loans) and, at the Investment Date, means the Security Trust Deed and each Finance Document (as defined in the Security Trust Deed).

Financial Year means the period from the Investment Date to 31 December 2016 and then each succeeding period from 1 January to the next 31 December.

Freightliner means Freightliner Australia Pty Limited (ACN 122 522 123).

Freightliner Management Shareholders means Jolenica Group Pty Limited ACN 123 720 310 as trustee for Jolenica Trust, 53 Hudson Road Pty Ltd ACN 147 150 141 as trustee for the Hudson Trust and Into the Black Pty Limited ACN 123 720 347 as trustee for the Out of the Red Trust.

Fund Manager means the manager of a Managed Fund and may include a trustee or general partner of a Managed Fund if that entity is providing management services as part of its role as trustee or general partner.

Funding Amount has the meaning given in clause 11.2(b).

Funding Notice has the meaning given in clause 11.2(a).

General Partner means each of GW GP and MIRA GP and any other person or entity admitted to the Partnership as a general partner in accordance with this Agreement.

GP Proportion means, in respect of each MIRA Limited Partner:

GP Proportion = A / B;

where:

A = the Partnership Interests held by the relevant MIRA Limited Partner; and

B = the total number of Partnership Interests held by all MIRA Limited Partners.

Government Agency means any government or representative of a government or any government, semi-governmental, administrative, fiscal, regulatory or judicial body, department, commission, authority, tribunal, agency, competition authority or entity. It includes Australian Securities and Investments Commission, the U.S. Securities and Exchange Commission, New York Stock Exchange and Australian Securities Exchange (and any other stock exchange).

Gross Income means all moneys, assets, rights and property in the nature of income derived from or in respect of the Partnership and the Partnership Business and the investments and operations of the Partnership from all sources.

GW Group means GW Inc and its Subsidiaries. For the purposes of this Agreement, GW Group does not include the Partnership or any member of the GWA Group.

GW Inc means Genesee & Wyoming Inc. (Delaware Company No. 842999).

GW Partners means GW GP and GW LP and each of their Permitted Transferees (excluding any Permitted Transferees that are not Affiliates of GW GP and/or GW LP) which is a Partner from time to time and GW Partner means any one of them.

GWA Group means GWIH2 and its Subsidiaries.

GWIH2 means GWI Holdings No.2 Pty Ltd (ACN 132 989 998).

Holding Company means in relation to an entity (the first entity), an entity of which the first entity is a Subsidiary but where;

(a)	a trust may be a Holding Company, for the purposes of which the assets held by the trustee on behalf of that trust shall be deemed to be the assets of that trust; and

Limited Partnership Agreement for G&W Australia Holdings LP

(b)	an entity may be a Holding Company of a trust if it would have been a Holding Company of a trust if that trust were a corporation and the beneficial interests in that trust were securities.

Independent Expert means a person of appropriate reputation, standing and relevant experience who has no direct or indirect personal interest in the outcome of the issue in respect of which they are consulted pursuant to this Agreement, agreed by the parties or failing agreement within 5 Business Days of the parties commencing discussions to select an Independent Expert, nominated by the President of the Resolution Institute upon the request of any party.

Initial Distribution Policy means the distribution policy of the Partnership and the GWA Group from the Investment Date (as annexed to this Agreement at Annexure A).

Initial Strategic Plan means the strategic plan from the Investment Date as agreed in writing by the Partners.

Insolvency Event mean in respect of a Partner or the Partnership (as applicable) if:

(a)	the Partner or the Partnership stops or suspends or threatens to stop or suspend payment of all or a class of its debts;

(b)	the Partner or the Partnership is insolvent within the meaning of section 95A of the Corporations Act;

(c)	a court is required under section 459C(2) of the Corporations Act to presume that the Partner or the Partnership is insolvent;

(d)	the Partner or the Partnership fails to comply with a statutory demand (within the meaning of section 459F(1) of the Corporations Act);

(e)	an administrator is appointed over all or any of the Partner’s or the Partnership’s assets or undertaking or any step preliminary to the appointment of an administrator is taken;

(f)	a controller within the meaning of section 9 of the Corporations Act or similar officer is appointed to all or any of the Partner’s or the Partnership’s assets or undertaking; or

(g)	an application or order is made, proceedings are commenced, a resolution is passed or proposed in a notice of meeting or an application to a court or other steps are taken for the Partner’s or the Partnership’s winding up or dissolution or for the Partner or the Partnership to enter an arrangement, compromise or composition with or assignment for the benefit of its creditors, a class of them or any of them.

Interest Rate means 2% per annum above the current average interest rate payable by the Partnership in respect of all Third Party debt of the Partnership.

Investment Date means the date of this Agreement.

IPO means an initial public offering of all the shares in GWIH2 or all of the Partnership Business (via a company and/or a trust structure).

Law means any statute, regulation, order, rule, subordinate legislation or other document enforceable under any statute, regulation, rule or subordinate legislation.

Limited Partner means each of GW LP, MAIT LP and MAIF LP and any other person or entity admitted to the Partnership as a limited partner in accordance with this Agreement.

Liabilities in respect of the Partnership comprise:

(a)	unpaid administrative costs and expenses including fees of the General Partners;

(b)	accrued charges in respect of or owing in relation to any of the investments of the Partnership;

Limited Partnership Agreement for G&W Australia Holdings LP

(c)	amounts required to meet present liabilities of the Partnership;

(d)	amounts of all borrowings of the Partnership; and

(e)	all other liabilities (including contingent liabilities) of the Partnership, or other expenditure which in the opinion of the General Partners should be taken into account.

Lock-up Period means the 2 year period starting on and from the Investment Date.

Managed Fund means:

(a)	a unit trust, investment trust, managed investment scheme, limited partnership, general partnership, collective investment scheme or other entity or group of entities; or

(b)	any companies, trusts or other entities Controlled by an entity referred to in paragraph (a) above.

Management Committee has the meaning given in clause 6.1(c).

Management Support Services Agreement means the services agreement dated on or about the Investment Date between Genesee & Wyoming Railroad Services, Inc. and the Partnership.

Material Breach means, in respect of a Partner, a failure to comply with any material provision of this Agreement including clauses 12, 13, 14, 15, 16 and 18.

MIRA Partners means MIRA GP and the MIRA Limited Partners.

MIRA Limited Partners means MAIT LP, MAIF LP and PGGM LP and each of their Permitted Transferees (excluding any Permitted Transferees that are not Affiliates of MIRA GP, MAIT LP, MAIF LP and/or PGGM LP), which is a Partner from time to time.

Non-contributing Partner has the meaning given in clause 11.3.

Non-defaulting Partner has the meaning given in clause 17.2(a).

Notice Period has the meaning given in clause 14(e).

Notifiable Incidents means any occurrence of:

(a)	Fraud committed by any employee or director of the Partnership or any GWA Group member against the Partnership or any member of the GWA Group;

(b)	an unauthorised payment or series of payments being made out of Partnership or GWA Group funds by any employee or director of the Partnership or any member of the GWA Group in an amount greater than $50,000;

(c)	a breach of physical or computer security of the Partnership or any GWA Group member with the potential to lead to loss of commercially sensitive information, or disruption to business operations;

(d)	an accident involving the Partnership or any GWA Group member which resulted in death or permanent disablement of any employee or director of the Partnership or any GWA Group member such that the affected person is unable to return to work within six months and resume normal duties;

(e)	an environmental/rehabilitation bond or guarantee being called by a relevant authority;

(f)	serious damage to wildlife or the natural environment that would constitute a material breach of any Law regarding the environment;

(g)	legal proceedings or regulatory investigations being commenced in connection with any of the matters referred to in paragraphs (d) to (f) above;

(h)	any materially adverse mainstream press coverage or community unrest;

(i)	an employee strike affecting the Partnership or any GWA Group member; or

Limited Partnership Agreement for G&W Australia Holdings LP

(j)	any significant injury to members of the public requiring hospitalisation arising from an incident involving the Partnership or any GWA Group member.

Partner Account means, for each Partner, the sum of:

(a)	that Partner’s Capital Contribution; plus

(b)	the profits allocated to that Partner’s Partner Account; minus

(c)	the losses allocated to that Partner’s Partner Account; minus

(d)	the total amount of distributions of cash made to that Partner,

as credited or charged to the Partner’s Partner Account at the time that the relevant allocation is determined or distribution made.

Partner Loan means an advance provided to the Partnership by a Partner, on terms which must be in accordance with clause 11.2(e).

Partners means each of the General Partners and the Limited Partners together and Partner means any one of them.

Partner Entitlement has the meaning given in clause 14(c)(iii).

Partnership means the limited partnership registered under Part 3 of the Act and constituted or evidenced by this Agreement.

Partnership Bank means Australia and New Zealand Banking Group Limited, being the financial institution at which the Partnership Bank Account has been opened.

Partnership Bank Account means the Partnership’s trading bank account opened with the Partnership Bank.

Partnership Business means the business and related activities and support services of freight rail, rail transport, rail logistics and rail infrastructure operation and maintenance carried out in Australia or any other business or investment to be undertaken by the Partnership as separately unanimously agreed by the General Partners.

Partnership Interest means the legal and beneficial interest of a Partner in the Partnership, including all of a Partner’s rights and obligations under this Agreement.

Partnership Net Assets means at any time, all Partnership Property of the Partnership, minus the Liabilities at that time of the Partnership.

Partnership Property at any particular time means:

(a)	cash on hand or at a bank;

(b)	any securities or other investments;

(c)	any income accruing from any securities or other investments and from cash;

(d)	amounts owing to the Partnership by debtors;

(e)	any prepayment of expenditure; and

(f)	any other asset of the Partnership,

and includes all income earned thereon and all property substituted therefore at any such time.

Permitted Transferee means, in relation to a Partner, a person who is:

(a)	an Affiliate of that Partner;

(b)	receiving a Transfer of Partnership Interests on the exercise by that Partner of a Tag Right in accordance with clause 15;

Limited Partnership Agreement for G&W Australia Holdings LP

(c)	a security agent or financial institution if the Transfer of Partnership Interests results in such security agent or financial institution being the beneficiary of a Security Interest in accordance with the terms of a Finance Document;

(d)	Bank of America, N.A or its Affiliate, if the Transfer is GW GP granting a Security Interest over its Partnership Interest pursuant to the document entitled “Second Amended and Restated Senior Secured Syndicated Facility Agreement” dated 20 March 2015 between, inter alia, GW Inc, Genesee & Wyoming Australia Pty Ltd and Bank of America, N.A. (as amended to the date hereof and as the same may be further amended, amended and restated, refinanced, supplemented or otherwise modified from time to time);

(e)	a trustee, responsible entity, general partner, custodian or bare nominee if such person is replacing an existing trustee, responsible entity, general partner, custodian or bare nominee of that Partner’s Partnership Interest;

(f)	in the case of MIRA GP, receiving such Transfer in accordance with clause 12.3(a); or

(g)	in the case of MAIF LP and MAIT LP only, a Qualifying Buyer, provided such Transfer or series of Transfers occur within the Lock-up Period and comprise of up to 20% of the Aggregate Partnership interests held by MAIF LP and MAIT LP at the Investment Date, subject to such person not being a Prohibited Transferee (unless approved in writing by all of the Partners).

PGGM BV means PGGM Vermogensbeheer B.V. (company registration 30228490) whose registered address is Noordweg 150, Zeist, Utrecht 3704JG, the Netherlands.

Profit means the profits of the Partnership, including dividends received from the GWA Group, as determined in accordance with Accounting Standards.

Prohibited Transferee means a person to whom a Partner is restricted from Transferring its Partnership Interest (whether directly or indirectly), being:

(a)	a person that has not obtained all approvals required from any Government Agency in respect of the Transfer;

(b)	a person that Competes with the Partnership;

(c)	a person that is not of sufficient financial standing to be permitted to hold the relevant Partnership Interest under the Finance Documents or a person to whom a Transfer would otherwise be a breach of the Finance Documents;

(d)	a person who is currently the subject or the target of any sanctions administered or enforced by a Government Agency or other relevant sanctions authority, or is located, organised or resident in a country, region or territory that is the subject or the target of any such sanctions;

(e)	a person whose directors or officers have been charged with an indictable offence or a Government Agency has commenced any public action against such persons;

(f)	a person whose directors or officers have been disqualified from managing a corporation under Part 2D.6 of the Corporations Act;

(g)	a person whose directors or officers engage, or are alleged to have been engaged in, any fraudulent conduct or activity;

(h)	a person that is otherwise damaging or potentially damaging to the reputation of the Partnership Business as determined by the General Partners acting reasonably; or

Limited Partnership Agreement for G&W Australia Holdings LP

(i)	a person to whom such Transfer would result in Glencore Coal Pty Limited having a termination right under clause 34.2 (Change of Control) in the Rail Haulage Agreement between Glencore Rail (NSW) Pty Limited, Glencore Coal Pty Limited and Glencore plc.

Qualifying Buyer means:

(a)	an Australian superannuation fund or a non-Australian pension plan;

(b)	sovereign wealth fund;

(c)	endowment fund;

(d)	life insurance company;

(e)	a pooled investment vehicle where the underlying investors are any of the entities set out in paragraphs (a) to (d) above; or

(f)	a Subsidiary of any of the entities set out in paragraphs (a) to (e) above or an entity that would be a Subsidiary of any of the entities set out in paragraphs (a) to (e) above if both such entities were bodies corporate, with net assets of no less than $1 billion and which must at all times continue to be managed by a Subsidiary of MCHPL on a bona fide commercial and arms’ length basis.

Register means the Register as defined in the Act.

Registered Office means the registered office for the time being of the Partnership.

Registration Certificate means a certificate issued by the Commissioner for Consumer Affairs pursuant to the Act.

Related Body Corporate means where an entity is:

(a)	a Holding Company of another entity; or

(b)	a Subsidiary of another entity; or

(c)	a Subsidiary of a Holding Company of another entity,

the first mentioned entity and the other entity are Related Bodies Corporate of each other, provided that a member of the GWA Group is not regarded as a Related Body Corporate of any Partner for the purposes of this Agreement.

Related Partners means:

(a)	in respect of the GW Partners, GW LP and GW GP;

(b)	in respect of the MIRA Partners, MAIF LP, MAIT LP, PGGM LP and MIRA GP and any of their Permitted Transferees (excluding any Qualifying Buyers which are not Affiliates of a MIRA Partner) which is a Partner from time to time; or

(c)	in respect of any Partner that is not a GW Partner or a MIRA Partner, that Partner and any of its Affiliates that are also Partners.

Related Party Transaction means the entry into, termination or amendment of any agreements, arrangements, commitments or understandings entered into or to be entered into between the Partnership or a GWA Group entity and:

(a)	a Representative or a Director of a GWA Group entity; or

(b)	a Partner or an Affiliate of a Partner.

Relevant Trust means:

(a)	in respect of Macquarie Specialised Asset Management Limited, the MAIF Investment Trust;

Limited Partnership Agreement for G&W Australia Holdings LP

(b)	in respect of Macquarie Australian Infrastructure Management 1 Limited in its capacity as trustee of the Scissor Holdings Trust, and

(c)	in respect of Macquarie Australian Infrastructure Management 1 Limited in its capacity as trustee of PGGM Ibis LP Trust, PGGM Ibis LP Trust.

Remuneration Committee has the meaning given in clause 6.21(a).

Respective Proportion means the proportionate Partnership Interest of a Partner from time to time, expressed as a percentage of the total Partnership Interests at the relevant time and, at the Investment Date, is the percentage set out for the relevant Partner in Schedule 1.

Representative means a representative appointed by a General Partner to the Management Committee in accordance with clause 6.2.

Reserved Matter means a matter set out in Schedule 3.

Retained Information has the meaning given in clause 23.3(c).

Return on Investment means the aggregate amount that would be paid to and received by Related Partners in respect of their Aggregate Partnership Interest out of the proceeds from a Transfer of their Aggregate Partnership Interest by way of a Third Party Sale (less any Exit Costs) plus the aggregate amounts of all cash payments (including dividends received in respect of Partnership Interests and any principal and interest received respect of Partner Loans) received by the Related Partners since the Investment Date, all expressed as a percentage of the total Capital Contributions the relevant Related Partners have invested in the Partnership.

Secretary means the secretary of the Management Committee appointed by the Management Committee from time to time.

Security Interest means any mortgage, pledge, lien or charge or any security or preferential interest or arrangement of any kind. It includes:

(a)	anything which gives a creditor priority to other creditors with respect to any asset; and

(b)	retention of title (other than in the ordinary course of day to day trading) and a deposit of money by way of security.

Security Trust Deed means the document entitled “Project Monty – Security Trust Deed” dated on or about the Investment Date between, inter alia, GWIH2, GWI Acquisitions Pty Ltd and National Australia Bank Limited (as security trustee).

Senior Management has the meaning given in clause 6.21(a) and Senior Manager means any member of Senior Management.

Statement has the meaning given in clause 2.4.

Strategic Plan means the document which sets out the strategic intentions of the Partnership and the GWA Group as approved by the Management Committee and each General Partner in accordance with clause 6.9, with the Initial Strategic Plan being agreed in writing by the Partners.

Subsidiary means in relation to an entity (the first entity), an entity which the first entity Controls.

Tag Partner has the meaning given in clause 15.2(b).

Tag Notice has the meaning given in clause 15.1(a).

Tag Right has the meaning given in clause 15.1(b).

Tax Acts means the Income Tax Assessment Act 1997 (Cth) and the Income Tax Assessment Act 1936 (Cth).

Limited Partnership Agreement for G&W Australia Holdings LP

Third Party means any person other than a Partner, an Affiliate of a Partner or a GWA Group entity and, for the purpose of clauses 12 to 17, a Third Party does not include a Permitted Transferee.

Third Party Claim has the meaning given in clause 21.1.

Third Party Sale means a sale of a Partner’s Aggregate Partnership Interests to a Third Party.

Transfer in relation to any property means to sell, transfer, assign, create a Security Interest over, declare oneself a trustee of or part with the benefit of or otherwise transfer or dispose of that property (or any direct interest in it or any part of it) including, without limitation, in relation to a Partnership Interest, to enter into a transaction in relation to a Partnership Interest (other than a transaction permitted by this Agreement or conditional on each other Partner consenting to it or waiving certain of its rights under this Agreement or as otherwise agreed by each Partner) which results in a person other than the registered holder of the Partnership Interest:

(a)	acquiring any direct equitable interest in the Partnership Interest, including, without limitation, a direct equitable interest arising under a declaration of trust, an agreement for sale and purchase or an option agreement or an agreement creating a charge or other Security Interest over the Partnership Interest;

(b)	acquiring any right to receive directly any Dividends payable in respect of the Partnership Interest or any other economic interest in respect of the Partnership Interest;

(c)	acquiring any rights of pre-emption, first refusal or other control over the disposal of the Partnership Interest;

(d)	acquiring any rights of control over the exercise of any voting rights or rights to appoint Representatives attaching to the Partnership Interest; or

(e)	otherwise acquiring legal or equitable rights against the registered holder of the Partnership Interest which have the effect of placing the person in the same position as if the person had acquired a legal or equitable interest in the Partnership Interest itself, provided that without prejudice as to whether there is a Change of Control of a Partner, a Transfer will not be taken to have occurred as a result of (i) any acquisition of interests in a Partner or a Holding Company of a Partner, (ii) any management, services or administrative agreement entered into between (A) Related Partners in respect of the relationship of those Related Partners as partners in the Partnership or (B) a Holding Company of a Partner and any person.

Transfer Interest has the meaning given in clause 14(b).

Transfer Notice has the meaning given in clause 14(b).

Transfer Price has the meaning given in clause 14(c)(i).

Transfer Terms has the meaning given in clause 14(c).

Transferee has the meaning given in clause 12.4(a).

Transferor has the meaning given in clause 12.4(a).

Trustee Liability means any liability or obligation (of any kind including, without limitation, for negligence, in tort, in equity, or under statute) of the relevant Trustee which arises in any way under or in connection with this document or its performance, or any representation, warranty, conduct, omission, agreement or transaction made under or in connection with this document or its performance.

Trustees means:

(a)	in respect of MAIF Investment Trust, Macquarie Specialised Asset Management Limited;

Limited Partnership Agreement for G&W Australia Holdings LP

(b)	in respect of the Scissor Holdings Trust, Macquarie Australian Infrastructure Managment 1 Limited; and

(c)	in respect of PGGM Ibis LP Trust, Macquarie Australian Infrastructure Management 1 Ltd,

and Trustee means any one of them.

Trusts means:

(a)	the MAIF Investment Trust;

(b)	the Scissor Holdings Trust; and

(c)	the PGGM Ibis LP Trust,

and Trust means any one of them.

Unpaid Amount has the meaning given in clause 11.3(a).

Urgent Amount has the meaning given in clause 11.3(e).

Urgent Funding Event means:

(a)	an event of default that has occurred under a Finance Document which has not been unconditionally waived in writing under the terms of that Finance Document (or, if conditionally waived in writing, such condition has not been satisfied in accordance with the terms of the waiver) and, where such event of default is capable of remedy, it has not been remedied or the Management Committee has resolved that there is a reasonable likelihood of an event of default occurring under a Finance Document;

(b)	an Insolvency Event has occurred in respect of the Partnership or the Management Committee has resolved that there is a reasonable likelihood of an Insolvency Event occurring; or

(c)	any other circumstance that the Management Committee determine is reasonably likely to have a material adverse impact on the Partnership or the GWA Group.

Working Capital means the working capital of the Partnership from time to time.

1.2	General interpretation

(a)	Headings are for convenience only and do not affect interpretation.

(b)	Nothing in this Agreement is to be interpreted against a party solely on the ground that the party put forward this Agreement or a relevant part of it.

(c)	In this Agreement unless the contrary intention appears:

(i)	a reference to a clause is a reference to a clause of this Agreement and references to this Agreement include any recital;

(ii)	a reference to this Agreement or another instrument includes any variation or replacement of either of them;

(iii)	a reference to a statute, ordinance, code or other Law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(iv)	the singular includes the plural and vice versa;

(v)	a gender includes all genders;

(vi)	the word person includes a natural person, partnership, joint venture, trustee, trust, association, government agency, corporation or other entity;

Limited Partnership Agreement for G&W Australia Holdings LP

(vii)	a reference to a person includes a reference to the person’s executors, administrators, successors, substitutes (including by novation) and permitted assigns;

(viii)	a reference to an entity includes a body corporate, unincorporated body, trust, fund, separate account and partnership;

(ix)	if a period of time is specified and dates from a given day or the day of an act or event, it is to be calculated exclusive of that day;

(x)	a reference to a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later;

(xi)	a reference to dollar or $ is to Australian currency;

(xii)	a reference to a group of persons or things is a reference to any two or more of them jointly and to each of them individually; and

(xiii)	the words ‘include’, ‘including’, ‘for example’ or ‘such as’ are not used as, nor are they to be interpreted as, words of limitation, and, when introducing an example, do not permit the meaning of the words to which the example relates to that example or examples of a similar kind.

1.3	Exercise of powers

Each General Partner, to the extent within its power to do so, must:

(a)	exercise its powers in relation to the Partnership, the GWA Group entities, the Management Committee and each Representative appointed by that General Partner to ensure that the Partnership, each GWA Group entity and its Representatives comply with this Agreement;

(b)	do or procure to be done all such acts and things as that General Partner is able to do or procure to be done to give full effect to this Agreement;

(c)	ensure that the Partnership, the GWA Group entities, the Management Committee and each Representative appointed by that General Partner acts consistently with the requirements of this Agreement; and

(d)	not unreasonably delay any action, consent or decision required by that General Partner under this Agreement.

2	Formation of Partnership and its business

2.1	Formation of Partnership

The Partnership was formed as a limited partnership under Part 3 of the Act and is subject to the terms of this Agreement for the principal purpose of carrying on a business with a view to profit by engaging in the activities of the Partnership Business.

2.2	Registration

(a)	The Partners acknowledge that the GW Group caused the Partnership to be registered as a limited partnership in accordance with the Act.

(b)	GW GP and MIRA GP must execute or cause to be executed all certificates and other documents, and do or cause to be done all acts, as each considers necessary or appropriate to comply with the requirements of the Act and any other applicable Law for the formation and operation of the Partnership.

Limited Partnership Agreement for G&W Australia Holdings LP

2.3	Admission of additional Partners

Subject to the other requirements set out in this Agreement, a person may be admitted as a new general partner or a new limited partner to the Partnership (whether by substitution or otherwise) after the Investment Date:

(a)	if all Partners provide their prior written consent;

(b)	if that person agrees to be bound by the terms of this Agreement by executing an Admission Certificate with the Partners; and

(c)	on the terms of the Admission Certificate,

and the parties agree that the Partnership will continue in full force and effect upon the admission of a new Partner.

2.4	Changes in registered particulars

(a)	If any issue of a new Partnership Interest or Transfer of an existing Partnership Interest in accordance with this Agreement would result in:

(i)	a change in any of the registered particulars of the Partnership under the Act;

(ii)	the admission of a new person as a partner in the Partnership; or

(iii)	a change in the liability of a Limited Partner to contribute,

then the General Partners must cause the lodgement of a statement setting out details of the changed particulars in accordance with the Act (the Statement).

(b)	The Statement must be in a form approved by the Commissioner for Consumer Affairs (or other relevant authority) and contain the particulars required by the Act.

(c)	Any new or existing Partner that has changed its liability (as applicable) must sign the Statement and do all other acts promptly upon request by any General Partner.

(d)	The General Partners must not register any change referred to in clause 2.4(a) if the new issue or Transfer of a Partnership Interest was not undertaken in accordance with this Agreement.

2.5	Admission by substitution

For the purposes of this Agreement, a person may only be admitted as a partner to the Partnership by way of substitution of an existing Partner if that person acquired Partnership Interests in accordance with clauses 12 to 16.

2.6	Tax residency of a General Partner

Each General Partner is and must always be a Resident of Australia (as defined in the Tax Acts).

2.7	Partnership Property

The Partnership Property is owned by the Partners in their Respective Proportions from time to time.

2.8	Name of business

The business of the Partnership will be carried on under the name of ‘G&W Australia Holdings’ or such other name as the General Partners determine.

Limited Partnership Agreement for G&W Australia Holdings LP

2.9	Documents to bear Partnership name

Each document issued or executed by or on behalf of the Partnership must bear the name of the Partnership and the words ‘A Limited Partnership’ (or the expression ‘L.P.’ or ‘LP’ as an abbreviation) immediately adjacent to the name.

2.10	Registered office

The Partnership must keep a Registered Office in South Australia (at the place shown in the Register as the address of the Registered Office) to which all communications with the Partnership may be addressed. The Registered Office will be at 320 Churchill Road, Kilburn, SA 5084 or such other place as the General Partners determine.

2.11	Registration Certificate to be displayed

A copy of the Registration Certificate must be displayed clearly at the Registered Office.

3	Duration of the Partnership

3.1	Commencement of Partnership

The Partnership commenced on the date on which the Partnership was registered by the Commissioner for Consumer Affairs under Part 3 of the Act.

3.2	Continuity of Partnership

None of the following events will cause the Partnership to terminate:

(a)	the liquidation or other cessation of a Partner which is a corporation;

(b)	the addition of any new Partner; or

(c)	the change in status of any of the Partners.

3.3	Cessation of limited partnership

The Partnership ceases to be a limited partnership if and only if:

(a)	none of the Partners is a general partner within the meaning of the Act; or

(b)	none of the Partners is a limited partner within the meaning of the Act; or

(c)	all the Partners agree in writing that they will carry on the business of the Partnership otherwise than as a limited partnership.

3.4	Duration and dissolution

Subject to the operation of any provisions of the Act which cannot be excluded by agreement between all the Partners, the Partnership will continue until dissolved under this Agreement or by mutual agreement of all of the Partners or operation of Law.

4	Liability of Partners

4.1	Liability of each Partner to Third Parties

Subject to the Act, and despite anything else in this Agreement:

(a)	each Partner acknowledges that it is liable jointly with the other Partners for all Liabilities of the Partnership to Third Parties incurred while that Partner is a partner in the Partnership; but

(b)	each Limited Partner will be liable for the Liabilities of the Partnership to Third Parties only to the extent of, and out of the Capital Contribution of, that Limited Partner.

Limited Partnership Agreement for G&W Australia Holdings LP

4.2	Liability between Partners

(a)	Subject to clauses 4.1 and 4.2(b) and the Act, the Liabilities of the Partnership, including Third Party Claims, are attributable to the Partners pro rata according to the Capital Contribution of each Partner.

(b)	Each General Partner is liable for any Liability or obligation of the Partnership for which a Limited Partner that is a Related Partner of that General Partner is liable but is unable to satisfy due to the limitation of liability of that Limited Partner (as set out in clause 4.1(b)).

4.3	Indemnity of General Partners

(a)	Subject to clause 4.3(b), each General Partner shall be indemnified out of the Partnership Property against all debts, liabilities, obligations, costs and expenses incurred by that General Partner for the purposes of or in connection with managing the Partnership or the Partnership Business.

(b)	The indemnity in clause 4.3(a):

(i)	shall not extend to any loss, damage, debt, liability or obligation arising out of any fraud, wilful default, neglect or dishonesty or negligence or failure by the relevant General Partner to comply with any provisions contained in this Agreement; and

(ii)	will not in any way increase the liability of any Limited Partner beyond the amount of its Capital Contribution as contributed or agreed to be contributed by that Limited Partner pursuant to this Agreement.

4.4	Indemnity by General Partners

(a)	Each General Partner indemnifies its Related Partner(s) against all debts, liabilities, obligations, costs and expenses incurred by that Related Partner that result from such Related Partner not having limited liability (as set out in clause 4.1(b)), other than to the extent the lack or loss of limited liability is caused by some action or omission of that Related Partner.

(b)	A General Partner indemnifies all other Partners against all debts, liabilities, obligations, costs and expenses, including those incurred in connection with advisers, incurred by that Partner if the General Partner breaches this Agreement or acts outside the scope of its authority under this Agreement in managing and controlling the Partnership, the Partnership Property and Partnership Business.

5	Capital Contributions

5.1	Initial Capital Contributions and Respective Proportions

As at the Investment Date, each Partner has, in respect of its Partnership Interest, paid or is recognised as having paid, a Capital Contribution to the Partnership and holds a Respective Proportion of the Partnership as set out opposite its name in Schedule 1.

5.2	Payment date for Capital Contribution

Any additional Capital Contributions must be paid on the date specified in the relevant Admission Certificate or as agreed by all Partners.

5.3	Additional Capital Contributions

(a)	Subject to clause 8.3, the Partners agree to contribute from time to time in their Respective Proportions further capital required by the Partnership if and to the extent set out in the Strategic Plan.

Limited Partnership Agreement for G&W Australia Holdings LP

(b)	A Partner may make additional contributions of capital (such that it increases its Capital Contribution) from time to time to the Partnership:

(i)	in accordance with clause 11; or

(ii)	with the prior written consent of all the Partners.

(c)	Where a person is admitted or substituted as a Partner after the Investment Date, such Partner must pay or otherwise contribute, in respect of its Partnership Interest, the amount(s) or asset(s) set out in the relevant Admission Certificate on the date specified in that Admission Certificate.

(d)	Additional contributions of capital by a General Partner or a Limited Partner must be recorded by the General Partners by amending Schedule 1, reflecting it in the books of the Partnership and making any necessary filing as required under the Act.

5.4	No obligation of Limited Partners to contribute

Subject to clause 5.3(a), the Limited Partners are not obliged to make additional contributions of capital (to increase their respective Capital Contributions) or contribute other moneys or assets to the Partnership beyond the relevant amounts or assets set out in Schedule 1 (Part B) or their Admission Certificate (as the case may be).

5.5	No interest on Capital Contributions

No interest will be paid by the Partnership to any Partner on any Capital Contribution.

5.6	No withdrawal of Capital Contributions

Except as provided in this Agreement, none of the Partners may withdraw any Capital Contribution made to the Partnership.

6	Management of the Partnership

6.1	Formation and functions of the Management Committee

(a)	The General Partners are solely responsible for the management of the Partnership and the Partnership Business and have the sole right to exercise the powers of, and to act on behalf of, the Partnership. The General Partners are authorised to delegate to any other person or persons those acts, matters and things as they think fit.

(b)	A Limited Partner must not take part in the management of the Partnership or the Partnership Business and does not have any power to bind the Partnership or any of the other Partners.

(c)	On and from the Investment Date, the General Partners will establish a committee (the Management Committee) in accordance with the terms of this Agreement.

(d)	Subject to this Agreement including clause 8.3 in relation to Reserved Matters:

(i)	the Management Committee will refer to the Strategic Plan for general guidance on how to conduct the Partnership Business; but

(ii)	the Management Committee has full, exclusive and absolute right, power and authority to manage and control the Partnership, the Partnership Property and the Partnership Business.

(e)	Subject to clause 8.3 in relation to Reserved Matters, the Management Committee has all of the rights, powers and authority conferred upon it by this Agreement, including:

(i)	to control and direct the management of, and to bind, the Partnership;

Limited Partnership Agreement for G&W Australia Holdings LP

(ii)	to appoint a nominee to hold the Partnership Property for the Partnership;

(iii)	to acquire and hold, in the name of the Partnership directly or by a nominee on behalf of the Partnership, any assets that the Management Committee determines is necessary or appropriate for the Partnership Business;

(iv)	to borrow and raise money (whether or not on security) on behalf of the Partnership and the GWA Group;

(v)	to lend and provide money (whether or not on security) on behalf of the Partnership and the GWA Group;

(vi)	to employ or engage, on behalf of the Partnership, operational, agent, sales, maintenance, administrative and secretarial personnel or other persons necessary for the maintenance and operation of the Partnership Business;

(vii)	to sign all instruments and do all acts, matters and things as may be necessary or desirable in the opinion of the Management Committee for carrying out the powers given to the Management Committee under this Agreement or in connection with the Partnership Business;

(viii)	to make any deductions in respect of taxes from any distributions to be made to a Partner, if required by Law; and

(ix)	to perform any and all other acts the Management Committee deems necessary or appropriate for the purposes of the Partnership Business.

6.2	General powers of Representatives and delegation

(a)	Subject to clause 8.3 in respect of Reserved Matters, each General Partner will exercise overall supervision and control of all matters pertaining to its interest and the interests of its Related Partners in the Partnership and, except as otherwise provided in this Agreement, such supervision and control must be exercised through its Representative(s) on the Management Committee.

(b)	Each Representative, subject to clause 8.3 in respect of Reserved Matters:

(i)	has full power and authority to represent and bind each Partner and the Partnership in all matters decided by the Management Committee within the scope of its functions; and

(ii)	must at all times act in the best interests of the Partnership as a whole (and, for the avoidance of doubt, such obligations on Representatives do not limit the decisions of a General Partner in relation to Reserved Matters).

(c)	Subject to clause 8.3 in respect of Reserved Matters, the Management Committee will supervise the management of the day-to-day operations of the Partnership and may delegate responsibility for the day-to-day management of the Partnership to Senior Management on terms determined by it.

(d)	The Representatives must procure that Senior Management provides updates on performance by hosting monthly calls for the Representatives.

(e)	The Partnership is liable for the fees, acts, deeds and omissions of any person to whom responsibilities are delegated by the Management Committee.

(f)

Despite any other provision of this Agreement, the Representatives appointed by each General Partner from time to time as members of the Management Committee will not, simply by virtue of their position as Representatives of that appointing General Partner,

Limited Partnership Agreement for G&W Australia Holdings LP

be or be deemed to be directors (within the meaning of the Corporations Act) of that appointing General Partner.

6.3	Appointment and removal of Representatives

(a)	Each General Partner is entitled to appoint one Representative to the Management Committee for every 20% of its Aggregate Respective Proportion.

(b)	For so long as the GW Partners hold an Aggregate Respective Proportion of greater than 50%, the GW Partners will be entitled to appoint an additional two Representatives.

(c)	Each Representative will continue in his or her duties on the Management Committee until such time that:

(i)	notice of the removal and or replacement of that Representative is given to the Management Committee by his or her appointing General Partner; or

(ii)	that Representative’s appointing General Partner’s Aggregate Respective Proportion falls below the required Aggregate Respective Proportion to appoint such number of Representatives in accordance with clause 6.3(a) and 6.3(b) as it has currently appointed, and from that time, the Representative is automatically removed from the Management Committee. If at the time a Representative is to be automatically removed there is more than one Representative appointed by the relevant General Partner, that General Partner must immediately notify the Management Committee of the identity of the Representative which must be removed. If the General Partner fails to notify the Management Committee, the Management Committee at its sole discretion can determine which Representative of that General Partner is to be removed from the Management Committee.

(d)	Each General Partner will be entitled to appoint any person as an alternate Representative for a Representative appointed by it and from time to time, to remove any person so appointed and to appoint another person in their place, by providing written notice to the other General Partner. An alternate Representative will be entitled to attend any meeting of the Management Committee and, if the Representative he or she is acting as an alternate Representative for is not present, to exercise all powers of that Representative.

(e)	The remuneration of a Representative (if any) is to be determined and paid by his or her appointing General Partner. A Representative is not entitled to remuneration for his or her services by the Partnership.

6.4	Appointment and removal of Chairman

(a)	For so long as the GW Partners hold an Aggregate Respective Proportion of greater than 50%, the Management Committee must appoint as Chairman a Representative appointed by GW GP. In the event that the GW Partners no longer hold an Aggregate Respective Proportion of greater than 50%, from such time the role of Chairman must be rotated between a Representative appointed by each of the General Partners at the end of each 12 month period.

(b)	The Chairman will continue in his or her duties until such time that:

(i)	notice of the removal and/or replacement of that Chairman is given to the Management Committee by his or her appointing General Partner;

(ii)	the GW Partners cease to hold an Aggregate Respective Proportion of greater than 50%; or

Limited Partnership Agreement for G&W Australia Holdings LP

(iii)	in the event that the GW Partners no longer hold an Aggregate Respective Proportion of greater than 50%, the Chairman has undertaken his or her duties for 12 months,

and at that time the Management Committee must remove the Chairman and appoint a new Chairman in accordance with clause 6.4(a).

6.5	Appointment and removal of Secretary

The Management Committee may appoint and remove or replace the Secretary of the Management Committee. The Secretary need not be a Representative.

6.6	Observers

Each General Partner may notify the Management Committee in advance of a meeting of the Management Committee that up to two observers may attend that meeting on behalf of that General Partner. The observers do not have a right to vote or participate at the meeting.

6.7	Initial Representatives

On and from the Investment Date, the initial Representatives of the Management Committee will be:

(a)	John C. Hellmann, Michael O. Miller, David A. Brown and Richard H. Allert as Representatives appointed by GW GP; and

(b)	Kieran Zubrinich and Gordon Taylor, as Representatives appointed by MIRA GP.

6.8	Use of experts

(a)	The Management Committee may, in its absolute discretion consult, appoint, employ or contract with any person to assist it to carry out its obligations in managing the Partnership and the Partnership Business pursuant to this Agreement. This shall include any expert, consultant, adviser or other person whom the Management Committee considers may assist it in the provision of its management services, but excludes Limited Partners.

(b)	Each General Partner is liable for its own acts or omissions notwithstanding that it has relied on the advice of any other person.

6.9	Strategic Plan

(a)	The General Partners must procure that the Management Committee refers to the Strategic Plan for general guidance on how to conduct the Partnership Business.

(b)	The General Partners have agreed the Initial Strategic Plan.

(c)	The Strategic Plan must be reviewed:

(i)	on an on-going basis at such times as determined by the General Partners, subject to being not less than once every three years; or

(ii)	at the request of a General Partner at any time so as to incorporate into the Strategic Plan any Reserved Matters agreed by the General Partners, as appropriate, or other material changes in the Partnership Business.

(d)	If the General Partners do not approve all or part of a Strategic Plan by the start of the period to which the relevant Strategic Plan relates, then that Strategic Plan or the unapproved part of it (as the case may be) is the same as in the previous Strategic Plan until such time as a new Strategic Plan or the previously unapproved part of the relevant Strategic Plan is approved by the General Partners.

Limited Partnership Agreement for G&W Australia Holdings LP

(e)	Once changes to the Strategic Plan are approved by the General Partners, all matters pertaining to the implementation of the Strategic Plan will be under the supervision and control of the Management Committee in its sole discretion, subject to clause 8.3 in respect of Reserved Matters.

6.10	Budget

(a)	The General Partners must procure that the Management Committee carries on the Partnership Business in accordance with the relevant Budget.

(b)	The Management Committee must select Representatives to form a budget committee (Budget Committee) to consider, make recommendations and submit to the Management Committee the draft Budget in accordance with the process set out in this clause 6.10. The Budget Committee must comprise of at least one Representative appointed by each General Partner.

(c)	At least 30 Business Days before the commencement of each Financial Year, the Budget Committee, with the assistance of Senior Management, must prepare and submit to the Management Committee for approval a draft Budget (including any draft amendments to the current Budget) for the next Financial Year.

(d)	At least 20 Business Days before the commencement of each Financial Year, the Management Committee must:

(i)	consider, vote on and approve with or without amendment the draft Budget received from the Budget Committee in accordance with clause 6.10(c) with or without amendment and may give conditional or unconditional approval of any item in the draft Budget; and

(ii)	inform the General Partners of the new Budget once approved.

For the avoidance of doubt, it will not be a breach of this Agreement by any Partner if the Management Committee approves a Budget which is not consistent with the draft Budget provided to it by the Budget Committee.

(e)	If any Representative does not approve the draft Budget in accordance with clause 6.10(d), that Representative may refer the draft Budget back to the Budget Committee for reconsideration and re-submission to the Management Committee, such re-submission to occur within 2 months of the date of the Representative’s referral. When referring a draft Budget back to the Budget Committee specific reasons for not approving the draft Budget must be provided by the relevant Representative.

(f)	If a draft Budget is referred back to the Budget Committee pursuant to clause 6.10(e), the Budget Committee, with the assistance of Senior Management, must prepare and re-submit to the Management Committee for approval within the 2 month period pursuant to clause 6.10(e) a revised draft Budget and the Management Committee must:

(i)	consider, vote on and approve with or without amendment the revised draft Budget received from the Budget Committee in accordance with clause 6.10(f) with or without amendment and may give conditional or unconditional approval of any item in the revised draft Budget; and

(ii)	inform the General Partners of the new Budget once approved.

(g)	If a draft Budget is not approved by a simple majority of the Management Committee, the Management Committee will work with Senior Management to establish an annual Budget that is satisfactory to the Management Committee in its sole discretion.

Limited Partnership Agreement for G&W Australia Holdings LP

(h)	Notwithstanding paragraphs (c) to (g) of this clause 6.10 above, the Management Committee must ensure that the draft Budget is approved without any item being subject to conditional approval or further amendment by the date that is 40 Business Days after the commencement of each Financial Year. All matters pertaining to the implementation of the Budget will be under the supervision and control of the Management Committee in its sole discretion, subject to clause 8.3 in respect of Reserved Matters.

6.11	Announcements, Advertising and Marketing Materials

Subject to clause 23.2, no announcement, advertising or marketing materials will be used in connection with the Partnership or the GWA Group unless they have been approved in writing by the Management Committee, except if such announcement or advertising refers to a Partner beyond its participation in the Partnership, or includes details of the ownership or capital structure or funding of the Partnership, that announcement or advertising must also be approved in writing by each Partner to which such announcement or advertising refers.

6.12	Partnership Bank Account

(a)	The Partnership Bank Account must be operated only for the requirements of the Partnership in the usual and regular course of business and always in the Partnership name.

(b)	The Management Committee must give the Partners reasonable written notice in advance of any change to the Partnership Bank Account details, including opening a new bank account with a different financial institution.

(c)	The Management Committee must take into consideration any reasonable tax or financial concerns of the Partners notified to the Management Committee in writing before making a decision to change the details of the Partnership Bank.

6.13	Partnership expenses

All expenses and outgoings of the Partnership, including any fees of independent advisors to the Management Committee and the costs and expenses incurred by the taking, keeping and circulating minutes of Management Committee meetings, are payable out of the Working Capital.

6.14	Partner expenses

Expenses incurred by any Partner for its own benefit, including fees and disbursement of its own legal counsel and other advisors incurred in connection with enforcing its rights under this Agreement, will be for the account of such Partner on whose behalf they are incurred, and will not be submitted to the Partnership for reimbursement and must not be reimbursed by the Partnership.

6.15	Reimbursement of Approved Expenses

(a)	Notwithstanding clause 6.14, if a Partner believes an expense incurred by that Partner should be an expense payable by the Partnership, before incurring such expense it must first be pre-approved by the General Partners as a Reserved Matter (Approved Expense).

(b)	Each Partner may be reimbursed for an Approved Expense out of the Working Capital.

6.16	Related Party Transactions

(a)	All Related Party Transactions must be approved by the General Partners as a Reserved Matter.

(b)	Other than in respect of Excess Services, the Partners agree that:

Limited Partnership Agreement for G&W Australia Holdings LP

(i)	requests by the Management Committee, a GWA Group entity or GWA Group employee for the provision of services under the Management Support Services Agreement;

(ii)	the provision of the services under the Management Support Services Agreement; and

(iii)	the administration (including the actual payment of any fees for services received) of the Management Support Services Agreement,

will not be a Related Party Transaction and no Representative will be deemed to have a conflict of interest when considering the provision of, or any request for, services under the Management Support Services Agreement.

(c)	The Partners agree that the amendment of the Management Support Services Agreement (including a change to the scope of the services or the basis for determining fees payable by the Partnership or the GWA Group), the request or payment for Excess Services, the conduct and outcome of any annual or other review of the Management Support Services Agreement or the termination of the Management Support Services Agreement will be a Related Party Transaction.

6.17	Preparation of financial accounts

(a)	The Management Committee must keep proper books of account and records of the affairs of the Partnership and the Partnership Business, including management and service fees, reimbursements, loans, interest and all other transactions as between the Partnership and the Partners.

(b)	Those books of account and records must be sufficient to enable the Management Committee to prepare the end of Financial Year accounts and other accounts relating to the Partnership as may be necessary and to ascertain the Partnership Property and Liabilities and the profits or losses realised from Partnership Business.

(c)	The Management Committee must ensure that the accounting records of the Partnership and the Partnership Business correctly record and explain the transactions of the Partnership and the Partnership’s financial position, and that these accounting records are kept in such a manner as will enable the preparation from time to time of true and fair accounts of the Partnership and enable the accounts of the Partnership to be conveniently and properly audited.

(d)	Each Partner may access the books of account during normal business hours.

(e)	The books of account must include a capital account balance in the Partner Account for each Partner’s Capital Contribution.

(f)	The capital account balance for the Partner Account of each Partner will be credited with the amount of that Partner’s Capital Contribution, plus any additional Capital Contributions in accordance with clause 5.3, less any returns of capital in accordance with clause 10.1(a)(iv)

(g)	The books of account must include a current account balance in the Partner Account for each Partner.

(h)	The current account balance of a Partner Account for each Partner will be credited with that Partner’s share of net profits in accordance with clause 10.1(a)(iii).

(i)

From 1 January 2017 (save for sub-paragraph (i) below, which shall commence from the Investment Date and which for the period prior to 1 January 2017, such accounts are to be prepared in accordance with the policies and procedures in place as at immediately

Limited Partnership Agreement for G&W Australia Holdings LP

prior to the Investment Date) as soon as reasonably practicable after the end of each relevant period throughout the duration of the Partnership, and also upon termination of the Partnership, the Management Committee will prepare (or procure the preparation of) and deliver to each Partner:

(i)	monthly management accounts of the Partnership (including any associated commentary prepared in conjunction with such accounts), which are not required to be reviewed or audited by the Auditor, and delivered to the Partners no later than 20 calendar days after the end of the relevant month;

(ii)	for so long as the Aggregate Respective Proportion of the GW Partners is greater than 50%:

(A)	quarterly consolidated management accounts of the Partnership (including comparison to Budget and any associated commentary prepared in conjunction with such accounts), together with quarterly reports in respect of environmental, social and governance matters (including details of material incidents or policy breaches, work, health and safety statistics and a summary of continuous improvement initiatives), and delivered to the Partners no later than 40 calendar days after the end of the relevant quarter;

(B)	annual consolidated financial accounts of the Partnership (including any associated commentary prepared in conjunction with such accounts), which are to be audited by the Auditor, and delivered to the Partners no later 120 calendar days after the end of the relevant Financial Year;

(C)	quarterly and annual financial accounts of the Partnership and its Subsidiaries and associated commentary required by the GW Group, subject to audit procedures and associated reporting by the Auditor as directed by the auditor of the GW Group within timeframes communicated by the GW Group and its auditor; and

(D)	documentation and testing of internal controls for financial reporting of the Partnership and its Subsidiaries as directed by the GW Group and its auditor within timeframes communicated to the Partnership by the GW Group and its auditor.

(iii)	for so long as the Aggregate Respective Proportion of the GW Partners is equal to or less than 50%:

(A)	quarterly consolidated financial accounts of the Partnership (including comparison to Budget and any associated commentary prepared in conjunction with such accounts), with the quarterly consolidated financial accounts (but not the comparison to Budget or the commentary) to be reviewed (but not audited) by the Auditor, together with quarterly reports in respect of environmental, social and governance matters (including details of material incidents or policy breaches, work, health and safety statistics and a summary of continuous improvement initiatives), and delivered to the Partners no later than 40 calendar days after the end of the relevant quarter;

(B)	annual consolidated financial accounts of the Partnership (including any associated commentary prepared in conjunction with such accounts), which are to be audited by the Auditor, and delivered to the Partners no later 60 calendar days after the end of the relevant Financial Year; and

Limited Partnership Agreement for G&W Australia Holdings LP

(C)	a report on the Partnership’s assessment of the effectiveness of its, and its consolidated Subsidiaries, internal controls over financial reporting based on the Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission as of each annual year end reporting date. The Management Committee must also procure that the Auditor perform an audit of the effectiveness of the Partnership’s, and its consolidated Subsidiaries, internal control over financial reporting during their audit of the annual consolidated financial accounts. Such reports must be delivered to the Partners as soon as reasonably practicable, but no later than 60 calendar days after the end of the relevant Financial Year.

(j)	Each of the financial accounts will include a statement of:

(i)	the Partnership Property and Liabilities;

(ii)	the net amount of equity in the Partnership; and

(iii)	the profits and losses in connection with the Partnership.

(k)	The financial accounts are binding on all of the Partners in the absence of manifest error.

6.18	Partner information rights

(a)	The Management Committee must provide each General Partner with:

(i)	as soon as practicable after the Management Committee is aware, a notification setting out any Notifiable Incidents; and

(ii)	any changes to the Strategic Plan once approved as a Reserved Matter and each Budget once approved by the Management Committee, in accordance with clause 6.9.

(b)	The Management Committee must as soon as reasonably practicable provide further information about GWA Group businesses that a General Partner reasonably requests from time to time, including for the purpose of a Partner’s planning cycle requirements.

6.19	Governance of the GWA Group

(a)	Subject to clause 6.19(b), the Management Committee must ensure that the Board composition of each GWA Group entity has the same proportionate composition as the Management Committee.

(b)	For so long as required by the constitution of Freightliner, or any other agreement between all of the shareholders of Freightliner, the Management Committee must ensure that the Freightliner Board composition comprises:

(i)	two directors appointed by GW GP;

(ii)	one director appointed by MIRA GP; and

(iii)	two directors appointed by the Freightliner Management Shareholders.

Each director appointed by a General Partner must, subject to his or her duties as a director of Freightliner, act in accordance with the directions of the Management Committee.

6.20	GW Group requirements

(a)	For so long as the Aggregate Respective Proportion of the GW Partners is greater than 50%:

Limited Partnership Agreement for G&W Australia Holdings LP

(i)	save to the extent that to do so would be a breach of Australian Law or to the extent that compliance with such policies would be a breach of Australian Law, the Management Committee must adopt, and must procure that the GWA Group adopts, policies in connection with operational matters, that comply with the policies of the GW Group in respect of the following:

(A)	financial reporting, budgeting, review, tax planning, outlook update, quarterly review and valuation processes;

(B)	accounting policies;

(C)	US reporting requirements;

(D)	compliance processes; and

(E)	employment, health and safety and environmental policies, procedures and programs; and

(ii)	the GW Group must provide the services requested under the Management Support Services Agreement in accordance with the terms of the Management Support Services Agreement.

(b)	The Management Committee and the Partnership must provide the GW Group with any information required by the GW Group pursuant to the GW Group’s assessment of its obligations under requirements of the U.S. Securities and Exchange Commission, the New York Stock Exchange and any tax or other Government Agency.

(c)	The Management Committee must consult with each General Partner and provide each General Partner with reasonable opportunity to comment on the policies and procedures of the Partnership or the GWA Group before any such policy is adopted, amended or terminated.

6.21	Compensation and management incentive plans

(a)	The Management Committee must select Representatives to form a remuneration committee (Remuneration Committee) to consider and make recommendations to the Management Committee in respect of compensation levels and the management incentive scheme that will apply to the Chief Executive Officer, Chief Financial Officer and other senior management of the GWA Group (together, Senior Management).

(b)	The Remuneration Committee must comprise of at least one Representative appointed by each General Partner.

(c)	The Management Committee, before making any decision in respect of the compensation levels or management incentive schemes that will apply to Senior Management:

(i)	must refer the matter to the Remuneration Committee for a recommendation; and

(ii)	must not make a decision in respect of the compensation levels and any management incentive schemes that will apply to Senior Management without considering a recommendation of the Remuneration Committee.

For the avoidance of doubt, it will not be a breach of this Agreement by any Partner if the Management Committee determines compensation levels or management incentive schemes which are not consistent with a recommendation of the Remuneration Committee.

(d)	The Management Committee will consider the recommendations of the Remuneration Committee pursuant to clause 6.21(a) and set compensation levels for the Senior

Limited Partnership Agreement for G&W Australia Holdings LP

Managers, provided that such compensation must be consistent with market standards for comparable management roles at that time.

(e)	The Management Committee will consider the recommendations of the Remuneration Committee pursuant to clause 6.21(a) and implement (or amend) a discretionary management incentive scheme for the Senior Managers in accordance with the following principles:

(i)	there will be no entitlement to receive any equity in the Partnership and all incentives will be cash settled unless approved in writing by each General Partner;

(ii)	the management incentives will be aligned with the performance of the Partnership;

(iii)	to the maximum extent possible, the Senior Management will be rewarded for elements of performance which is within their control; and

(iv)	the Senior Managers will be rewarded for achieving financial targets and other operational metrics, including health and safety,

subject to each Senior Manager being employed and not on notice of termination at the time the incentive payment is due.

7	Meetings of Management Committee

7.1	Meetings

(a)	The Management Committee must:

(i)	meet no less than quarterly and at any other time two or more Representatives give notice to call a meeting;

(ii)	procure that Senior Management participate in monthly teleconference calls or meetings with the General Partners to provide a performance update on the Partnership;

(iii)	hold all meetings in Australia; and

(iv)	unless otherwise agreed by a Representative appointed by each General Partner, at least 12 Business Days’ notice of a meeting of the Management Committee must be given to all Representatives.

(b)	A meeting conducted by telephone or other means of electronic communication will be deemed to be held at the place determined by the Management Committee, provided that at least one Representative present at the meeting was at that place for the duration of the meeting.

7.2	Quorum

(a)	A quorum for a meeting of the Management Committee will be:

(i)	for so long as the GW Partners hold an Aggregate Respective Proportion of greater than 50%, not less than two Representatives appointed by GW GP and one Representative appointed by MIRA GP; or

(ii)	in the event that the GW Partners no longer hold an Aggregate Respective Proportion of greater than 50%, one Representative appointed by each group of Related Partners with an Aggregate Respective Proportion of 20% or more.

(b)	If a quorum is not present within 30 minutes after the time appointed for the commencement of a meeting of the Management Committee, that meeting must be

Limited Partnership Agreement for G&W Australia Holdings LP

adjourned to a date between two and five Business Days after the scheduled meeting, to the same time and at the same place (to the extent possible), unless otherwise agreed in writing by all Representatives.

(c)	If a quorum is not present within 30 minutes after the time appointed for the commencement of a meeting adjourned under clause 7.2(b), those Representatives present will constitute a quorum.

7.3	Agendas for Management Committee meetings

(a)	Notices convening meetings of the Management Committee will specify the matters to be considered at the meetings and any proposed resolutions and, unless agreed by a Representative appointed by each General Partner, no other matters will be considered.

(b)	At an adjourned or reconvened meeting, the Management Committee may only consider the matters set out in a notice of the original meeting of the Management Committee unless agreed by a Representative appointed by each General Partner.

7.4	Minutes

(a)	The Secretary (if appointed) or the Representatives (if no Secretary is appointed) will keep minutes of each meeting of the Management Committee.

(b)	Without prejudice to clause 8.4, a draft of the minutes of a meeting will be provided to the Representatives as soon as practicable after the conclusion of the meeting and, if approved by all Representatives, will be signed by the Chairman and, when so signed, will be conclusive evidence of the proceedings and decisions of the meeting to which they relate, except if they contain a manifest error.

8	Voting of Management Committee

8.1	Voting Entitlement of Representatives

(a)	Each Representative has one vote at a meeting of the Management Committee.

(b)	A Representative who has a conflict of interest must give the other Representatives notice of that interest and the Representative:

(i)	is permitted to attend and speak at meetings of the Management Committee at which any matter which comes within the scope of the conflict of interest is to be considered by the Management Committee; and

(ii)	will not be entitled to vote on any matter before the Management Committee which comes within the scope of the conflict of interest.

8.2	Decisions by simple majority vote

Subject to clause 8.3, all matters considered at a meeting of the Management Committee will be decided by a majority of votes cast by the Representatives. The Chairman will not have a casting vote in addition to his or her vote as a Representative.

8.3	Reserved Matters

No resolution or decision of the Management Committee and no resolution of any Board which is to approve a Reserved Matter, or the entry into of any agreement or arrangement to undertake a Reserved Matter, is effective unless it has the prior approval in writing of (or such resolution or decision is subject to the approval in writing of) each General Partner.

Limited Partnership Agreement for G&W Australia Holdings LP

8.4	Decisions contractually binding on Partners

Subject to clause 8.3, decisions of the Management Committee will be contractually binding on each Partner and the Partnership will be entitled to act on the basis of those decisions notwithstanding that the Partners have not received information on that decision.

8.5	Circulating resolutions

Subject to clause 8.3, a resolution in writing (notice of which has been given to each Representative) signed by a majority of Representatives (calculated excluding alternate Representatives from the total number of Representatives) who are entitled to vote on that resolution which must include at least one Representative appointed by each General Partner (subject to the Representatives from that General Partner not being precluded from voting in accordance with clause 8.1(b)) will be as valid and effectual as if it had been passed at a duly convened meeting of the Management Committee.

9	Profits and losses of Partnership

9.1	General Partner to receive income

The General Partners, acting through the Management Committee on behalf of the Partnership, will receive all Gross Income, and will pay or cause to be paid from them all costs and expenses incurred in respect of the Partnership and the Partnership Business and the investments and operations of the Partnership.

9.2	Determination of profits and losses

Subject to clause 19, the Profits or losses of the Partnership will be determined by the Management Committee at the end of each Financial Year in respect of that Financial Year and audited by the Auditor as soon as reasonably practicable following the end of that Financial Year.

9.3	Allocation of profits and losses to Partner Account

The Profits or losses of the Partnership in respect of each Financial Year will be attributed and allocated to each Partner’s respective Partner Account in their Respective Proportions as at the end of the Financial Year concerned in accordance with clause 10. For the avoidance of doubt, the parties acknowledge that no allocation of Profits or losses under this clause 9.3 will alter any Partner’s Capital Contribution.

10	Distributions

10.1	Distributions of Partnership and GWA Group

(a)	Subject to the Distribution Policy, the Management Committee may make distributions to each Partner out of available cash flows and such distributions must be designated as one or more of the following:

(i)	interest payable on outstanding Partner Loans;

(ii)	repayment of principal of outstanding Partner Loans;

(iii)	distributions of Profits; and/or

(iv)	distributions of capital returns,

with such designation subject to approval of the General Partners as a Reserved Matter.

(b)	Any distribution of Profits or capital returns made to each Partner in accordance with sub-clause 10.1(a) must be made:

Limited Partnership Agreement for G&W Australia Holdings LP

(i)	in proportion to their Respective Proportions as and when the Management Committee sees fit; or

(ii)	in disproportion to their Respective Proportions as and when the Management Committee sees fit, with the prior written consent of all the Partners.

(c)	Any amounts of Profits distributed under clause 10.1(a)(iii) will be attributed and allocated to that Partner’s respective current account balance of their Partner Account.

(d)	Any returns of capital distributed under clause 10.1(a)(iv) will be attributed and allocated to that Partner’s respective capital account balance of their Partner Account.

(e)	For the avoidance of doubt, the parties acknowledge that only distributions of capital returns under clause 10.1(a)(iv) will reduce any Partner’s Capital Contribution.

10.2	Tax withholding

To the extent that the Management Committee or any General Partner is required by any Law or any tax treaty to withhold or to make tax payments on behalf of or with respect to any Partner, the Management Committee or any General Partner must withhold such amounts or make such tax payments, as so required.

11	Additional Financing

11.1	Additional finance

(a)	Subject to clause 8.3, in the event that the Partnership or a member of the GWA Group requires further funding, such funding must be sought by the Management Committee, having regard to the following order of priority:

(i)	first, out of profits generated by the Partnership;

(ii)	second, by Third Party debt finance; and

(iii)	third, by way of Partner Loans, further capital contribution by the Partners or a combination of the two, in accordance with this clause 11.

(b)	Subject to clause 5.3(a), no Partner undertakes to provide any further funding (whether debt or equity finance) to the Partnership and acknowledges that this may result in the dilution of its Partnership Interest in accordance with this clause 11.

11.2	Call for further funding

(a)	Subject to clause 8.3, a funding notice (Funding Notice) may be issued by the Management Committee to the Partners if funding is not able to be obtained (out of profits generated by the Partnership or on reasonable terms in the case of clause 11.1(a)(ii) or the terms of any Third Party debt finance were not approved by the General Partners as a Reserved Matter).

(b)	A Funding Notice must be approved by each GP as a Reserved Matter and must be issued to each Partner on a pro-rata basis by reference to their existing Respective Proportions and specify:

(i)	what the funding is required for;

(ii)	the date for payment to the Partnership, which must be:

(A)	no less than 20 Business Days after the date of the Funding Notice, or

(B)	such other date as reasonably determined by the Management Committee if an Urgent Funding Event occurs;

Limited Partnership Agreement for G&W Australia Holdings LP

(iii)	the dollar amount of the funding required from each Partner in their Respective Proportions (Funding Amount); and

(iv)	whether the Funding Amount is to be provided by way of a Partner Loan, capital contribution by a Partner or a combination of the two; and

(v)	if the Funding Amount is to be provided by way of a further Capital Contribution, the Respective Proportion that the Partner will have on making a further Capital Contribution.

(c)	If a Funding Notice is issued in accordance with this clause 11.2, each Partner has:

(i)	5 Business Days; or

(ii)	if in respect of an Urgent Funding Event, such other period of time as reasonably determined by the Management Committee,

to notify the Management Committee and the other Partners as to whether or not it will accept the requirement to provide the Funding Amount in accordance with the Funding Notice (Acceptance Notice) and, if accepted, the Partner must provide the Funding Amount in accordance with the Funding Notice.

(d)	A Partner may nominate an Affiliate to provide all or any part of the Funding Amount called under a Funding Notice. Details of any such proposed Affiliate must be included in the relevant Acceptance Notice.

(e)	The terms of a Partner Loan must:

(i)	be approved by the Management Committee, and if the terms mean that it is a Reserved Matter, then approved in accordance with clause 8.3; and

(ii)	not allow for the relevant Partner Loan to be called unless each General Partner has approved in writing such a call,

and the Partners agree that a Partner Loan is not an increase of the capital of the Partner lending the Partner Loan and it does not entitle the Partner lending the Partner Loan to an increased share in the profits of the Partnership.

11.3	Failure to provide Funding Amount

The following provisions apply if a Partner (Non-contributing Partner) receives a Funding Notice and fails to provide an Acceptance Notice by the time required:

(a)	The Management Committee must as soon as practicable notify (Shortfall Notice) all Partners of each Non-contributing Partner’s identity and the Funding Amount each Non-contributing Partner was requested to fund (Unpaid Amount).

(b)	Each Partner (Contributing Partner) that has provided an Acceptance Notice may, as soon as practicable after receipt of the Shortfall Notice, notify (Contribution Notice) each other Partner and the Management Committee that it will pay all or part of the Unpaid Amount.

(c)	The Management Committee must as soon as practicable notify all Partners of the Contributing Partner’s identity and the amount of the Unpaid Amount each of the Contributing Partners has agreed to pay.

(d)	If all Contributing Partners agree to pay amounts which in aggregate are more than the Unpaid Amount, then such amounts shall be reduced pro-rata in their Respective Proportions as between those Contributing Partners.

(e)	If the Unpaid Amount is:

Limited Partnership Agreement for G&W Australia Holdings LP

(i)	funded as a Capital Contribution, then clauses 5 and 11.4 apply;

(ii)	received as a Partner Loan, then it must be in accordance with clause 11.2(e); and

(iii)	required to fund an Urgent Funding Event (Urgent Amount), each Non-contributing Partner has 30 days from the date a Contributing Partner paid the Urgent Amount to repay to the Contributing Partner the amount of the Urgent Amount paid by the Contributing Partner, plus interest accruing at the Interest Rate.

11.4	Dilution of Non-contributing Partner

(a)	If a Partner pays an Unpaid Amount in accordance with clause 11.3 (and, if in respect of an Urgent Funding Event, a Non-contributing Partner has not repaid the Urgent Amount in accordance with clause 11.3(e)(iii)), then that Contributing Partner is deemed to have paid an amount that is equal to 95% of the Unpaid Amount for new Partnership Interests which would otherwise have been issued to a Non-contributing Partner in respect of its proportion of the Unpaid Amount, such that the Respective Proportion of the relevant Partner who paid the Unpaid Amount will equal (expressed as a percentage):

Where:

CPRP = that Contributing Partner’s Respective Proportion multiplied by the fair market value of the Partnership prior to receiving any contributions under the Funding Notice, plus the amount otherwise paid by the Contributing Partner as required by the relevant Funding Notice (not including the Unpaid Amount);

UA = the Unpaid Amount paid by that Contributing Partner to the Partnership; and

TCP = the fair market value of the Partnership following all contributions received following a Funding Notice.

“fair market value” is as determined by all of the Partners or, failing such agreement, as determined by an Independent Expert as at the date of the payment of the Unpaid Amount on the assumptions and bases in clause 17.4.

(b)	The Non-contributing Partner’s Respective Proportion will decrease by the same percentage amount as the Contributing Partner’s Respective Proportion increases as calculated in accordance with this clause 11.4. Where there is more than one Contributing Partner, the Non-contributing Partner’s Respective Proportion will decrease by the same percentage amount as the aggregate of the increases to each Contributing Partner’s Respective Proportion under this clause 11.4.

(c)	The General Partners must ensure that the Respective Proportions set out in the books of the Partnership reflect the revised Respective Proportions calculated in accordance with this clause 11.4.

Limited Partnership Agreement for G&W Australia Holdings LP

12	Transfer of Partnership Interests

12.1	Transfer of Partnership Interests generally

(a)	Subject to paragraphs (c) and (d) below, unless it obtains the prior written consent of all other Partners, a Partner must not Transfer any or all of its Partnership Interest during the Lock-up Period.

(b)	Subject to paragraphs (c) and (d) below, and subject always to the Transfer not being to a Prohibited Transferee, a Partner must not Transfer all or any of its Partnership Interest after the Lock-up Period without having first complied with:

(i)	clause 14 (Pre-emption right on Transfers);

(ii)	clause 15 (Tag Right); and

(iii)	clause 16 (Exit events),

unless it obtains the prior written consent of all other Partners.

(c)	A Partner may Transfer any or all of its Partnership Interest to a Permitted Transferee in accordance with clause 13 (Permitted Transfers).

(d)	A Partner may Transfer all (but not part) of its Partnership Interest by way of a Third Party Sale in accordance with clause 16 (Exit Events).

12.2	Stapled Partnership Interests

(a)	Subject to clause 12.3, each Partner’s Partnership Interest is stapled to that of its Related Partner(s) and any Transfer of a Partnership Interest by a Partner must be Transferred to the same transferee or an Affiliate of that transferee in the same proportions on a pro-rata basis, at the same time and in the same manner as the Partnership Interest of its Related Partner(s).

(b)	Subject to clause 12.3, a reference to a Partner Transferring its Partnership Interest in this Agreement is a reference to that Partner and its Related Partner(s) Transferring their respective Partnership Interests in accordance with clause 12.2(a).

12.3	Exceptions to Stapling

Each MIRA Limited Partner’s Partnership Interest is stapled to that Partner’s GP Proportion of Partnership Interests held by MIRA GP and the MIRA Limited Partner and MIRA GP must ensure that either:

(a)	any Transfer of a Partnership Interest by a MIRA Limited Partner is Transferred together with the relevant GP Proportion of the Partnership Interests held by MIRA GP to the same transferee or an Affiliate of that transferee; or

(b)	the relevant transferee, or an Affiliate of that transferee, acquires, at the same time that the MIRA Limited Partner Transfers its Partnership Interest, an interest in the MIRA GP that is referable to the Partnership Interests that would otherwise be required to be Transferred pursuant to clause 12.3(a)(i) above.

12.4	Effect of Transfer on application of this Agreement

(a)	A Transfer by a Partner (Transferor) of all or any of its Partnership Interests to the recipient of the Partnership Interest (Transferee), is not effective unless the Transferee agrees in writing to be bound by this Agreement by executing an Admission Certificate.

(b)	If a Partner Transfers its entire legal and beneficial Partnership Interest in accordance with this Agreement, then:

Limited Partnership Agreement for G&W Australia Holdings LP

(i)	this Agreement ceases to apply to that Partner except to the extent contemplated in clause 23.5; and

(ii)	this Agreement continues to apply to all other Partners in accordance with its terms and each Partner must perform its obligations under this Agreement in relation to any Transferee as if that person were a party to this Agreement.

12.5	Disclosures to Third Parties

(a)	Notwithstanding clause 12.5(b), a Partner must not engage in discussions or share any Confidential Information with any person that Competes with the Partnership.

(b)	A Partner may engage in discussions or share any Confidential Information with any Third Party in relation to a proposed Transfer provided that:

(i)	the Partner has notified in writing each other General Partner no less than 5 Business Days prior to any engagement or if approached by a Third Party, immediately upon that approach; and

(ii)	the Partner enters into a confidentiality agreement with the Third Party for the benefit of the Partnership and the Partnership Business as a whole on terms no less favourable than those set out in clause 23.

12.6	Non-complying Transfer ineffective

Any Transfer made in breach of this Agreement without the approval in writing of all Partners will be null and void and of no effect whatsoever.

13	Permitted Transfers

A Partner may Transfer any or all of its Partnership Interest to a Permitted Transferee subject to the Permitted Transferee not being a Prohibited Transferee (unless the Partner obtains the prior written consent of all of the Partners).

14	Pre-emption right on Transfers

(a)	All Transfers must first follow the procedure set out in this clause 14, unless the Transfer is to a Permitted Transferee. For the avoidance of doubt, any subsequent Transfer of such Partnership Interests must first follow the procedure set out in this clause 14.

(b)	If a Transferor wishes to Transfer all or any of its Partnership Interest (Transfer Interest) to a Third Party or another Partner, it must first offer the Transfer Interest to each other Partner (Continuing Partner) in their Respective Proportions (excluding the Transferor from such calculation) by written notice (Transfer Notice), with such notice being an irrevocable offer for the sale of the Transfer Interest.

(c)	A Transfer Notice must include the following:

(i)	the proportion of the Partnership represented by the Transfer Interest (expressed as a percentage);

(ii)	the proposed cash price in Australian currency for the Transfer Interest (Transfer Price);

(iii)	the proportion of the Transfer Interest that Continuing Partner would receive, assuming that all Continuing Partners accept the offer to purchase the Transfer Interest, such proportion calculated pro-rata in their Respective Proportions as between the Contributing Partners (Partner Entitlement);

(iv)	any other terms upon which the Transfer Interest is offered for sale; and

Limited Partnership Agreement for G&W Australia Holdings LP

(v)	an indication of the categories of potential Third Parties to whom the Transferor may Transfer the Transfer Interest pursuant to clause 14(j),

(together, Transfer Terms).

(d)	If a Transferor has received a bona fide Third Party offer in writing for the Transfer Interest, the Transfer Notice must include the identity of the Third Party and be accompanied by a true and correct copy of such bona fide Third Party offer.

(e)	Subject to clause 14(f), a Transfer Notice constitutes an unconditional offer to Transfer the Transfer Interest on the Transfer Terms which must remain open for acceptance by the Continuing Partners for 30 days after the date of service of the Transfer Notice on the Continuing Partners (Notice Period).

(f)	The Transferor may revoke a Transfer Notice prior to the end of the Notice Period, provided that no Continuing Partner has accepted the offer to Transfer the Transfer Interest.

(g)	At any time during the Notice Period, any of the Continuing Partners may by notice in writing to the Transferor (with a copy to be provided to each other Partner) accept some or all of the Partner Interest offered to it in a Transfer Notice (Accepting Partners). Acceptances of offers made pursuant to this clause 14(g) must be unconditional other than any required approvals from any Government Agency.

(h)	If, within the Notice Period, the Transferor receives acceptances from Accepting Partners which in aggregate would be more than the amount of the Transfer Interest to be Transferred, the Transferor must agree to such acceptances on the basis that:

(i)	each Partner that accepted its Partner Entitlement receives its proportion of the Transfer Interest calculated pro-rata in their Respective Proportions as between the Accepting Partners; and

(ii)	if a Partner accepts the offer to Transfer less than its full Partner Entitlement:

(A)	that Partner receives such lesser amount of the Transfer Interest that it accepted; and

(B)	a proportion of the shortfall (arising from a Partner accepting less than its Partner Entitlement) is received by each other Accepting Partner who accepted their Partner Entitlement calculated pro-rata in their Respective Proportions as between the other Accepting Partners.

(i)	The Accepting Partners and the Transferor must effect the sale of the Transfer Interest to the Accepting Partners in accordance with the Transfer Terms, and do all things required of them in this regard as soon as is reasonably practicable after the end of the Notice Period and in any event by no later than 20 Business Days from the end of the Notice.

(j)	If, within the Notice Period, the Transferor receives offers from Accepting Partners for less than 100% of the Transfer Interest, the Transferor may, at any time within 6 months after the expiry of the Notice Period, Transfer all but not some of the Transfer Interest to one or more Third Parties that are not Prohibited Transferees at a price not less than the Transfer Price and on terms no more favorable to the Transferee than the Transfer Terms.

(k)	If the transfer of all of the Transfer Interest does not occur within the 6 month period set out in clause 14(j), the Transferor must not Transfer the Transfer Interest without first complying with the requirements set out in this clause 14 once more.

Limited Partnership Agreement for G&W Australia Holdings LP

15	Tag Right

15.1	Tag Notice

(a)	If:

(i)	a Transferor has complied with the procedure in clause 14 and the Transferor wishes to Transfer the Transfer Interest to a Third Party; and

(ii)	the Transfer Interest comprises 50% or more of all Partnership Interests at that time (including by way of a single transaction or series of related transactions),

then the Transferor must give a notice in writing (Tag Notice) to each of the other Partners in accordance with this clause 15.

(b)	Each of the other Partners has the right to require the Transferor to use its reasonable endeavours to cause the Third Party to purchase each Partner’s entire Partnership Interest in accordance with this clause 15 (Tag Right).

(c)	The Tag Notice must specify:

(i)	the proportion of the total Partnership Interests represented by the Transfer Interest (expressed as a percentage);

(ii)	the proportion of the Transferor’s Partnership Interest represented by the Transfer Interest (expressed as a percentage);

(iii)	the cash price in Australian currency for the Transfer Interest (Tag Price);

(iv)	the identity of the Third Party who has made a bona fide offer to purchase the Transfer Interest at the Tag Price; and

(v)	any other terms (including any customary warranties required) upon which the Transfer Interest is offered for sale,

(together, Tag Terms).

The Tag Price and the Tag Terms must not be more favourable than the Transfer Price and Transfer Terms notified under clause 14.

(d)	The Tag Notice must be accompanied by a true and correct copy of the bona fide offer for the Transfer Interest given in writing by the Third Party.

15.2	Exercise of Tag Right

(a)	Each of the other Partners may give a notice in writing to the Transferor (Tag Acceptance) stating that it, subject to clause 15.2(e), irrevocably elects to Transfer its entire Aggregate Partnership Interest (Tag Interest).

(b)	A Tag Acceptance must be in writing addressed to the Transferor and given to the Transferor within 10 Business Days of receipt by the relevant Partner (Tag Partner) of the Tag Notice.

(c)	Failure by a Partner to provide a Tag Acceptance within such 10 Business Day period will be deemed to be a waiver of its Tag Rights under this clause 15.

(d)	A Tag Partner may Transfer its entire Aggregate Partnership Interest to the Third Party in accordance with this clause 15 without the need to comply with the procedure set out in clause 14.

(e)	If a Tag Partner gives a Tag Acceptance, the Transferor may Transfer all or any of the Transfer Interest to the Third Party only if it procures that the Third Party acquires from

Limited Partnership Agreement for G&W Australia Holdings LP

each of the Tag Partners its Tag Interest at the Tag Price and on the Tag Terms at the same time as the Transfer Interest.

15.3	Completion of Transfer of Partnership Interest

(a)	Completion of the Transfer of the Transfer Interest and each Tag Interest must occur contemporaneously. If the Third Party fails to complete the purchase of the Tag Interest it agreed to acquire pursuant to this clause 15 within two months of the Tag Acceptance, then no Partner is permitted to consummate the proposed Transfer of either the Transfer Interest or Tag Interest, and any such attempted Transfer will be null and void; and:

(i)	the General Partners will not register any such purported Transfer; and

(ii)	the Third Party (or successor by operation of Law) will be deemed not to be a Partner arising from such transactions or proposed transactions and will not be entitled to any of the rights of a Partner arising therefrom.

(b)	If the Transferee requires the Transferor to provide reasonable warranties in relation to the Partnership Interest being Transferred and the assets and liabilities of the Partnership, each Tag Partner must agree in the Tag Notice to provide the same warranties to the Transferee in order to exercise its Tag Right.

16	Exit events

16.1	Exit Notice

(a)	A Partner must notify each other Partner in writing at any time that they wish to effect a Third Party Sale or seek an IPO (Exit Notice).

(b)	An Exit Notice must include reasonable details of the proposed Third Party Sale or IPO (as applicable).

16.2	Third Party Sale

Subject to first complying with clauses 14 and 15, a Partner may Transfer its entire Aggregate Partnership Interest by way of a Third Party Sale:

(a)	at any time after the expiry of the Lock-up Period, subject to the Transferee not being a Prohibited Transferee (unless approved with the prior written consent of all of the Partners); and

(b)	at any time during the Lock-up Period if the following conditions are satisfied:

(i)	the Transfer must result in a Return on Investment of no less than 250%;

(ii)	the Third Party Sale must not have been actively solicited by a Partner, any of its Affiliates or any of their advisors; and

(iii)	the Transferee must not be a Prohibited Transferee (unless approved with the prior written consent of all of the Partners).

16.3	IPO

(a)	Subject to first complying with clause 14, a Partner may seek an IPO of up to 100% of the Partnership with the prior approval of all of the Partners.

(b)	Each Partner shall be entitled to participate in an IPO on the same terms and conditions.

(c)	In the event of any IPO, this Agreement may be either terminated or amended in order to comply with applicable Laws and securities exchange regulations in connection with such IPO subject in either case to conditions to be agreed in good faith, such agreement on the part of each Partner not to be unreasonably withheld or delayed.

Limited Partnership Agreement for G&W Australia Holdings LP

16.4	Exit mechanics

In connection with clauses 16.1 to 16.3:

(a)	prior to the implementation of any IPO or Third Party Sale, the Partners must first follow the pre-emption rights procedure set out in clause 14 and, in respect of a Third Party Sale, the Tag Right procedure set out in clause 15. Once complied with, each Partner waives any further rights of pre-emption that Partner may have under this Agreement or otherwise in connection with or pursuant to such IPO or Third Party Sale;

(b)	each Partner and the Management Committee must use its best endeavours to procure that all steps are taken as are required (including any specific steps set out in the Exit Notice or any other steps notified by the Management Committee in writing from time to time) to obtain such IPO or effect such Third Party Sale, provided in each case that these steps are on terms no less favourable to any Partner;

(c)	each Partner appoints each of the Representatives as its agent to negotiate, procure and complete the sale of its Partnership Interest in conjunction with or pursuant to such IPO or Third Party Sale; and

(d)	each Partner agrees that the Tag Right in clause 15 has no operation in connection with the sale of the Partnership in conjunction with or pursuant to an IPO.

16.5	Warranties on exit

(a)	The Partners acknowledge that in the event of a Third Party Sale or an IPO the Partners will not be required to give any indemnities or any representations and warranties (other than as to title and capacity).

(b)	The parties must use reasonable endeavours to implement any measures which the General Partners agree are commercially reasonable for that purpose (such as warranty and indemnity insurance).

17	Defaulting Partner Transfers

17.1	Default Event

A Partner becomes a defaulting partner (Defaulting Partner) if:

(a)	a Material Breach of this Agreement is committed by or occurs in respect of that Partner, provided that, where the Material Breach is capable of remedy, the Partner fails to remedy the breach within 10 Business Days of the date that the Partner is notified by the Management Committee or any other Partner of the breach;

(b)	that Partner is prohibited from being a partner in the Partnership by a change in any Law;

(c)	an Insolvency Event occurs in relation that Partner; or

(d)	there is a Change of Control of that Partner,

(each a Default Event).

17.2	Default Event Notice

(a)	Upon another Partner (Non-defaulting Partner) becoming aware of a Default Event, it may give notice (Default Event Notice) to the Defaulting Partner and the Management Committee.

(b)	A Default Event Notice given by a Non-defaulting Partner must: (i) state that the notice is given under this clause; and

Limited Partnership Agreement for G&W Australia Holdings LP

(ii)	identify the Default Event in respect of which the notice is given.

17.3	Defaulting Partner Transfer

(a)	If a Default Event occurs then any Non-defaulting Partner may cause a Transfer of the entire Partnership Interest of the Defaulting Partner by giving a written notice to each other Partner and the Management Committee.

(b)	If such a notice is received by the Management Committee, the Defaulting Partner is deemed to have given an irrevocable Transfer Notice in accordance with clause 14 and the procedure set out in clause 14 must be followed, subject to the following conditions:

(i)	the Transfer Interest is the Defaulting Partner’s entire Aggregate Partnership Interest;

(ii)	the Transfer Price is the Default Transfer Price calculated in accordance with clause 17.4; and

(iii)	the Notice Period will commence upon the date that the Independent Expert has notified the Non-defaulting Partners of the Default Transfer Price.

17.4	Transfer Price

If a Partner is deemed to have given a Transfer Notice pursuant to this clause 17, the Transfer Price (Default Transfer Price) for the relevant Transfer Interest must be 95% of its fair market value determined by all of the Partners or, failing such agreement, as determined by an Independent Expert as at the date of the Transfer Notice on the following assumptions and bases:

(a)	valuing the Transfer Interest is on an arm’s length sale between a willing vendor and a willing purchaser;

(b)	if the Partnership is carrying on business as a going concern, on the assumption that it is to continue to do so;

(c)	taking into account the then current Strategic Plan and Budget;

(d)	taking into account all amounts which the Transferor is obliged to pay to the other Partners or the Partnership under the terms of this Agreement (unless those amounts previously have been paid by or on behalf of the Transferor);

(e)	taking into account the stamp duty (if any) payable with respect to the Transfer of the Transfer Interest;

(f)	taking into account the rights and other restrictions attached to the Transfer Interest;

(g)	without taking into account whether the Transfer Interest does or does not (taken as a whole) confer any right of Control of the Partnership; and

(h)	taking into account any other information the Independent Expert reasonably thinks fit.

17.5	Reasonable endeavours

Each of the Partners must:

(a)	provide all information and assistance reasonably requested by the Independent Expert in connection with the determination of the Transfer Price under this clause 17; and

(b)	must use its reasonable endeavours to procure that the Independent Expert determines the Transfer Price within 20 Business Days of being requested to do so.

Limited Partnership Agreement for G&W Australia Holdings LP

18	Competition

18.1	Partners’ covenants not to compete with Partnership

(a)	For the sole purpose of protecting each Partner and the Partnership in respect of the goodwill of the Partnership, each Partner undertakes that it will not:

(i)	Compete with the Partnership; or

(ii)	entice (or attempt to entice) away from the GWA Group:

(A)	any customer of the GWA Group;

(B)	any supplier to the GWA Group; or

(C)	any employee of the GWA Group.

(b)	MCHPL must procure that, to the extent it or its Subsidiaries have the rights and powers (including veto powers) to do so, the businesses and assets owned or managed by any of MCHPL’s Subsidiaries operating within the Macquarie Infrastructure and Real Assets division of Macquarie Group Limited comply with the requirements of clause 18.1(a).

(c)	Each GW Partner must procure that its Affiliates comply with the requirements of clause 18.1(a).

18.2	Application of covenants

(a)	The covenants in clause 18.1 only apply during each of the specified periods referred to in clause 18.3 and in each of the specified areas referred to in clause 18.4.

(b)	The prohibition set out in clause 18.1 will not restrict any Partner or its Affiliates from holding or acquiring (directly or indirectly) in aggregate not more than 5% of the issued ordinary shares in the capital of any body corporate listed on a recognised securities exchange.

18.3	Specified periods

For the purposes of clause 18.2(a):

(a)	in respect of the prohibition set out in clause 18.1(a)(i), the specified period is during the time each Partner is a partner of the Partnership; and

(b)	in respect of the prohibition set out in clause 18.118.1(a)(ii), the specified period is during the time each Partner is a partner of the Partnership and the period of:

(i)	2 years after the date on which such Partner ceased to be a partner in the Partnership; or if that is unenforceable

(ii)	12 months after the date on which such Partner ceased to be a partner in the Partnership.

18.4	Specified areas

For the purposes of clause 18.2, the specified areas are:

(a)	Australia; or if that area is unenforceable;

(b)	New South Wales, South Australia, Queensland, Victoria, Western Australia and the Northern Territory; or if that area is unenforceable

(c)	New South Wales, South Australia and the Northern Territory.

Limited Partnership Agreement for G&W Australia Holdings LP

18.5	Construction and nature of restrictions

Each Partner acknowledges that each of the prohibitions and restrictions contained in clause 18.1 insofar as it relates to:

(a)	any of the activities referred to in clause 18.1 is separate, distinct and severable from any other activity set out in clause 18.1; and

(b)	any of the areas referred to in clause 18.4 is separate, distinct and severable from any other area set out in clause 18.4;

and the invalidity of such restraint in respect of:

(c)	any such activities will not affect its validity in respect of any of the other activities; and

(d)	any such areas will not affect its validity in respect of any of the other areas.

It is the intention of the parties that all combinations of the prohibitions and restrictions will apply and be enforceable and that only those which a Court, in exercising its discretion, may hold to be an unreasonable restraint of trade will be severed.

18.6	Remedies

The Partners acknowledge that:

(a)	each of the prohibitions and restrictions contained in this clause 18 is reasonable as to period, territorial limitations and subject matter;

(b)	each of the prohibitions and restrictions contained in this clause 18 confers a benefit on the Partnership which is no more than that which is reasonably and necessarily required by the Partners for the maintenance and protection of the goodwill of the Partnership Business; and

(c)	breach of any of the prohibitions and restrictions contained in this clause 18 may not adequately be compensated by an award of damages and any breach by a Partner of any of those prohibitions and restrictions will entitle the non-breaching Partners, in addition to any other remedies available at Law or in equity, to seek an injunction to restrain the committing of any breach (or continuing breach) of any of those prohibitions or restrictions.

19	Process upon dissolution

19.1	Application of proceeds on dissolution

As soon as practical (and in any event within 60 days) after the date on which the Partnership is dissolved in accordance with clause 3.4, the General Partners must sell, call in and convert the Partnership Property into money, and apply the proceeds in the following order of priority:

(a)	in payment of or provision for the costs, charges, liabilities (whether actual or contingent), expenses, claims and demands incurred, made or anticipated by each General Partner in connection with the Partnership or arising out of the termination of the Partnership;

(b)	in reimbursement of each General Partner for payments for which it is entitled to be reimbursed in accordance with clause 6.15 and indemnified in accordance with clause 4.3;

(c)	in payment to the Partners of the positive balances in their respective Partner Accounts, reduced in their Respective Proportions if the remaining net proceeds of sale and the balance of the Partnership are insufficient for a full distribution to each Partner entitled to receive any such payment, upon the execution by the Partners in favour of each General Partner of such releases as may reasonably be required; and

Limited Partnership Agreement for G&W Australia Holdings LP

(d)	in payment to the Partners of any surplus balance of the Partnership Net Assets in their Respective Proportions.

19.2	If no General Partner

If all General Partners have retired or are otherwise unable or unwilling to continue to perform their duties under this clause 19, the remaining Partners must nominate a person to carry out those duties.

19.3	Distribution of assets

Without limiting the generality of clause 19.1, before dissolution of the Partnership, the Partners must unanimously agree that, after making proper provision for the discharge and repayment of all debts, liabilities and expenses of the Partnership, some or all of the assets of the Partnership should:

(a)	be distributed in kind; or

(b)	be sold to any Partner or other person for cash or valuable consideration.

19.4	Final statement

(a)	Upon applying or distributing the net proceeds of sale and the balance of the Partnership Net Assets, the General Partners must give to each Partner a final statement setting out the details of the sale, calling in and conversion of the Partnership Property and the distribution and all payments otherwise made or allowed for.

(b)	Each General Partner shall then be released from all further duties and obligations under this Agreement, without prejudice to any liability of that General Partner incurred under this Agreement to the Partners or any of them or any breach of its duties imposed by Law under this Agreement or otherwise.

20	Disputes

20.1	Disputes

(a)	Upon the occurrence of any dispute, controversy or claim arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination (a Dispute), the Management Committee or a Partner may give notice to each Partner requiring that the Dispute be resolved in accordance with this clause 20 (Dispute Notice).

(b)	The parties to a Dispute will first seek to resolve the Dispute by way of negotiations between senior executives, as nominated in writing by each Partner with authority to resolve the Dispute.

(c)	Any Dispute not resolved by negotiations within 10 Business Days of giving a Dispute Notice or such other longer period agreed between the parties to the Dispute, will be referred to and finally resolved by way of negotiations between the senior partner(s) or chief executive officer of each Partner.

(d)	If the parties fail to resolve the Dispute within 20 Business Days of receipt of the Notice of Dispute or such other longer period agreed between the parties to the Dispute, the parties may take whatever action they consider necessary to resolve the Dispute.

Limited Partnership Agreement for G&W Australia Holdings LP

20.2	Communications without prejudice

Communications between the parties during the process set out in clause 20.1, whether oral or in writing, will not be admissible as evidence in any legal process unless in writing and signed by both parties.

20.3	Continued performance of the agreement

Despite the existence of a Dispute, the parties must continue to perform their respective obligations under this Agreement.

20.4	Court proceedings

A party may not start court proceedings in relation to a Dispute until it has exhausted the procedures in this clause 20, unless the party seeks injunctive or other interlocutory relief.

21	Third Party Claims

21.1	Conduct of Third Party Claims

If a Claim is made by a Third Party against the Partnership or all or any of the Partners in their capacity as Partners of the Partnership (a Third Party Claim), the Partners agree that all decisions in relation to the conduct of such claim including, without limitation, decisions relating to:

(a)	payment, settlement or compromise of a Third Party Claim;

(b)	any admission in respect of a Third Party Claim;

(c)	the defence of a Third Party Claim; or

(d)	the engagement and instruction of external solicitors or other advisers relating to the Third Party Claim,

will be taken by the Management Committee, subject to obtaining any General Partner approval if required as a Reserved Matter.

21.2	Funding Third Party Claims

The Partners agree that any funding required for a Third Party Claim must be provided in accordance with clause 11.

22	Partner matters

22.1	Duties of Partners

Each Partner must:

(a)	use its best endeavours and work diligently for the benefit of the Partnership;

(b)	be just and faithful to the other Partners in all matters relating to the Partnership and must report to and provide complete and accurate information and explanations of all matters relating to the Partnership to the other Partners;

(c)	punctually pay and discharge the Partner’s separate and private debts and engagements and indemnify the other Partners against any liability in respect of them;

(d)	use the name of the Partnership in all transactions of the Partnership, but a Partner may not (while a Partner or at any subsequent time) use the name of the Partnership except in relation to the Partnership Business;

(e)	devote such time and attention to the Partnership as the Partners from time to time decide;

Limited Partnership Agreement for G&W Australia Holdings LP

(f)	maintain all authorisations, permits and licenses required by the Partner to conduct the Partnership (if any); and

(g)	make good to the Partnership any loss suffered by the Partnership arising from a breach of this Agreement by that Partner.

22.2	Restrictions on Partners

Unless otherwise permitted by the terms of this Agreement, each Partner must not, without obtaining the prior written agreement of all of the Partners, do any of the following:

(a)	lend any money belonging to the Partnership;

(b)	enter into any bond or guarantee or become bail, surety or security with or for any person or do or knowingly suffer anything by which, or by reason of which, the capital or any Partnership Property may be seized, attached or taken in execution;

(c)	sell, purchase, receive, take or otherwise employ any of the money, goods, or any other Partnership Property;

(d)	on behalf of or in the name of the Partnership:

(i)	invest any money or create a reserve fund;

(ii)	acquire, lease or sell any Partnership Property;

(iii)	borrow money or give any security over Partnership Property in respect of any loan;

(iv)	compromise or release any claim or debt vested in the Partnership;

(v)	bring in an additional Partner; or

(vi)	vary the nature of the Partnership.

22.3	Representations and Warranties of Partners

Each Partner represents and warrants to each other Partner that:

(a)	it is validly existing in its place of incorporation;

(b)	it has all requisite corporate and other legal authority to carry on its business in every jurisdiction under the Laws of which the nature of its business requires it to be qualified there to do business;

(c)	it has taken all corporate action required or necessary for the authorisation, execution, delivery and performance of this Agreement;

(d)	when accepted by the other Partners, this Agreement will constitute a valid and binding obligation that will be enforceable against it in accordance with its terms (subject only to limitations on enforceability that might result from bankruptcy, insolvency or other similar Laws affecting creditors’ rights generally);

(e)	it has no knowledge of any material adverse action, suit or proceeding pending or threatened against it that may have a material adverse effect upon it performing its obligations under this Agreement;

(f)	neither the execution of this Agreement, nor the consummation of the transactions contemplated by it, nor the fulfilment of or compliance with the terms and conditions contained within it, will conflict with its constituent documents, or will result in a breach of, or constitute a conflict or default under, any material contract, agreement or instrument to which it is a party or by which it or its assets or personnel are bound; and

Limited Partnership Agreement for G&W Australia Holdings LP

(g)	the foregoing representations and warranties will continue to be true and correct during the continuance of this Agreement.

22.4	Continuation of Partnership

The parties agree that the Partnership will continue in full force and effect upon the admission of an incoming Partner.

22.5	Limitation of liability of the Trustees

(a)	Each Trustee enters into this Agreement in its capacity as trustee of the Relevant Trust and in no other capacity.

(b)	The parties acknowledge that each Trustee incurs the relevant Trustee Liabilities solely in its capacity as trustee of the Relevant Trust.

(c)	Subject to sub clause 22.5(e), a Trustee Liability may be enforced against the relevant Trustee only to the extent to which:

(i)	the Trustee is actually indemnified in respect of that Trustee Liability out of the property of the Relevant Trust; and

(ii)	there is sufficient property held by the Trustee as trustee at the time, which is available to meet that indemnity (after all Trust assets have been allocated to meet the indemnity and any other valid claims).

(d)	Subject to sub clause 22.5(e), no person will be entitled to:

(i)	claim from or commence proceedings against the Trustee in respect of any Trustee Liability in any capacity other than as trustee of the Relevant Trust;

(ii)	enforce or seek to enforce any judgment in respect of any Trustee Liability against any property of the Trustee other than property held by the Trustee as trustee of the Relevant Trust;

(iii)	take any steps to procure or support the appointment of a liquidator, administrator or any other similar office holder to the Trustee on the basis of a Trustee Liability, or prove in any liquidation, administration or arrangement of or affecting the Trustee; or

(iv)	in respect of a Trustee Liability, appoint or take any steps to procure or support the appointment of a receiver or receiver and manager to any property of the Trustee, other than property which is held by it in its capacity as trustee of the Relevant Trust.

(e)	The restrictions in clauses 22.5(c) and 22.5(d) do not apply to any Trustee Liability to the extent to which there is, whether under the constituent documents of the relevant Trust or by operation of Law, a reduction in the extent of the Trustee’s indemnification, or in respect of which the Trustee is not entitled to be indemnified, out of the property of the Relevant Trust, as a result of the Trustee’s fraud, gross negligence or breach of trust.

(f)	A Trustee’s Liability for the purposes of clause 22.5(e) will be reduced to the extent to which the act or omission was caused or contributed to by any failure of another Party to fulfil its obligations relating to the Relevant Trust or by any other act or omission of that other Party.

(g)

No attorney, agent or other Person appointed in accordance with this document has authority to act on behalf of the Trustee in its personal capacity in a way which exposes the Trustee to any personal liability, and no such act or omission of such Person will be

Limited Partnership Agreement for G&W Australia Holdings LP

considered fraud, gross negligence or breach of trust of the Trustee for the purposes of clause 22.5(e).

(h)	This limitation of the Trustee’s Liability applies despite any other provisions of this document and extends to all Trustee Liabilities of the Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this document or its performance.

23	Confidentiality

23.1	Confidentiality

Subject to clause 23.2, each Partner must not disclose the terms of this Agreement, or any unpublished information in connection with the Partnership or Partnership Business or documents supplied by any other person in connection with the Partnership, Partnership Business or this Agreement (collectively, Confidential Information).

23.2	Permitted disclosure

A Partner may disclose Confidential Information:

(a)	to another Partner;

(b)	to its Affiliates;

(c)	to its Permitted Transferees;

(d)	under corresponding obligations of confidence as imposed by this clause, to its legal and financial advisors and auditors;

(e)	to its direct and indirect investors or potential investors where disclosure is required for the purpose of raising further funds by the Partner or reporting obligations to its investors and, any Partner or its direct or indirect investors may make the following information available on their respective public websites and such information is not Confidential Information for the purposes of this Agreement:

(i)	the asset category of the Partnership Business;

(ii)	the manager of the investment by the Partners in the Partnership Business;

(iii)	the location of the Partnership Business;

(iv)	the name and address of the Partnership and each Partner;

(v)	an indication of the market value of the Partnership Business and the investment within the following bands – EURO 0-50 million, EURO 50 -100 million, EURO 100-250 million, EURO 250 – 500 million and EURO 500 – 1000 million; and

(vi)	the year of formation of the Partnership and the year in which a Partner invested in the Partnership;

(f)	in enforcing this Agreement or in a proceeding arising out of or in connection with this Agreement or to the extent that disclosure is regarded by it acting reasonably as necessary to protect its interest;

(g)	if required under a binding order of a Government Agency or under a procedure for discovery in any proceedings;

(h)

if required under any Law or any rules or regulations of any recognised securities exchange, administrative guideline, directive, request or policy (including administrative guidelines, directives, requests or policies of a Government Agency) whether or not

Limited Partnership Agreement for G&W Australia Holdings LP

having the force of Law and, if not having the force of Law, the observance of which is in accordance with the practice of responsible corporate entities;

(i)	as required or permitted by this Agreement; or

(j)	with the prior written consent of all of the Partners.

23.3	Return of Confidential Information

(a)	Upon a Partner ceasing to be a partner in the Partnership (Ceasing Partner), the Ceasing Partner must, at its own expense and on demand by any other Partner either (at the Ceasing Partner’s option):

(i)	return all Confidential Information to the Management Committee; or

(ii)	permanently destroy or delete all Confidential Information, however recorded or stored,

and ensure that its Affiliates do the same.

(b)	The return, destruction, deletion, erasure or retention of Confidential Information in compliance with this clause 23 does not relieve the Ceasing Partner from its obligations of confidentiality under this Agreement.

(c)	Despite clause 23.3(a), but subject to clause 23.3(b), the Ceasing Partner or any Affiliate of a Ceasing Partner may retain any Confidential Information it requires (acting reasonably and only for as long as is reasonably required):

(i)	to fulfil legal, regulatory or reporting obligations or for the purposes of any professional standards, ethical standards, practices, codes or insurance policies applicable to the Ceasing Partner or its Affiliate;

(ii)	as included in the directors’ papers or investment committee papers of the Ceasing Partner or an Affiliate or the minutes of the board of directors (or comparable body) or investment committee of the Ceasing Partner or an Affiliate; or

(iii)	due to such Confidential Information being stored electronically pursuant to an existing routine data back-up exercise on servers or back-up sources of the Ceasing Partner or an Affiliate as long as the relevant Confidential Information is deleted from local hard drives and no attempt is made to recover it from those servers or back-up sources other than as required by Law,

(Retained Information), provided that the Ceasing Partner or Affiliate (as applicable):

(iv)	discloses to the Management Committee what the obligation is; and

(v)	adopts or maintains reasonable security arrangements to minimise the risk of disclosure and loss of the confidential nature of the information.

23.4	Remedies

(a)	Each Partner acknowledges that the obligations contained in this clause 23 are not in substitution for any obligations that each Partner may now owe, or subsequently owe, to each other and that exist apart from this clause 23. This clause 23 does not replace any right that each Partner has with respect to those obligations.

(b)

Each Partner acknowledges that damages will not be an adequate remedy for a breach of this clause 23 (including any misuse by any Affiliate or a Representative) and that a Partner may seek specific performance or injunctive relief as a remedy for any actual or

Limited Partnership Agreement for G&W Australia Holdings LP

threatened breach of this clause 23, in addition to any other remedies available at Law or in equity under or independently of this Agreement.

23.5	Survival of obligation

This clause 23 survives termination of this Agreement.

24	General

24.1	Notices

Any notice, demand, approval, consent, waiver, request or other communication (Notice) given or made under this Agreement:

(a)	must be in writing and signed by a person duly authorised by the sender;

(b)	must be delivered to the intended recipient by prepaid post (if posted to an address in another country, by registered airmail) or by hand, fax or electronic mail to the address, fax number or electronic mail address below or the address, fax number or electronic mail address last notified by the intended recipient to the sender:

(i)	to GW GP or GW LP:	Genesee & Wyoming Inc.
20 West Avenue

Darien, Connecticut 06820

United States

Attention: General Counsel

Fax No: +1 203 656 1092

Email: afergus@gwrr.com

(ii)	to MIRA GP, MAIF LP or MAIT LP:	Level 6, 50 Martin Place, Sydney
NSW 2000
Attention: Company Secretary

Fax No: +61 2 8232 6510

Email: miralegal@macquarie.com

(iii)	to PGGM LP	Level 6, 50 Martin Place, Sydney
NSW 2000

Attention: Company Secretary

Fax No: +61 2 8232 6510

Email: miralegal@macquarie.com

With a copy to:

PGGM Vermogensbeheer B.V.,
acting in its capacity as fund manager
of PGGM Infrastructure Fund 2016

Attention: Han Claessens and David
Wilcox

Email: Address to each of:

infra@pggm.nl;

han.claessens@pggm.nl; and

Limited Partnership Agreement for G&W Australia Holdings LP

david.wilcox@pggm.nl

(iv)	to MCHPL:	Level 6, 50 Martin Place, Sydney
NSW 2000

Attention: Company Secretary

Email: MIRALegal@macquarie.com

(c)	will be taken to be duly given or made:

(i)	in the case of delivery in person, when delivered;

(ii)	in the case of delivery by post 4 Business Days after the date of posting (if posted to an address in the same country) or 8 Business Days after the date of posting (where posted to an address in another country);

(iii)	in the case of fax, on receipt by the sender of a transmission control report from the despatching machine showing the relevant number of pages and the correct destination fax machine number and or name of recipient indicating that the transmission has been made without error; and

(iv)	in the case of electronic mail, on the first to occur of:

(A)	receipt by the sender of an email acknowledgement from the recipient’s information system showing that the Notice has been delivered to the email address stated above;

(B)	the time that the Notice enters an information system which is under the control of the recipient; and

(C)	the time that the Notice is first opened or read by an employee or officer of the recipient,

but if the result is that a Notice would be taken to be given or made on a day that is not a Business Day in the place to which the Notice is sent or is later than 4pm (local time), it will be taken to have been duly given or made at the start of business on the next Business Day in that place.

24.2	Status of Limited Partnership

If at any time it is determined that contrary to the terms of this Agreement and the intention of the Partners, the Partnership was not properly constituted as a limited partnership, each Partner agrees that the terms and conditions of this Agreement shall continue to govern their relationship, including their interests in the Partnership Property, their allocation of the income, gain, loss or proceeds of sale of the Partnership Property, the responsibility for liabilities of the Partnership and the authority of the General Partners in respect of the Partnership Property and the Partnership Business.

24.3	Entire Agreement

This Agreement contains the entire agreement between the Partners with respect to its subject matter. It sets out the only conduct relied on by the Partners and supersedes all earlier conduct and prior agreements and understandings between the Partners in connection with its subject matter.

Limited Partnership Agreement for G&W Australia Holdings LP

24.4	Amendment

Subject to any approval required by the Act, and the unanimous consent in writing of the General Partners, each Partner may by deed poll supplemental to this Agreement or agreement in writing with all of the Partners alter, modify, add to or cancel the provisions of this Agreement:

(a)	in the manner and to the extent as required to satisfy the requirements of any statute, ordinance, rule, regulation or by-Law which may be passed and which affects limited partnerships or the Partnership and Partnership Business;

(b)	in the manner and to the extent as may be required to enable the provisions of this Agreement to be more conveniently, profitably or economically administered or managed provided that:

(i)	each General Partner is of the opinion that the alteration, modification, addition or cancellation does not materially and adversely affect the interests of the Partners as a whole; and

(ii)	if any General Partner is not of that opinion, the alteration, modification, addition or cancellation is required to be approved by all of the Partners; and

(c)	in any other manner and to the extent which may be approved by all of the Partners.

Written notice of all the alterations, additions, modifications or cancellations of or to the provisions of this Agreement must be given to all of the Partners, but any accidental omission in that regard shall not invalidate the effect of any amendment.

24.5	Assignment

A party must not assign any of its rights under this Agreement, or attempt or purport to do so, otherwise than in connection with a Transfer of its Partnership Interest in accordance with this Agreement, unless otherwise agreed by all of the Partners in writing.

24.6	Counterparts

This Agreement may be executed and delivered in any number of counterparts. All counterparts together will be taken to constitute one instrument. Each Partner that has executed a counterpart of this Agreement may exchange that counterpart with another Partner by hand delivering, delivering by post, faxing or sending by electronic mail the counterpart executed by it to that other Partner.

24.7	Severability of provisions

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction is ineffective as to that jurisdiction to the extent of the prohibition or unenforceability. That does not invalidate the remaining provisions of this Agreement nor affect the validity or enforceability of that provision in any other jurisdiction.

24.8	Discretion in exercising rights

Each Partner may exercise a right or remedy or give or refuse its consent in any way it considers appropriate (including by imposing conditions), unless this Agreement expressly states otherwise.

24.9	Remedies cumulative

The rights and remedies provided in this Agreement are in addition to other rights and remedies given by Law independently of this Agreement.

Limited Partnership Agreement for G&W Australia Holdings LP

24.10	Rights and obligations are unaffected

Rights given to each Partner under this Agreement and each Partner’s liability under it are not affected by anything which might otherwise affect them by Law.

24.11	Waiver

A failure to exercise or a delay in exercising any right, power or remedy under this Agreement does not operate as a waiver. A single or partial exercise or waiver of the exercise of any right, power or remedy does not preclude any other or further exercise of that or any other right, power or remedy. A waiver is not valid or binding on the party granting that waiver unless made in writing.

24.12	Further steps

Each Partner agrees, at its own expense, to do anything any other Partner asks (such as obtaining consents, signing and producing documents and getting documents completed and signed):

(a)	to bind the Partner and any other person intended to be bound under this Agreement; and

(b)	to carry out and implement the intent and purpose of this Agreement.

25	Governing law and jurisdiction

25.1	Governing law

This Agreement is governed by the law in force in South Australia.

25.2	Jurisdiction

Each Partner submits to the non-exclusive jurisdiction of the courts of South Australia and courts of appeal from them. Each Partner waives any right it has to object to an action being brought in those courts including, without limitation, by claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

25.3	Supervening legislation

Any present or future legislation which operates to vary the obligations of a Partner in connection with this Agreement with the result that another Partner’s rights, powers or remedies are adversely affected (including, by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by Law.

25.4	Service of process

(a)	Without preventing any other mode of service, any document in an action (including, any writ of summons or other originating process or any third or other party notice) may be served on any party by being delivered to or left for that party at its address for service of notices under clause 24.1.

(b)	GW LP irrevocably appoints GW GP as its agent for the service of process in Australia in relation to any matter arising out of this Agreement. If GW GP ceases to be able to act as such or have an address in Australia, GW LP agrees to appoint a new process agent in Australia and deliver to the other parties within 2 Business Days a copy of a written acceptance of appointment by the process agent, upon receipt of which the new appointment becomes effective for the purpose of this Agreement. GW LP must inform the other parties in writing of any change in the address of its process agent within 2 Business Days of the change.

Limited Partnership Agreement for G&W Australia Holdings LP

Schedule 1

Capital Contributions and Respective Proportion as at Investment Date

Part A – General Partners

Partners	Capital Contributions	Respective Proportion
GW GP	$3,103,151.00	0.511%
MIRA GP	$4,053,810.00	0.489%

Part B – Limited Partners

Partners	Capital Contributions	Respective Proportion
GW LP	$307,211,949.00	50.58900%
MAIF LP	$200,663,595.00	24.20550%
MAIT LP	$100,331,797.50	12.10275%
PGGM LP	$100,331,797.50	12.10275%

NOTE: It is noted that this Schedule 1 sets out the Capital Contributions and Respective Proportions for each Partner as at the Investment Date. As the Partnership existed as at the Investment Date, the amount of Capital Contribution shown above for each GW Partner reflects the agreed historical Capital Contributions, including for the purposes of clause 4. For the avoidance of doubt, it is noted that the agreed relative capital contributions of the partners is as specified above as the Respective Proportions, which for the GW Partners is equal to 51.1% in the aggregate (being a notional amount (for the purpose only of calculating the Respective Proportions) of $4,236,190 for GW GP and $419,382,810 for GW LP).

Limited Partnership Agreement for G&W Australia Holdings LP

Schedule 2

Admission Certificate

From [#date#], [#insert name#] (New [General/Limited] Partner) of [#insert address#] will be admitted as a [general/limited] partner to the G&W Australia Holdings Limited Partnership on the terms of the Limited Partnership Agreement for G&W Australia Holdings LP dated [#insert date#] between GWI International Pty Ltd and Scissor Holdings Pty Ltd (each as a general partner) and GWI Holding B.V., Macquarie Specialised Asset Management Limited as trustee for the MAIF Investment Trust, Macquarie Australian Infrastructure Management 1 Limited as trustee for the Scissor Holdings Trust, Macquarie Australian Infrastructure Management 1 Limited as trustee for the PGGM Ibis LP Trust (each as a limited partner) and Macquarie Corporate Holdings Pty Ltd and the terms of this Admission Certificate.

The New [General/Limited] Partner agrees to make the capital contribution set out below on the date specified.

Capital Contribution

Partner	Amount / Asset	Date of contribution
[insert name of person being admitted]	[insert date]	[insert amount]

Signed on behalf of G&W Australia Holdings Limited Partnership by [insert name of a General Partner] as general partner.

Signed by [New Partner].

Date:

Limited Partnership Agreement for G&W Australia Holdings LP

Schedule 3

Reserved Matters

A Reserved Matter means:

(a)	(key management appointments) the appointment and terms of employment (excluding remuneration set in accordance with clause 6.21) of the Chief Executive Officer and the Chief Financial Officer of the GWA Group;

(b)	(Strategic Plan) the adoption of and any material amendments to the Strategic Plan;

(c)	(material acquisitions) any sale, transfer, lease, assignment, disposal or acquisition of any business or operating assets by the Partnership or any member of the GWA Group where the value of such business or assets is greater than $10 million;

(d)	(merger or consolidation) the entry by the Partnership or any member of the GWA Group into of any merger or consolidation;

(e)	(business acquisition) the entry into by the Partnership or any member of the GWA Group of any partnership or joint venture;

(f)	(material contracts) the approval of the entry into, termination or material amendment of any commitment or contract or series of directly related commitments or contracts with the same counterparty that have the effect of a single agreement (such as multiple enterprise bargaining agreements involving the same union):

(i)	with annual revenue or expense of $10 million or more; or

(ii)	which would require the Partnership and/or any member of the GWA Group to fund $10 million or more of capital expenditure;

(g)	(material financing) any incurrence or amendment by the Partnership or any member of the GWA Group of any debt (including any hire purchase or asset lease arrangement), granting of guarantee or security over the assets of the Partnership or any member of the GWA Group, with a value greater than $10 million;

(h)	(capital structure changes) any restructure of the capital of the Partnership or GWA Group including any grants of new Partnership Interests or other equity interests in the Partnership or any member of the GWA Group and entering into or amending any Partner Loans;

(i)	(tax) any actions that may materially affect the tax status of a Partner, including changes to tax policies of the Partnership or the GWA Group;

(j)	(Related Party Transactions) any Related Party Transaction;

(k)	(Approved Expenses) any expense incurred by a Partner that is payable by the Partnership;

(l)	(distribution policy) the adoption of or amendments to the Distribution Policy from time to time and approving any Dividend or other distribution not in accordance with the Distribution Policy;

(m)	(insolvency) the appointment of an administrator, liquidator or an arrangement with creditors in respect of the Partnership or any member of the GWA Group;

Limited Partnership Agreement for G&W Australia Holdings LP

(n)	(litigation) any commencement, settling or compromising of any litigation, administrative proceeding, regulatory process or dispute where the Partnership or GWA Group is party to the proceedings where the amount of a claim is greater than $10 million;

(o)	(materiality levels) any increase to the materiality level of $10 million in the Reserved Matters (which, for the avoidance of doubt, apply in each case on a per matter basis, and not an aggregated basis, unless expressly stated), which shall be considered from time to time such that ordinary course decision making remains with the Management Committee; and

(p)	(Share Sale Agreement) unless permitted under the terms of the partnership investment agreement entered into between GW Inc, MAIF LP, MAIT LP and MIRA GP dated on or about 14 October 2016, the provision of any consent, agreement, approval or the issue of any notice under or in connection with the share sale agreement dated 20 October 2016 between Glencore Coal Pty Limited, GWI Acquisitions Pty Ltd, Genesee & Wyoming Inc. and Glencore Operations Australia Pty Limited (Share Sale Agreement). Each General Partner will be deemed to have given its consent for the purposes of this paragraph (p) if that General Partner does not, within a period of time that is reasonable in the context of the matter to which the consent relates, notify the other General Partners and the Management Committee that it does not approve the relevant action. In this paragraph (p), a reasonable period of time means within 72 hours after being notified by a General Partner or the Management Committee of a proposed action or such shorter period as required under the Share Sale Agreement.

Limited Partnership Agreement for G&W Australia Holdings LP

Each attorney executing this Agreement states that he or she has no notice of the revocation or suspension of his or her power of attorney.

Executed as an Agreement.

GW GP

Executed in accordance with section 127 of

the Corporations Act 2001 by GWI

International Pty Ltd:

Director Signature	Director/Secretary Signature

Print Name	Print Name

GW LP

Signed by GWI Holding B.V. in the presence of:

Signature of witness (block letters)	Managing Director A

Name of witness (block letters)	Managing Director B

By executing this Agreement each signatory warrants that the signatory is duly authorised to execute this Agreement on behalf of GWI Holding B.V.

Limited Partnership Agreement for G&W Australia Holdings LP

MIRA GP

Executed in accordance with section 127 of the Corporations Act 2001 by Scissor Holdings Pty Ltd:

Director Signature	Director/Secretary Signature

Print Name	Print Name

MAIF LP

Executed for and on behalf Macquarie Specialised Asset Management Limited ACN 087 382 965 as trustee for the MAIF Investment Trust ABN 56 501 013 400 by its attorneys under power of attorney dated 16 December 2015 who upon signing this document state that they have no notice of the revocation of this power of attorney:

Signature of witness	Signature of attorney

Name of witness (BLOCK LETTERS)	Name of attorney (BLOCK LETTERS)

Address of witness	Signature of attorney

Name of attorney (BLOCK LETTERS)

Limited Partnership Agreement for G&W Australia Holdings LP

MAIT LP

Executed for and on behalf Macquarie Australian Infrastructure Management 1 Limited ACN 077 595 012 as trustee for the Scissor Holdings Trust ABN 60 744 504 418 by its attorneys under power of attorney dated 21 June 2016 who upon signing this document state that they have no notice of the revocation of this power of attorney:

Signature of witness	Signature of attorney

Name of witness (BLOCK LETTERS)	Name of attorney (BLOCK LETTERS)

Address of witness	Signature of attorney

Name of attorney (BLOCK LETTERS)

Limited Partnership Agreement for G&W Australia Holdings LP

MCHPL

Signed for and on behalf of Macquarie Corporate Holdings Pty Limited ACN 096 705 109 by its duly authorised attorneys under power of attorney dated 30 November 2016 who, upon signing this document, state that they have received no notice of the revocation of this power of attorney in the presence of:

Signature of witness	Signature of attorney

Name of witness (BLOCK LETTERS)	Name of attorney (BLOCK LETTERS)

Address of witness	Signature of attorney

Name of attorney (BLOCK LETTERS)

Limited Partnership Agreement for G&W Australia Holdings LP

PGGM LP

Executed for and on behalf Macquarie Australian Infrastructure Management 1 Limited ACN 077 595 012 as trustee for the PGGM Ibis LP Trust ABN 88 741 842 754 by its attorneys under power of attorney dated 21 June 2016 who upon signing this document state that they have no notice of the revocation of this power of attorney:

Signature of witness	Signature of attorney

Name of witness (BLOCK LETTERS)	Name of attorney (BLOCK LETTERS)

Address of witness	Signature of attorney

Name of attorney (BLOCK LETTERS)

Limited Partnership Agreement for G&W Australia Holdings LP

Annexure A

Initial Distribution Policy

(a)	Subject to any restrictions in the Finance Documents and applicable Law, the Management Committee must require that each GWA Group entity distribute 100% of its available cash flows each Financial Year at quarterly intervals, provided that each retain such amount of the cash flows to ensure that each:

(i)	can maintain adequate capital reserves;

(ii)	has sufficient working capital;

(iii)	can meet all of its solvency requirements;

(iv)	has sustainable debt finance leverage; and

(v)	has sufficient cash for budgeted capital expenditures as well as capital expenditures otherwise approved by the Management Committee or pursuant to Schedule 3 item (f).

(b)	The Management Committee may agree to modify the structure of retention and distribution of cash flows by the Partnership to accommodate any reasonable request by any Partner where the request does not have any adverse effect on the Partnership or other Partners.

Partnership Investment Agreement

Schedule 5

Plant and Equipment

(as at 30 September 2016)

Locomotives

Loco #	Class
701	700
703	700
705	700
850	830
844	830
904	900
902	900
1204	1200
1301	1300
1302	1300
1304	1300
1907	1907
2210	2200
2216	2200
ALF18	ALF
ALF19	ALF
ALF20	ALF
ALF21	ALF
ALF22	ALF
ALF23	ALF
ALF24	ALF
ck3	CK
ck4	CK
CLF5	CLF
CLF6	CLF
CLP8	CLP
CLP16	CLP
CLP17	CLP
FJ104	FJ
FJ105	FJ
FQ1	FQ
FQ2	FQ
FQ3	FQ
FQ4	FQ
G533	G
G535	G

Partnership Investment Agreement

GM37	GM
GM40	GM
GM43	GM
GM45	GM
GM46	GM
GM47	GM
GM45	GM
GWA1	GWA
GWA2	GWA
GWA3	GWA
GWA4	GWA
GWA5	GWA
GWA6	GWA
GWA7	GWA
GWA8	GWA
GWA9	GWA
GWA10	GWA
GWN1	GWN
GWN2	GWN
GWN3	GWN
GWN4	GWN
GWN5	GWN
GWU1	GWU
GWU2	GWU
GWU3	GWU
GWU4	GWU
GWU5	GWU
GWU6	GWU
GWU7	GWU
GWU8	GWU
GWU9	GWU

Wagons

Amount	Description	Class
7	Crew Van-SG	ADFY
15	Container Flat Wagon-BG	AFGF
26	Sleeper & Rail Flat Wagon-SG	AFKX
1	Flat Wagon-SG	AFTF
9	Sleeper & Rail Flat Wagon-SG	AFTY
1	Shunt Fender-SG	AGGY
4	Ballast Hopper-BG-50 tonne bogies	AHBF-BG
16	Ballast Hopper-SG-50 tonne bogies	AHBF-SG
25	Ballast Hopper-SG-70 tonne bogie	AHBY
10	Ballast Hopper-SG-50 tonne bogies	AHBF-SG

Partnership Investment Agreement

31	Grain Hopper-SG	AHGX
27	Grain Hopper-SG	AHHF
56	Iron Ore Hopper-NG	AHOF
59	Iron Ore Hopper-NG	AHPF
1	Marble Hopper-SG	AHTF
4	Bulk Steel Open-NG	AKHX-NG
14	Bulk Steel Open-SG	AKHX
4	Short Rail Flat Wagon-SG	AKRF
1	Louvre Van-SG	ALGY
1	Louvre Van-SG	ALHX
80	Container Flat Wagon-SG	AQCY
4	Fuel Flat Wagon-Heavy U/frame & ECP-SG	AQFY
2	Container Flat 2 pack-SG	AQKY
24	Container Flat Wagon-SG	AQPY
6	Fuel Flat Wagon-SG	AQQY
41	Container Flat Wagon-SG	AQDY
1	Shunt Fender-SG	AST
1	Fuel Tanker-SG	ATCL
2	Fuel Tanker-SG	ATDF
2	Water Tanker-SG	ATWF
2	Water Tanker-SG	ATWY
1	Crew Van-SG	AVDP
1	Flat Wagon-NG	AZFF
2	Ballast Plough-SG	AZPY
1	Ballast Plough-BG	AZPF
80	Grain Hopper-SG	AHAY
1	Crew Van-SG	ECA
52	Gypsum Hopper-NG	ENH
7	Gypsum Hopper-NG	ENHA
1	Shunt Fender-NG	ESF
1	Ballast Plough-NG	EZZF
4	Crew Van-SG	FDDY
66	Grain Hopper-NG	HAN
11	Grain Hopper-NG	HBN
39	Grain Hopper-NG	HCN
1	Shunt Fender-BG	RGC
1	Power Van-SG	PGB
7	Gypsum Hopper-NG	RSG
4	Container Flat Wagon-SG	WFDY
2	Bulk Steel Open-SG	RKBX
2	Bulk Steel Open-SG	RKHX
1	Open Wagon-SG	AOKX
3	Open Wagon-SG	AOLX
11	Open Wagon-SG	AOOX
2	Open Wagon-SG	AOOY
7	Open Wagon-SG	AOSX
2	Open Wagon-SG	AZOY
2	Open Wagon-SG	ROOX
52	Container Flat 5 pack-SG	FQAY
32	Container Flat 2 pack-SG	FQCY
22	Piggy-Back flat wagon	FPPY

Partnership Investment Agreement

22	Container Flat 2 pack well - SG	FQWY
1	Container Flat 1 pack well - SG	FQXY
18	Fuel Tanker-SG	PTMY

Other

Lifting Equipment Darwin & Alice Springs
Darwin Forklift Omega Reachstacker
Dry Creek Fire Management System
Darwin Forklift Reachstacker
Hino Truck SB82GN
IVECO Tipper Truck CB63VE
HINO Flatbed Truck SB51HM

Partnership Investment Agreement

Schedule 6

Restructuring Steps

1	CP Restructuring Steps

No.	Description of Restructuring Step	Evidence of completion

1.

•       Freightliner Australia Pty Ltd paid a fully franked dividend of A$12m to shareholders (GWI Holdings Pty Ltd (A$10.962m) 91.4% / management 8.6%).

•       GWI Holdings Pty Ltd lent A$6.58M to Genesee & Wyoming Australia Pty Ltd to repay bank debt.

•       GWI Holdings Pty Ltd repaid intercompany payable of A$4.38M to GWI UK Acquisition Co.

N/A - completed

2.	GWIH2 incorporates a new wholly-owned Australian subsidiary, GWI Acquisitions Pty Ltd.	N/A - completed

3.	Transfer of the entire final pre-completion balance of the loan between GWI International BV and the GWA Partnership from GWI International BV to GWI Holding BV by way of a dividend distribution.	GWI International BV board resolution. Executed amendment of Loan Agreement between GWI International BV, GWI Holdings BV and the GWA Partnership.

4.	Transfer of GWIH2’s interest in GWI Holdings Pty Ltd and GWA (North) Pty Ltd to GWI Acquisitions Pty Ltd.

Board resolutions of GWI Holdings Pty Ltd, GWA (North) Pty Ltd, GWIH2 and GWI Acquisitions Pty Ltd.

Executed share transfer forms.

ASIC Form 484.

Updated register of members GWI Holdings Pty Ltd and GWA (North) Pty Ltd.

5.	Issue shares in GWI Acquisitions Pty Ltd to GWIH2 as consideration for Step 4.	Board resolutions of GWIH2 and GWI Acquisitions Pty Ltd Executed share certificate ASIC Form 484. Updated register of members for GWI Acquisitions Pty Ltd.

6.	Transfer of GWI Holdings Pty Ltd’s 91.4% interest in Freightliner Australia Pty Ltd to GWI Acquisitions Pty Ltd at book value (creating an intercompany payable/receivable between GWI Acquisitions Pty Ltd and GWI Holdings Pty Ltd.)	Board resolutions of Freightliner Australia Pty Ltd, GWI Holdings Pty Ltd and GWI Acquisitions Pty Ltd. Executed Shareholder consents Executed share transfer form. ASIC Form 484.

Partnership Investment Agreement

No.	Description of Restructuring Step	Evidence of completion

Updated register of members for Freightliner Australia Pty Ltd.

7.

Distribution of profits (fully franked for Australian tax purposes) by GWA Partnership to GWI Holding BV (99%) and GWI International BV (1%) of the amount equal to:

•       the final loan balance in step 5 of the Completion Funding Steps; less

•       $88,176,000.00; less

•       the final pre completion balance of the existing loan from GWI Holding BV to the GWA Partnership (refer Step 3 above)

To facilitate the distribution of profits above, GWIH2 will declare a dividend of $60,000,000.00 to the GWA Partnership (through GWI International B.V. as General Partner).

Distribution statements prepared by General Partner. Minute of General Partner to recognise distribution in books of partnership. Dividend statement prepared by GWIH2 Board resolution of GWIH2.

8.	Assignment of GWI International BV’s GWA Partnership distribution receivable to GWI Holding BV.	Board resolutions of GWI International BV and GWI Holding BV.

9.	Amendment of the terms of the final pre-completion balance of the loan between GWI Holding BV and GWA Partnership to a Partner loan in the form set out in Schedule 10.	Board resolutions of GWI Holding BV and Minute of General Partner. Executed amendment of Loan Agreement between GWI Holdings BV and the GWA Partnership.

10.

Conversion of profit distributions owing to GWI Holding BV to a Partner loan from GWI Holding BV to GWA Partnership, in the form set out in Schedule 10.

For clarity, the result of this step is that the loan balance from step 3 and the distributions in step 7 will be consolidated into a single Partner loan from GWI Holding BV to the GWA Partnership.

Board resolutions of GWI Holding BV and Minute of General Partner. Executed Loan Agreement between the GWA Partnership, GWI Holding BV and GWI International BV.

11.	Incorporation of a new wholly-owned new Australian resident company by GWI International BV (NewGPCo) with a single ordinary share.	Certificate of incorporation.

12.	NewGPCo resolves to acquire 100% of the shares in GWIH2.	Board Resolutions of NewGPCo and GWI International BV.

13.	GWI International BV transfers its 1% General Partner interest in the GWA Partnership to NewGPCo.	Board resolutions of GWI International BV and NewGPCo. Executed transfer form. Admission Certificate.

Partnership Investment Agreement

No.	Description of Restructuring Step	Evidence of completion

14.	Issue ordinary shares in NewGPCo to GWI International BV, as consideration for Step 13.	Board resolution of NewGPCo. Executed share certificate. ASIC Form 484. Updated register of members for NewGPCo.

15.	Transfer of 100% of the shares in GWIH2 from GWI International BV to NewGPCo.	Board resolutions of GWIH2, NewGPCo and GWI International BV. Executed share transfer form. ASIC Form 484. Updated register of members.

2	Completion Funding Steps

No.	Description of Funding Step	Documents required

1.	Capital contribution of A$4,053,810.00 by MIRA GP to the GWA Partnership.	Evidence of funds transfer Payment Directions Deed.

2.	Capital contribution of: • A$100,331,797.50 by MAIT LP; • A$200,663,595.00 by MAIF LP; and • A$100,331,797.50 by PGGM LP, to the GWA Partnership.	Evidence of funds transfer Payment Directions Deed.

3.	Loans of A$59,535,750.00, A$119,071,500.00 and A$59,535,750,00 to the GWA Partnership made by MAIT LP, MAIF LP and PGGM LP respectively.	Executed Partnership Loan Agreement between MAIT LP, MAIF LP and PGGM LP (respectively) and the GWA Partnership. Payment Directions Deed. Evidence of funds transfer

4.	A$690,000,000.00 in external bank debt drawn down by GWI Acquisitions Pty Ltd.	Draw down and payment notices

5.

Cash payment from GWI Holding BV to GWA Partnership of $88,176,000.00, as addition to partner loan.

For clarity, the final loan balance between GWI Holding BV and the GWA Partnership will be $248,857,000.00 and will be on the terms of the Partnership Loan Agreement

Evidence of funds transfer Payment Directions Deed.

6.	Internal funds flows to facilitate and repay existing Genesee & Wyoming Australia Pty Ltd bank debt	Payment Directions Deed. Board resolutions for each

Partnership Investment Agreement

A$250,000,000.00.

(c)    GWA Partnership contributes A$250,000,000.00 to GWIH2 in return for issue of shares;

(d)    GWIH2 contributes A$250,000,000.00 to GWI Acquisitions Pty Ltd in return for issue of shares;

(e)    GWI Acquisitions Pty Ltd contributes A$250,000,000.00 to GWI Holdings Pty Ltd in return for issue of shares;

(f)     GWI Holdings Pty Ltd contributes A$250,000,000.00 to Genesee & Wyoming Australia Pty Ltd in return for issue of shares; and

(g)    Genesee & Wyoming Australia Pty Ltd repays existing bank debt of A$250,000,000.00.

subscriber and issuer Executed share certificates ASIC Forms Updated registers of members Payment notice for repayment of loan. Evidence of funds transfer.

7.

Internal funds flows to facilitate acquisition of GRail by GWI Acquisitions Pty Ltd A$481,700,000.00.

(h)    GWA Partnership contributes A$481,700,000.00 to GWIH2 in return for issue of shares; and

(i)     GWIH2 contributes A$481,700,000.00 to GWI Acquisitions Pty Ltd in return for issue of shares

Payment Directions Deed Board resolutions for subscriber and issuer. ASIC Forms Executed share certificates Updated register of members.

8.	GWI Acquisitions Pty Ltd acquires 100% of the shares in GRail for purchase price of A$1,140,000,000.00.	Completion of SSA

Partnership Investment Agreement

Schedule 7

Contracts

Material Contracts

1.	Goods and Services Supply Contract for Track Resurfacing between GWA (North) Pty Ltd (ABN 92 144 081 774) and Downer EDI Works Pty Ltd (ABN 66 008 709 608) dated 21 December 2015.

2.	Goods and Services Supply Contract for Maintenance between Genesee & Wyoming Australia Pty Ltd (ABN 17 079 444 296) and Broadspectrum (Australia) Pty Ltd (ABN 11 093 114 553) dated 1 April 2016.

3.	Goods and Services Supply Contract for Diesel Fuel between Genesee & Wyoming Australia Pty Ltd (ABN 17 079 444 296) and Caltex Australia Petroleum Pty Ltd (ABN 17 000 032 128) dated 5 August 2015.

4.	Goods and Services Supply Contract for Diesel Fuel between GWA (North) Pty Ltd (ABN 92 144 081 774) and Caltex Australia Petroleum Pty Ltd (ABN 17 000 032 128) dated 5 August 2015.

5.	Equipment Master Rental Agreement between CFCL Australia Pty Ltd (ABN 61 083 217 814) and GWA (North) Pty Ltd (ABN 92 144 081 774) dated 19 June 2007.

6.	Rolling Stock Maintenance Agreement between Freightliner Australia Pty Ltd (ABN 51 122 522 123) and Downer EDI Rail Pty Ltd (ABN 92 000 002 031) dated on or around 1 July 2015, as amended.

7.	Diesel Supply Agreement between Maxi-Tankers Pty Ltd (ABN 22 117 406 934) and Freightliner Australia Pty Ltd (ABN 51 122 522 123) dated 8 July 2013, as extended.

8.	Equipment Lease Agreement between CIMC Rolling Stock Australia Pty Ltd (ABN 14 083 334 696) and Freightliner Australia Pty Ltd (ABN 51 122 522 123) dated 26 February 2014.

9.	Master Lease Agreement between CFCL Australia Pty Ltd (ABN 61 083 217 814) and Freightliner Australia Pty Ltd (ABN 51 122 522 123) dated 9 March 2009.

10.	Rental Agreement between CFCL Australia Pty Ltd (ABN 61 083 217 814) and Freightliner Australia Pty Ltd (ABN 51 122 522 123) dated 16 July 2013.

11.	Rental Agreement between CFCL Australia Pty Ltd (ABN 61 083 217 814) and Freightliner Australia Pty Ltd (ABN 51 122 522 123) dated 21 September 2012, as amended.

12.	Wagon Manufacture and Sale Contract between CIMC Rolling Stock Australia Pty Ltd (ABN 14 083 334 696) and Freightliner Australia Pty Ltd (ABN 51 122 522 123) dated 2 June 2014.

Partnership Investment Agreement

13.	Bulk Fuel Supply Agreement between Glencore Australia Oil Pty Limited and Freightliner Australia Coal Haulage Pty Ltd (ABN 46 137 483 713) dated 23 September 2013

14.	Payment Direction Deed under the Bulk Fuel Supply Agreement between Glencore Australia Oil Pty Limited and Freightliner Australia Coal Haulage Pty Ltd (ABN 46 137 483 713) dated 30 September 2013.

15.	Oil Supply Agreement between Fuchs Lubricants (Australasia) Pty Ltd (ABN 88 005 681 916) and Freightliner Australia Coal Haulage Pty Ltd (ABN 46 137 483 713) dated 13 December 2013.

16.	Terminals Operations Agreement between Linfox Australia Pty Ltd (ABN 47 004 718 647) and GWA (North) Pty Ltd (ABN 92 144 081 774), dated 24 May 2012.

17.	Goods and Services Supply Contract for fuelling services between Sunshine Refuellers Pty Ltd (ABN 65 600 542 514) and GWA (North) Australia Pty Ltd (ABN 92 144 081 774) dated 10 February 2015.

18.	Adelaide Freight Terminal Services Agreement between Asciano Services Pty Ltd (ABN 48 052 134 362) and GWA (North) Pty Ltd (ABN 92 144 081 774) dated on or around 19 December 2014.

19.	Contract for maintenance of locomotives and wagons (and related services) between Freightliner Australia Coal Haulage Pty Ltd (ACN 137 483 713), UGL Rail Services Limited (ACN 000 003 136) and Glencore Rail (NSW) Pty Limited (ACN 079 546 777) dated 21 July 2009.

20.	Rolling Stock Lease between Glencore Rail (NSW) Pty Ltd (ACN 079 546 777) and Freightliner Australia Coal Haulage Pty Limited dated 21 July 2009, as amended.

Customer contracts

21.	Rail Haulage Agreement between OneSteel Manufacturing Pty Limited (ACN 004 651 325), Genesee & Wyoming Australia Pty Ltd (ABN 17 079 444 296) and Arrium Limited (ACN 004 410 833) dated 17 July 2012.

22.	Rail Haulage Agreement between Southern Iron Pty Ltd (ACN 119 611 068), Genesee & Wyoming Australia Pty Ltd (ABN 17 079 444 296) and Arrium Limited (ACN 004 410 833) dated 17 July 2012, as amended.

23.	Rail Haulage Agreement between Gypsum Resources Australia Pty Ltd (ACN 008 021 449) and Genesee & Wyoming Australia Pty Ltd (ABN 17 079 444 296) dated 19 August 2014.

24.	Concentrate Transport Contract between Oz Minerals Prominent Hill Operations Pty Ltd (ACN 091 546 691), Giacci N.T. Pty Ltd (ACN 126 038 579) and GWA (North) Pty Limited (ACN 144 081 774), dated 13 June 2007, as amended.

25.	Grain Rail Haulage Agreement (Eyre Peninsula) between Viterra Operations Ltd (ACN 007

Partnership Investment Agreement

556 256) and Genesee & Wyoming Australia Pty Ltd (ACN 079 444 296) dated 31 March 2015.

26.	Grain Rail Haulage Agreement (Mainland) between Viterra Operations Ltd (ACN 007 556 256) and Genesee & Wyoming Australia Pty Ltd (ACN 079 444 296) dated 31 March 2015.

27.	Rail Haulage Agreement between CU-River Mining Australia Pty Ltd (ABN 48 600 429 443) and Genesee & Wyoming Australia Pty Ltd (ABN 17 079 444 296) dated 16 December 2015.

28.	Standing Offer for Hook and Pull Services Agreement between Australian Rail Track Corporation Ltd (ABN: 75 081 455 754) and Freightliner Australia Pty Ltd (ABN: 51 122 522 123) dated 16 June 2016.

29.	Rail Haulage Services Agreement between Freightliner Australia Pty Ltd (ACN 122 522 123) and Glencore Grain Pty Ltd (ACN 106 378 885), dated 22 April 2014, as amended.

30.	Rail Haulage Services Agreement (Wee Waa Facility) between Freightliner Australia Pty Ltd (ACN 122 522 123) and Namoi Cotton Alliance (unincorporated joint venture of Louis Dreyfus Commodities Melbourne JVP Pty Ltd (ACN 161 877 247) and Namcott Marketing Pty Ltd (ACN 161 757 366)) dated 1 July 2009, as amended.

31.	Plant Hire Contract between Swietelsky CPB Rail Joint Venture (ABN 57 271 911 843) and Freightliner Australia Pty Ltd (ABN 51 122 522 123) dated 6 April 2016.

32.	Framework Agreement between Glencore Rail (NSW) Pty Limited (ACN 079 546 777), Freightliner Australia Coal Haulage Pty Ltd (ACN 137 483 713), FLA Coal Services Pty Ltd (ACN 137 483 240), Freightliner Australia Pty Limited (ACN 122 522 123), Freightliner Group Limited, Glencore Coal Investments Australia Pty Ltd (ACN 082 271 912) dated 21 July 2009.

33.	Concentrate Transport Contract between Minex (SA) Pty Ltd (ACN 091 546 691) Giacci N.T. Pty Ltd (ACN 126 038 579) and Freight Link Pty Ltd (ACN 093 011 628) dated 13 June 2007. (If this contract is terminated and a new contract is entered into with Oz Minerals Prominent Hill Operations Pty Ltd the fact that this contract is not on foot will not be a breach of the GWI warranty in Schedule 2 section 3.5(ii))

34.	Joint Venture Agreement for the True North Unincorporated Joint Venture between Freight Link Pty Ltd (ACN 093 011 628), Biacci N.T Pty Ltd (ACN 126 038 579), Mike Batchelar and Giacci Holdings Pty Ltd (ACN 008 708 370) dated 11 August 2008. (If this contract is terminated and a new contract is entered into with Oz Minerals Prominent Hill Operations Pty Ltd the fact that this contract is not on foot will not be a breach of the GWI warranty in Schedule 2 section 3.5(ii))

Access agreements and related contracts

35.	Track Access Agreement between GWA (North) Pty Ltd (ABN 92 144 81 774) and Genesee & Wyoming Australia Pty Ltd (ABN 17 079 444 296) dated 20 June 2016.

Partnership Investment Agreement

36.	Access agreement between Genesee & Wyoming Australia Pty Ltd (ABN 17 079 444 296), Pacific National (NSW) Pty Ltd (ABN 83 099 150 688) and Asciano Services Pty Ltd (ABN 48 052 134 362), dated 30 June 2010, as amended.

37.	Track Access Agreement between GWA (North) Pty Ltd (ABN 92 144 81 774) and Great Southern Railway Limited (ABN 59 079 476 949) dated 23 January 2004, as amended.

38.	Port Adelaide Rail Access and Train Operation Services Agreement between Genesee & Wyoming Australia Pty Ltd (ABN 17 079 444 296) and Bowmans Intermodal Pty Ltd (ABN 87 105 070 451), dated 31 August 2015.

39.	Rail Access Agreement between Genesee & Wyoming Australia Pty Ltd (ABN 17 079 444 296) and Bowmans Intermodal Pty Ltd (ABN 87 105 070 451), dated 31 August 2015.

40.	Track Access Agreement between Australian Rail Track Corporation Limited (ABN 75 081 455 754) and Genesee & Wyoming Australia Pty Ltd (ABN 17 079 444 296), undated, as extended.

41.	Licence Agreement for Exclusive Management between Australian Rail Track Corporation Limited (ABN 75 081 455 754) and Genesee & Wyoming Australia Pty Ltd (ABN 17 079 444 296), dated 10 November 2000.

42.	Rail Access Agreement between Rail Corporation New South Wales (ABN 59 325 778 353) and Genesee & Wyoming Australia Pty Ltd (ABN 17 079 444 296) dated 27 June 2013, as extended.

43.	Goods Sidings Licence Agreement between Australian Rail Track Corporation Limited (ABN 75 081 455 754) and Genesee & Wyoming Australia Pty Ltd (ABN 17 079 444 296), dated 1 June 2004.

44.	Rail Access Agreement between Rail Corporation New South Wales (ABN 59 325 778 353) and Freightliner Australia Pty Ltd (ABN 51 122 522 123) dated 28 June 2013, as amended and extended.

45.	Coal Operator Sub-Agreement for Services in the Hunter Valley between Australian Rail Track Corporation Limited (ABN 75 081 455 754) and Freightliner Australia Coal Haulage Pty Ltd (ABN 46 137 483 713) and endorsed by Glencore Coal (NSW) Pty Ltd (ABN 18 097 523 058), dated 1 February 2012.

46.	Siding Agreement (Muswellbrook) (ARTC Network (Inside the Rail Corridor)) between Australian Rail Track Corporation Limited (ABN 75 081 455 754) and Freightliner Australia Coal Haulage Pty Ltd dated 28 October 2010, as extended.

47.	Siding Agreement (Bullock Island) (ARTC Network (Inside the Rail Corridor)) between Australian Rail Track Corporation Limited (ABN 75 081 455 754) and Freightliner Australia Coal Haulage Pty Ltd dated 18 September 2012, as extended.

Partnership Investment Agreement

48.	Rail Access Agreement between Transport for NSW (ABN 18 804 239 602) and Freightliner Australia Pty Ltd (ABN 51 122 522 123) dated 5 February 2015.

49.	Track Access Agreement between Genesee & Wyoming Australia Pty Ltd (ABN 17 079 444 296) and Transport for NSW (ABN 18 804 239 602), dated 23 May 2011, as extended.

50.	Track Access Agreement between Australian Rail Track Corporation Limited (ABN 75 081 455 754) and Freightliner Australia Pty Ltd (ABN 51 122 522 123), undated, as extended.

51.	Rail Management Agreement between Flinders Ports Pty Limited (ACN 097 377 172) and Genesee & Wyoming Australia Pty Ltd (ACN 079 444 296), dated 12 January 2012.

52.	Port Adelaide Bulk Precinct Rail Access Agreement between Flinders Ports Pty Limited (ACN 097 377 172) and Genesee & Wyoming Australia Pty Ltd (ACN 079 444 296), dated 11 January 2012, as amended.

53.	AustralAsia Railway Project Novated Concession Deed between The AustralAsia Railway Corporation (ABN 43 839 400 411), The Northern Territory of Australia, The Crown in the right of the State of South Australia and GWA (North) Pty Ltd (ABN 92 144 081 774) dated 1 December 2010.

54.	ARC Corporation Deed of Charge between GWA (North) Pty Ltd (ABN 92 144 081 774) and The AustralAsia Railway Corporation (ABN 43 839 400 411), dated 19 November 2010.

55.	ARC Corporation Loan Agreement between GWA North Pty Ltd (ACN 144 081 774) and The AustralAsia Railway Corporation (ABN 43 839 400 411), dated 1 December 2010.

56.	ARC Guarantee and Indemnity between Genesee & Wyoming Australia Pty Ltd (ACN 079 444 296) and The AustralAsia Railway Corporation (ABN 43 839 400 411), dated 19 November 2010.

57.	Operating Agreement between GWA (North) Pty Limited (ACN 144 081 774) and Genesee & Wyoming Australia Pty Ltd (ACN 079 444 296), dated 19 November 2010.

58.	Novation Deed (Operating Agreement) between GWA (North) Pty Ltd (ACN 144 081 774), Genesee & Wyoming Australia Pty Limited (ACN 079 444 296) and the AustralAsia Railway Corporation (ABN 43 839 400 411) dated 19 November 2010.

59.	AustralAsia Railway Project Debt Financiers’ Tripartite Deed (2010) between The AustralAsia Railway Corporation, GWA (North) Pty Limited (ACN 144 081 774), Genesee & Wyoming Australia Pty Ltd (ABN 17 079 444 296), Genesee & Wyoming Australia Pty Ltd (ABN 17 079 444 296) as varied including under the Deed of Accession (Debt Financiers Tripartite Deed) executed by Viper Line Australia Pty Ltd dated 27 May 2014.

Partnership Investment Agreement

60.	Sale Consent Deed between GWA (North) Pty Ltd (ACN 144 081 774), the Northern Territory of Australia, the Crown in the right State of South Australia, the AustralAsia Railway Corporation, Asia Pacific Transport Pty Limited (Receivers and Managers Appointed) (Subject to Deed of Company Arrangement) (ACN 082 501 942) dated 22 November 2010.

Leases

1.	SA Ground Lease (2007) between Minister for Transport and Genesee & Wyoming Australia Pty Ltd (ACN 079 444 296) dated 3 August 2007

2.	SA Ground Lease (2011) between Minister for Transport and Infrastructure and Genesee & Wyoming Australia Pty Ltd (ACN 79 444 296) dated 24 November 2011.

3.	Darwin Port Terminal Lease between Darwin Port Corporation and GWA (North) Pty Limited (ABN 92 114 081 774) of the Land of Portion 5986, Plan 52000/206 and all improvements on that land including the Port Terminal, the Rail Causeway and the Loading Area, registered on 12 April 2004, registration number 576166, as amended.

4.	Development Agreement for Lease for Darwin Port Terminal between Darwin Port Corporation, GWA (North) Pty Ltd (ABN 92 144 081 774) and The Northern Territory of Australia, as amended.

5.	Keswick Office Lease – sub-lease from Coffey Corporate Pty Ltd (ACN 001 727 171) to Genesee & Wyoming Australia Pty Ltd (ACN 079 444 296) of that portion of the land in Certificate of Title Register Book Volume 6066 Folio 618 designated as “Level 3 South”, undated.

6.	Pymble Office Lease from Overland Consolidated Pty Limited (ACN 059642 867) to Freightliner Australia Pty Ltd (ACN 122 522 123) of Suite 1, Ground Floor, Building 1, Pymble Corporate Centre, 20 Bridge Street, Pymble NSW, registered number AE208702 dated 22 August 2008, as amended.

7.	Sandgate Depot Lease from Peter Di Prinzio and Rita Di Prinzio to Freightliner Australia Coal Haulage Pty Ltd (ABN 46 137 483 713) of Lot 26 in Deposited Plan 37524 (Sandgate Depot Lease), registered number AJ478616, undated, as extended.

8.	Tarcoola to Darwin Rail Corridor - Existing Corridor – SA – Sub-lease between AustralAsia Railway Corporation (ABN 43 839 400 411) and GWA (North) Pty Limited (ABN 92 114 081 774) registered number 9084341, dated 20 April 2001. (Tarcoola to Darwin Rail Corridor Leases – Existing Corridor – SA).

9.	Tarcoola to Darwin Rail Corridor Leases - Existing Corridor – NT – Sub-lease between AustralAsia Railway Corporation (ABN 43 839 400 411) and GWA (North) Pty Limited (ABN 92 114 081 774) registered number 465395, dated 20 April 2001.

10.	Tarcoola to Darwin Rail Corridor Leases - New Corridor – NT Crown Land – Sub-

Partnership Investment Agreement

lease between AustralAsia Railway Corporation (ABN 43 839 400 411) and GWA (North) Pty Limited (ABN 92 114 081 774) registered number 465439, dated 20 April 2001.

11.	13 Tarcoola to Darwin Rail Corridor Leases – New Corridor – NT Aboriginal Land – Sub-leases between AustralAsia Railway Corporation (ABN 43 839 400 411) and GWA (North Pty Ltd) (ABN 92 114 081 774).

12.	Tarcoola to Darwin Rail Corridor – Darwin Port Terminal Additional Land – sub-lease between AustralAsia Railway Corporation (ABN 43 839 400 411) and GWA (North) Pty Ltd (ABN 92 144 081 774) and Genesee & Wyoming Australia (ACN 079 444 296) registered on 27 October 2010.

13.	Whyalla Lease between OneSteel Manufacturing Pty Ltd (ABN 42 005 651 425) and Genesee & Wyoming Australia Pty Ltd (ABN 19 079 444 296) of the land in Certificate of Title Volume 5835 Folio 294, dated 3 October 2012.

14.	Deed of Sublease of part of the East Arm Wharf of the Darwin Port Terminal, Release and Indemnity between Qube Ports Pty Ltd (Qube) (as sublessee), GWA (North) Pty Ltd (ABN 92 144 081 774) and Genesee & Wyoming Australia (ACN 079 444 296), undated.

15.	Deed of Consent to sublease of part of the East Arm Wharf of the Darwin Port Terminal between Darwin Port Corporation, GWA (North) Pty Ltd (ABN 92 144 081 774) and Patrick Stevedoring Pty Ltd, undated.

Amendments and variations

1.	Any amendment, extension or variations of any of the other agreements referred to in this schedule and disclosed in the Data Room.

Rail Accreditations

1.	Freightliner Australia Pty Ltd accreditation as a Rolling Stock Operator under the Rail Safety National Law, commenced 20 January 2013;

2.	Freightliner Australia Pty Ltd accreditation as a Rolling Stock Operator under Part 5 of the Transport (Rail Safety) Act 2010 (Qld), commenced 14 May 2007 and re-issued on 18 November 2013;

3.	Genesee & Wyoming Australia Pty Ltd accreditation as a Rolling Stock Operator and Rail Infrastructure Manager under the Rail Safety National Law, commenced 20 January 2013; and

4.	Genesee & Wyoming Australia Pty Ltd accreditation as a Rolling Stock Operator under Part 5 of the Transport (Rail Safety) Act 2010 (Qld), commenced 25 November 2002 and re-issued on 20 December 2013.

Partnership Investment Agreement

Schedule 8

Accounting Principles

1.	The Completion Working Capital Statement will be drawn up in accordance with, in the following order of precedence:

a)	the accounting principles, policies and procedures as set out in paragraph 2 below;

b)	the accounting principles, policies and procedures adopted in the 2016 Accounts; and

c)	the Accounting Standards as at the Completion Date.

2.	Accounting principles, policies and procedures

a)	The Completion Working Capital Statement will be prepared in the format required by Schedule 11, using the information extracted from the accounting records of the GWA Group as used in the preparation of the Reference Working Capital Statement.

b)	The Completion Working Capital Statement will be drawn up as at the Completion Date. Events taking place or information arising after the Completion Date will not be incorporated in the Completion Working Capital Statement, except to the extent that such events or information would otherwise result in an adjusting event in accordance with AASB 110 Events after the Reporting Period.

c)	To the extent that any item may ordinarily form part of or comprise working capital but is not included within those line items set out in this Schedule, such item will not be included within the Completion Working Capital Statement.

Partnership Investment Agreement

Schedule 9

Data Room Index

Partnership Investment Agreement

Schedule 10

Partnership Loan Term Sheet

PARTNER LOAN AGREEMENT TERM SHEET

Borrower:	G&W Australia Holdings LP.

Lenders:	GWI Holding B.V., MAIT LP, MAIF LP[ and PGGM LP].

Lender Share:	In relation to a Lender, the portion, expressed as a percentage, which that Lender’s limited partner interests in the Borrower bears to the total limited partner interests in the Borrower as at the date of the loan agreement.

Facility:	A$[*] unsecured loan facility. The Facility will be subordinated to external debt.

Each Lender will contribute a portion of the Facility equal to its Lender Share (with GWI Holding B.V.’s portion having already been contributed by way of existing loan amounts).

Purpose:	The proceeds of the Facility will be used to capitalise GWI Acquisitions Pty Ltd for the purposes of completing the GRail Transaction.

Maturity Date:	The date that is 9 years and 11 months after the date the Loan is advanced.

Repayment:	1.	In full on the Maturity Date;

	2.	voluntarily (without penalty or premium) on 5 Business Days’ prior written notice; and

	3.	on demand if:

(a) an Event of Default is continuing; or

(b) it becomes illegal for a Lender to perform its obligations under the Loan Agreement.

Interest on Loans:	[*] per cent. per annum on the principal outstanding under the Facility. Interest is calculated on the basis of a 365 day year. Accrued interest is payable semi-annually in arrears on the last Business Day of each financial half year (Interest Payment Date) from cash of the Borrower available for distribution as permitted under the Borrower’s external debt arrangements and the terms of the Intercompany Loan.

Accrued interest which is not paid will be capitalised and added to the principal outstanding under the Facility on each Interest Payment Date (i.e. unpaid interest is compounding and will itself bear interest).

Partnership Investment Agreement

Default interest will be payable on any amount of principal unpaid at maturity or following acceleration of the Facility and will accrue until the eventual date of payment. Default interest will accrue at 2% plus the amount of interest otherwise payable on the overdue amount had that amount been a loan under the facility.

Proportionate payments:	All payments under the Loan Agreement must be paid to the Lenders pari passu and rateably in accordance with their respective Lender Shares. Each Lender shall account to the other Lender to the extent it receives or recovers more than its Lender Share of any payment from the Borrower in respect of the Facility.

Representations:	The Borrower will make representations as to status, binding obligations, non conflict with other obligations, power and authority and validity and admissibility in evidence, and standard limited partnership representations.

Events of Default:	The Loan Agreement will include events of default for non-payment, insolvency, insolvency proceedings, creditors’ process and repudiation/vitiation of the Loan Agreement.

Unilateral action by Lender:	No Lender may separately enforce or exercise any of its rights in connection with the Facility or create a security interest over any of its rights in or to the Facility without the prior written consent of the other Lender (not to be unreasonably withheld).

Assignment:

The Borrower may not assign or transfer any of its rights or obligations under the Loan Agreement without the prior written consent of the Lenders.

A Lender may assign or transfer all or any of its rights or obligations under the Loan Agreement simultaneously with (and in the same proportion as) a transfer of its partnership interest in the Borrower or otherwise with the prior written consent of the other Lender.

Withholding tax:	If interest withholding tax applies to any payment or accrual of interest, then that withholding tax shall be deducted from the amount of interest otherwise payable or capitalised to the facility.

Costs and expenses:	The Borrower will be responsible for the costs of the Lenders for the preparation of the Facility documentation and amendments and enforcement.

Governing Law and Jurisdiction:	The laws and courts of New South Wales.

Partnership Investment Agreement

Schedule 11

Reference Working Capital Statement

AUD million	Reference Working Capital	Working Capital at Completion
Cash and cash equivalents A	0	XXX

Accounts receivable	32.6	XXX
Materials and supplies	24.3	XXX
Prepaid expenses and other	1.0	XXX
Accounts payable	(19.2)	XXX
Accrued expenses	(17.5)	XXX

Total Working Capital B	21.3	XXX/XXX

Capex receivables	0	XXX
Capex creditors	0	XXX
Deferred income	0	XXX
Downer EDI settlement	0	XXX
Incident/derailment provision	0	XXX
Income tax payable / receivable	0	XXX
Advance lease billings	0	XXX
Bonus accrual	0	XXX

Total debt-like items C	0	XXX/XXX

Total A+B+C	21.3	XXX/XXX

All amounts presented in the table are rounded to the nearest $0.1 million, which may result in some discrepancies between the sum of components and the totals outlined within the table.

Bid Costs determined in accordance with the Bid Process Deed are excluded from the Reference Working Capital calculation and will either be paid at or before Completion or will have cash reserved against them excluded from the Completion Working Capital calculation.

The Completion Working Capital figures will be calculated immediately after Completion.

Partnership Investment Agreement

Part B. Detailed Completion Accounts

The following schedule reflects accounts to be included in the Completion Working Capital calculation depicted in Part A

Account	GL code	GL description
Cash and cash equivalents	9600-000-000-1005-000	Cash - Operating Account
	9650-000-000-1005-000	Cash - Operating Account
	9650-000-000-1030-000	Cash - Special Deposits
	9652-000-000-1005-000	Cash - Operating Account
	9652-000-000-1030-000	Cash - Special Deposits
	9600-000-000-1000-000	Cash - Petty Cash Account
	9612-000-000-1000-000	Cash - ANZ
Accounts receivable	9612-000-000-1110-000	Accounts Receivable - Misc.
	9600-000-000-1110-000	Accounts Receivable - Misc.
	9600-000-000-1106-000	Accounts Receivable - Misc.
	9612-000-000-1106-000	Accounts Receivable - Misc.
	9600-000-000-1100-000	Accounts Receivable - Traffic
	9621-000-000-1100-000	Accounts Receivable - Customer
	9621-000-000-1106-000	Accounts Receivable - Misc.
	9650-000-000-1100-000	Accounts Receivable - Customer
	9650-000-000-1106-000	Accounts Receivable - Misc.
	9652-000-000-1100-000	Accounts Receivable - Customer
	9652-000-000-1106-000	Accounts Receivable - Misc.
	9612-000-000-1101-000	Unbilled AR
	9600-000-000-1101-000	Unbilled AR
	9612-000-000-1145-000	Receivable Allowance Account
	9600-000-000-1145-000	Receivable Allowance Account
	9650-000-000-1145-000	Receivable Allowance Account
	9612-000-000-1116-000	Rebillable projects
	9600-000-000-1116-999	Rebillable Projects
	9600-000-000-1116-100	Rebillable Projects - Electricity
	9600-000-000-1116-903	Rebillable - Souther Iron
	9600-000-000-1116-000	Rebillable projects
	9600-000-000-1116-001	Rebillable Projects - Freightliner
	9612-000-000-1116-997	Rebillable - Aust Beef
	9600-000-000-1116-904	Rebillable - Infrastructure
	9600-000-000-1116-855	Recoverable - Contract
	9612-000-000-1120-000	Off road diesel fuel rebate credits
	9600-000-000-1120-000	Off road diesel fuel rebate credits
	9650-000-000-1120-000	Off road diesel fuel rebate credits
	9652-000-000-1120-000	Off road diesel fuel rebate credits
	9600-000-000-1105-000	Advances
	9600-000-000-1111-000	Employee Receivables
	9600-000-000-1106-100	Accounts Receivable - Misc.(invoiced)
Materials and supplies	9600-000-000-1201-001	Fuel inventory - dry creek
	9600-000-000-1201-002	Fuel inventory - thevenard
	9600-000-000-1201-003	Fuel inventory - pt lincoln
	9612-000-000-1201-005	Fuel inventory - manguri
	9612-000-000-1201-004	Fuel inventory - darwin
	9600-000-000-1201-000	Fuel inventory dry creek
	9600-000-000-1203-000	Fuel inventory thevenard
	9600-000-000-1204-000	Fuel inventory pt lincoln
	9612-000-000-1205-000	Inventory fuel darwin
	9612-000-000-1206-000	Inventory fuel manguri
	9600-000-000-1200-001	Materials - wip - wsg
	9600-000-000-1200-006	Materials - wip - mpc
	9600-000-000-1200-003	Materials - wip - wng
	9600-000-000-1200-004	Materials - wip - ptl
	9612-000-000-1200-956	Inventory material ~rollingstock - non-contract
	9600-000-000-1200-000	Inventory

Partnership Investment Agreement

	9612-000-000-1200-000	Inventory
	9600-000-000-1200-002	Inventory provision
	9612-000-000-1201-006	Fuel Inventory
Prepaid expenses and	9612-000-000-1300-000	Prepaid l & p insurance
other	9600-000-000-1300-000	Prepaid l & p insurance
	9612-000-000-1310-000	Prepaid miscellaneous
	9600-000-000-1310-000	Prepaid miscellaneous
	9650-000-000-1310-000	Prepaid miscellaneous
	9652-000-000-1310-000	Prepaid miscellaneous
	9600-000-000-1307-000	Prepaid other
	9600-000-000-1400-000	Other current assets
	9600-000-000-1309-000	Suspense
	9609-000-000-1309-000	Suspense
	9612-000-000-1309-000	Suspense
	9650-303-050-1309-625	Wip clearing
	9650-181-070-1309-625	Wip clearing
	9652-305-050-1309-625	Wip clearing
Accounts payable	9600-000-000-2005-000	Accounts payable - accrued
	9609-000-000-2005-000	Accounts payable - accrued
	9612-000-000-2005-000	Accounts payable - accrued
	9621-000-000-2005-000	Accounts payable - accrued
	9650-000-000-2005-000	Accounts payable - accrued
	9652-000-000-2005-000	Accounts payable - accrued
	9612-000-000-2000-000	Accounts payable - trade
	9600-000-000-2000-000	Accounts payable - trade
	9621-000-000-2000-000	Accounts payable - trade
	9650-000-000-2000-000	Accounts payable - trade
	9652-000-000-2000-000	Accounts payable - trade
	9612-000-000-2005-981	Accounts payable - accrued - operations
	9612-000-000-2005-982	Accounts payable - accrued - rollingstock
	9612-000-000-2005-983	Accounts payable - accrued - track
	9600-000-000-2005-984	maintenance
	9600-000-000-2001-000	Accounts payable - accrued credit card
	9612-000-000-2001-000	clearing
	9612-000-000-2002-000	Accounts payable - unprocessed
	9612-000-000-2003-000	Accounts payable - unprocessed
Due to pn
Pn claim
Accrued expenses	9621-000-000-2366-000	Gst recoverable - purchases
	9652-000-000-2366-000	Gst recoverable - purchases
	9652-000-000-2365-000	Gst payables - sales
	9600-000-000-2365-000	Gst payable - sales
	9612-000-000-2365-000	Gst payable - sales
	9612-000-000-2367-000	Gst - net
	9600-000-000-2367-000	Gst - net
	9650-000-000-2366-000	Gst recoverable - purchases
	9612-000-000-2366-000	Gst recoverable - purchases
	9600-000-000-2366-000	Gst recoverable - purchases
	9612-000-000-2367-900	Gst - withholding tax payable
	9608-000-000-2365-000	Gst payable – sales
	9650-000-000-2370-000	Accrued other taxes
	9650-000-000-2365-000	Accrued sales tax
	9621-000-000-2365-000	Accrued sales tax
	9621-000-000-2155-000	Accrued sales/gst tax
	9652-000-000-2155-000	Accrued sales/gst tax
	9650-000-000-2155-000	Accrued sales/gst tax
	9600-000-000-2370-000	Provision for payroll tax
	9652-000-000-2370-000	Accrued other taxes
	9652-000-000-2376-000	Provision for lsl

Partnership Investment Agreement

	9650-000-000-2376-000	Provision for lsl
	9600-000-000-2376-000	Provision for lsl
	9600-000-000-2375-000	Provision for al
	9652-000-000-2327-000	Accrued 401k
	9650-000-000-2327-000	Accrued 401k
	9652-000-000-2359-000	Accrued gross payroll
	9650-000-000-2359-000	Accrued gross payroll
	9652-000-000-2375-000	Accrued vacation
	9650-000-000-2375-000	Accrued vacation
	9652-000-000-2377-000	Worker’s compensation reserve
	9650-000-000-2377-000	Worker’s compensation reserve
	9600-000-000-2377-000	Provision for workers compensation
	9600-000-000-2375-001	Provision for sick leave
	9600-000-000-2359-000	Accrued gross payroll
	9600-000-000-2327-000	Superannuation payable
	9600-000-000-2359-002	Payroll clearing account
	9600-000-000-2300-000	Payroll clearing account
	9652-000-000-2300-000	Accrued expenses
	9650-000-000-2300-000	Accrued expenses
	9650-000-000-2301-000	PAYG Payable
	9652-000-000-2301-000	PAYG Payable

Capex receivables	9612-000-000-1101-412	Unbilled AR - Oz Minerals
	9612-000-000-1101-413	Unbilled AR - TCIR 12979 Union Reef
	9612-000-000-1101-414	Unbilled AR - Kakadu Derailment
	9600-000-000-1116-905	Rebillable - SI Derail Why 271013
	9612-000-000-1101-405	TCIR12725
	9612-000-000-1101-406	Unbilled AR - TCIR10322 ~ Edith River
	9612-000-000-1106-405	Bridge
	9612-000-000-1106-406	Unbilled AR - Muckaty derailment Jun12
	9612-000-000-1106-412	Accounts Receivable - TCIR10322 Edith
	9612-000-000-1106-413	River
	9612-000-000-1106-414	Accounts Receivable - Muckaty Derailment
	9600-000-000-1101-409	Ju
	9600-000-000-1101-410	Accounts Receivable - Oz Minerals
	9600-000-000-1106-409	Accounts Receivable - TCIR12979 Union
	9612-000-000-1106-415	Reef
	9612-000-000-1106-416	Accounts Receivable - Kakadu Derailment
TCIR 11421 Whyalla Narrow Gauge
Derailment
SRI Derailment Spencer Junction 17 Feb
TCIR11713
TCIR 11421 Whyalla Narrow Guage
Derailment
6DA2 Marryat Derailment
6DA2 Marla Derailment
Capex creditors - Accrued capex (included in other accruals)	n/a – identified manually
Capex creditors - Accrued	9600-000-000-2006-000	Accounts payable - accrued capx
capex (separate accounts	9612-000-000-2006-000	Accounts payable - accrued capx
in TB)
Downer EDI settlement	9600-000-000-2005-001	Accounts payable - downer edi settlement
Deferred income	9612-000-000-2216-000	Current deferred income
	9600-000-000-2216-100	Current deferred income - southern iron
	9600-000-000-2216-000	Current deferred income
Incident/derailment	9612-000-000-2015-412	Incident provision - oz minerals
provision	9600-000-000-2015-411	Incident provision - wingfield fires

Partnership Investment Agreement

	9612-000-000-2015-000	Incident provision
	9600-000-000-2015-000	Incident provision
	9600-000-000-2015-100	Minor incidents
	9612-000-000-2015-100	Minor incidents
	9600-000-000-2010-100	Minor derailments
	9612-000-000-2010-100	Minor derailments
	9612-000-000-2010-000	Derailment provision
	9600-000-000-2010-000	Derailment provision
	9600-000-000-2010-409	Tcir 11421 whyalla narrow gauge derailment
	9600-000-000-2015-407	Tcir10091 collision dry creek nth sbr/grain
train
Income tax payable /	9600-000-000-1401-000	Fit prepaid
receivable	9616-000-000-1401-000	FIT Prepaid
	9650-000-000-2379-000	Withholding tax payable
	9652-000-000-2200-000	Current fit payable
	9600-000-000-2200-000	Current fit payable
	9609-000-000-2200-000	Current fit payable
	9650-000-000-2200-000	Current fit payable
	9600-000-000-2304-000	Accrued fbt/fit
	9616-000-000-2379-000	Withholding tax payable
	9616-000-000-2200-000	Current FIT Payable
Advance lease billings	9600-000-000-2250-000	Advance lease billings
Bonus accrual	9600-000-000-2322-000	Accrued bonus

Partnership Investment Agreement

Schedule 12

Services Agreement

Genesee & Wyoming Railroad Services, Inc

G&W Australia Holdings LP

Services Agreement

Deutsche Bank Place

Corner Hunter and Phillip Streets

Sydney NSW 2000 Australia

T +61 2 9230 4000

F +61 2 9230 5333

www.allens.com.au

© Allens Australia 2016

Allens is an independent partnership operating in alliance with Linklaters LLP.

Services Agreement

(A)	Contents

1	Definitions and Interpretation		1

	1.1	Definitions	1

	1.2	Interpretation	3

	1.3	Method of payment	4

2	Term		4

3	Provision of Services		4

4	Requests for Services		4

5	Payment for Services		5

	5.1	Charges for Services	5

	5.2	Invoicing and payment	5

	5.3	Threshold for Services	5

6	Records and Access		6

7	Regular Review		6

8	Subcontracting and Exclusivity		6

9	Data Transfer		6

10	Intellectual Property		6

11	Termination		6

12	Limitation of Liability		7

	12.1	Limitation of Liability	7

	12.2	Exclusion of indirect loss	7

13	Exclusion of Implied Terms and Other Obligations		8

14	GST		8

	14.1	Definitions	8

	14.2	Recovery of GST	8

	14.3	Liability net of GST	8

	14.4	Adjustment events	8

	14.5	Survival	8

15	General		9

	15.1	Relationship of parties	9

	15.2	Costs and duty	9

	15.3	Other terms	9

Schedule 1			10

page (i)

Services Agreement

This Agreement is made on            2016

Parties

1	Genesee & Wyoming Railroad Services, Inc of 20 West Avenue, Darien, Connecticut 06820 USA (G&W Inc)

2	G&W Australia Holdings LP (ABN 30 124 868 215) of 320 Churchill Road, Kilburn, South Australia 5084, Australia (the Partnership)

Recital

A	G&W Inc has agreed to provide the Services to the Partnership Group from the Effective Date on the terms and conditions of this Agreement.

B	At the time of entering into this Agreement it is the intention of the parties to source relevant Services from G&W Inc where G&W Inc has the relevant level of skill or, for example, is able to provide an appropriate and cost-effective level of bulk-buy buying benefit with respect to the relevant Services. The parties note that where it deems it appropriate the Partnership will be free to build its internal capabilities or source relevant Services directly from third parties.

It is agreed as follows.

1	Definitions and Interpretation

1.1	Definitions

The following definitions apply unless the context requires otherwise.

Affiliate has the meaning given in the Partnership Agreement.

Agreement means this agreement.

Business Day means a day which is not a Saturday, Sunday or a public holiday in Adelaide, South Australia, or Darien, Connecticut, Jacksonville, Florida or Rochester, New York if a particular Service is being provided in whole or part from any of those locations.

Data Transfer Deed means the Inter-company Personal Information Transfer Deed dated 23 May 2016.

Effective Date means the date of this Agreement.

Gross Negligence means:

(a)	a higher level of negligence representing a reckless departure from the ordinary standard of care; or

(b)	a serious, wanton or wilful disregard or indifference for an obvious risk.

GWIH2 means GWI Holdings No.2 Pty Ltd (ACN 132 989 998).

IP Owner has the meaning given in clause 10(b).

Intellectual Property Rights means:

(a)	all rights conferred by statute, common law or in equity and subsisting anywhere in the world in relation to:

(i)	registered and unregistered copyright;

(ii)	inventions (including patents, innovation patents and utility models);

(iii)	confidential information, trade secrets, technical data and Know-how;

Services Agreement

(iv)	registered and unregistered designs;

(v)	registered and unregistered trade marks; and

(vi)	circuit layout designs, topography rights and rights in databases, whether or not any of these is registered, registrable or patentable;

(b)	any other rights resulting from intellectual activity in the industrial, commercial, scientific, literary or artistic fields which subsist or may hereafter subsist;

(c)	any licence or other right to use a domain name; and

(d)	any licence or other similar right from a third party to use any of the above.

IT Services means the services specified in Part 1 of Schedule 1 as varied from time to time by agreement of G&W Inc and the Partnership.

Know-how means information, know-how and techniques (whether or not confidential and in whatever form held) including:

(a)	formulae, discoveries, design specifications, drawings, data, manuals and instructions;

(b)	customer lists, sales marketing and promotional information;

(c)	business plans and forecasts; and

(d)	technical or other expertise.

Other Services means the categories of services set out in Part 2 of Schedule 1 as varied from time to time by agreement of G&W Inc and the Partnership.

Partner means any partner of the Partnership.

Partnership Agreement means the agreement in respect of the Partnership as amended and restated on or about the date of this Agreement.

Partnership Group means:

(a)	the Partnership;

(b)	GWIH2;

(c)	any entity legally or beneficially owned by the Partnership; and

(d)	any Related Body Corporate of:

(i)	GWIH2; and

(ii)	an entity described in paragraph (c).

Partnership Group Member means an entity which is part of the Partnership Group.

Permitted Transferee has the meaning given to that term in the Partnership Agreement.

Personal Information means any information or opinion about a natural person (whether true or not), including ‘personal information’ as that term is defined in the Privacy Act.

Privacy Act means the Privacy Act 1988 (Cth) and all other laws, rules and regulations in Australia which relate to the privacy, protection, use or disclosure of Personal Information.

Privacy Laws means the Privacy Act and all other applicable laws, rules and regulations in Australia relating to the privacy and protection of Personal Information.

Related Body Corporate has the meaning given in the Partnership Agreement.

Related Party Transaction has the meaning given to that term in the Partnership Agreement.

Representatives means in relation to a person or entity, its officers, employees, agents, professional advisers (including financial and legal advisors) or financiers.

Services Agreement

Services means any of the services listed in Schedule 1.

Threshold means an amount equal to the budgeted costs for the IT Services for that relevant calendar year plus US$400,000 or such other amount as approved in accordance with clause 5.3.

Wilful Misconduct means, in relation to a party:

(a)	any intentional or reckless act or omission of the party with reckless indifference to the possible harmful consequences arising from that act or omission;

(b)	any intentional or reckless breach or any intentional or reckless disregard by a party of this Agreement; or

(c)	any intentionally illegal or malicious act or reckless omission of the party,

but does not include, for the avoidance of doubt, an error of judgment or mistake arising in good faith.

1.2	Interpretation

(a)	Headings are for convenience only and do not affect interpretation.

(b)	Mentioning anything after includes, including, for example, or similar expressions, does not limit what else might be included.

(c)	Nothing in this Agreement is to be interpreted against a party solely on the ground that the party put forward this Agreement or a relevant part of it.

The following rules apply unless the context requires otherwise.

(d)	The singular includes the plural, and the converse also applies.

(e)	A gender includes all genders.

(f)	If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(g)	A reference to a person or entity includes a corporation, trust, partnership, unincorporated body or other entity, whether or not it comprises a separate legal entity.

(h)	A reference to a clause or Schedule is a reference to a clause of, or Schedule to, this Agreement.

(i)	A reference to an agreement or document (including a reference to this Agreement) is to the agreement or document as amended, supplemented, novated or replaced, except to the extent prohibited by this Agreement or that other agreement or document.

(j)	A reference to writing includes any method of representing or reproducing words, figures, drawings or symbols in a visible and tangible form but excludes a communication by electronic mail.

(k)	A reference to a party to this Agreement or another agreement or document includes the party’s successors, permitted substitutes and permitted assigns (and, where applicable, the party’s legal personal representatives).

(l)	A reference to legislation or to a provision of legislation includes a modification or re- enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

(m)	A reference to conduct includes an omission, statement or undertaking, whether or not in writing.

(n)	A reference to an agreement includes any undertaking, deed, agreement and legally enforceable arrangement, whether or not in writing, and a reference to a document

Services Agreement

includes an agreement (as so defined) in writing and any certificate, notice, instrument and document of any kind.

(o)	A reference to:

(i)	$, A$ or dollars is to Australian currency; and

(ii)	US$ is to United States currency.

1.3	Method of payment

Unless otherwise stated all payments required to be made under this Agreement must be tendered by way of direct transfer of immediately available funds to the bank account nominated in writing by the party to whom the payment is due on the due date for payment. Any payment tendered under this Agreement after the date on which the payment is due will be taken to have been made on the next succeeding Business Day (the deemed payment date) after the date on which payment was tendered.

2	Term

(a)	This Agreement commences on the Effective Date and continues for a period of one (1) year from the Effective Date (the Initial Term), unless earlier terminated as provided in clause 11 below.

(b)	Following the Initial Term, this Agreement shall automatically renew for successive one (1) year periods (each a Renewal Term), unless notice of non-renewal is provided by one party to the other party at least one (1) year prior to the expiration of the then current Initial Term or Renewal Term (as the case may be).

3	Provision of Services

(a)	During the term of this Agreement, G&W Inc agrees to provide or procure the provision of:

(i)	the IT Services;

(ii)	the Other Services as and when requested by the Partnership in accordance with clause 4 of this Agreement.

(b)	G&W Inc undertakes to the Partnership that the Services will be performed:

(i)	in a competent, professional and timely manner;

(ii)	to the same standard and with the same level of priority that G&W Inc delivers equivalent services for its own internal use;

(iii)	with reasonable skill and care; and

(iv)	in compliance with applicable laws, regulations and industry practices.

(c)	Each party must co-operate in good faith with the other party to the extent reasonably necessary to allow the other party to perform its obligations under this Agreement.

4	Requests for Services

Any Partnership Group Member or any Representative of a Partnership Group Member may make a request to commence or cease any Other Service by any method, including verbally, in writing or by electronic means. Each request for an Other Service must specify and include a description of the Service required by the Partnership.

Services Agreement

5	Payment for Services

5.1	Charges for Services

(a)	In respect of each Service provided internally by G&W Inc, the Partnership will pay the relevant charges as set out in Schedule 1 attached hereto.

(b)	In respect of each Service procured by G&W Inc but provided by a third party, the Partnership will pay the actual third party cost charged in respect of that Service.

5.2	Invoicing and payment

(a)	Within five Business Days of the end of each calendar month, G&W Inc will invoice the Partnership for charges identified during that calendar month under clause 5.1. Charges identified in respect of a Service provided during a calendar month that have not been included in an invoice for that calendar month will be invoiced in a subsequent calendar month invoice. In all cases, charges must be invoiced prior to the date which is 3 months after the end of the G&W Inc financial year during which the relevant Services were provided.

(b)	Unless otherwise agreed by G&W Inc and the Partnership, all charges accrued in accordance with this Agreement must be invoiced in US dollars.

(c)	Subject to clause 5.3, the Partnership must pay G&W Inc the amount specified in the invoice issued under clause 5.2(a) within 20 Business Days of the receipt of that invoice.

5.3	Threshold for Services

(a)	G&W Inc acknowledges that where:

(i)	the Partnership has paid an amount under this agreement exceeding the Threshold in any calendar year; or

(ii)	upon completion of a Service requested under clause 4, the Partnership would be required to pay an amount that in aggregate with all other payments made in the relevant calendar year would exceed the Threshold; or

(iii)	upon completion of an individual Service requested under clause 4, the Partnership would be required to pay an amount in excess of $100,000 in respect of such individual Service,

the provision of such Service or the payment of an invoice by the Partnership where such payment will mean that the Partnership will have paid an amount under this agreement in excess of the Threshold for the relevant calendar year, will be a Related Party Transaction under the Partnership Agreement and any request for such Service or the payment of such invoice must be duly approved in accordance with the Partnership Agreement before payment for such Service or invoice can be made by the Partnership in accordance with clause 5.2.

(b)	If an event set out in clause 5.3(a) occurs or at such other time as reasonably determined by G&W Inc, G&W Inc may request an increase to the amount of the Threshold and any such request cannot be agreed by the Partnership unless the proposed increase to the Threshold has been approved as a Related Party Transaction in accordance with the Partnership Agreement.

Services Agreement

6	Records and Access

(a)	The Partnership must provide G&W Inc with reasonable access to the relevant Representatives and contractors of the Partnership Group for the purposes of G&W Inc providing each Service.

(b)	Each party must maintain such books, accounts and records as may be necessary in respect of the Services provided and will allow the other party and their Representatives reasonable access during normal business hours to inspect and, where reasonably necessary, take copies of such books, accounts and records including, in the case of G&W Inc, details of the breakdown of actual costs incurred for each Service to a level of detail reasonably requested by the Partnership.

7	Regular Review

The parties must review annually

(a)	the scope of the Services to consider whether the Services will continue to be required and to narrow or broaden the Services as appropriate; and

(b)	the fees payable in respect of the Services during the prior calendar year.

8	Subcontracting and Exclusivity

(a)	G&W Inc may subcontract the performance of any of the Services to a Related Body Corporate and/or to third parties, but will remain responsible for ensuring that the relevant Services are provided in accordance with this Agreement and, unless otherwise agreed, must pay any such Related Body Corporate or third party for its services. For the avoidance of doubt, this paragraph does not limit the Partnership’s obligation to pay the charges for the Services pursuant to clause 5.1(b).

(b)	The provision of the Services by G&W Inc to the Partnership is non-exclusive and the parties acknowledge and agree that the Partnership and Partnership Group Members may obtain services similar to the Services from any other person.

9	Data Transfer

The parties must comply with the Data Transfer Deed in exercising their rights and performing their obligations under this Agreement.

10	Intellectual Property

(a)	Subject to any other agreement between the parties, if a party (the IP Owner) in the performance of its obligations under this Agreement makes available to another party any pre-existing or independently-developed Intellectual Property Rights owned by the IP Owner, those Intellectual Property Rights will remain the sole property of the IP Owner.

(b)	If a party creates or develops Intellectual Property Rights in the performance of its obligations under this Agreement those Intellectual Property Rights will be owned by the party which developed or created them.

11	Termination

(a)	Either party may terminate this Agreement immediately by notice to the other party if the other party materially defaults in the performance of any of its duties or obligations under this Agreement and that party is unable to remedy that default within 60 calendar days after that other party receives notice of the default. Termination of this Agreement does not affect any accrued rights or remedies of either party.

Services Agreement

(b)	Clauses 1, 12, 13, 14 and 15 survive termination of this Agreement.

(c)	Where G&W Inc fails to provide a Service in accordance with this Agreement and fails to remedy such a breach to the reasonable satisfaction of the Partnership and on a timely basis, the Partnership may advise G&W Inc it no longer requires the Service and may contract with a third party to provide the relevant Service. In such circumstances, the Partnership is liable to pay G&W Inc for Services performed to date but payment has not yet been received, but otherwise will have no liability to G&W Inc for any cost it has incurred in providing or preparing to provide the Service.

(d)	If this Agreement or the IT Services provided under this Agreement are terminated for any reason, or in instances where the parties agree that a particular IT Service is no longer required by the Partnership or G&W Inc otherwise stops providing the Services to the Partnership, G&W Inc must do all that is reasonably necessary to provide an orderly transition of the IT Services including assisting in the preparation of a transition plan and complying with such a transition plan.

12	Limitation of Liability

12.1	Limitation of Liability

(a)	Subject to clause 12.1(b):

(i)	G&W Inc is not liable to the Partnership, a Partner or any Affiliate of the Partnership or a Partner for losses sustained or liabilities incurred in connection with the provision of the Services, even if arising from the negligence of G&W Inc or any person for whom G&W Inc may be vicariously liable; and

(ii)	the Partnership releases G&W Inc from all claims, actions, demands, proceedings and liability which it may have or claim to have or, but for this release, might have had against G&W Inc or any person for whom G&W Inc may be vicariously liable in connection with the provision of the Services.

(b)	Clause 12.1(a) does not apply to exclude, limit or restrict in any way G&W Inc’s liability to the extent that, in the circumstances relating to or giving rise to the losses or liabilities, G&W Inc or any person for whom G&W Inc may be vicariously liable has committed, or its acts or omissions have involved, Gross Negligence or Wilful Misconduct.

(c)	Notwithstanding any other term of this Agreement, G&W Inc’s aggregate liability to the Partnership for any loss or liability arising out of or in connection with this Agreement shall not exceed the aggregate of all fees and charges paid to or received by G&W Inc in accordance with the terms of this Agreement.

12.2	Exclusion of indirect loss

(a)	Notwithstanding any other clause in this Agreement, G&W Inc is not liable to the Partnership, a Partner or any Affiliate of the Partnership or a Partner (whether by way of indemnity, damages or otherwise) in respect of any indirect loss arising from any breach of this Agreement or negligence. The Partnership releases G&W Inc from all liabilities associated with such losses and must indemnify G&W Inc against all liability arising directly or indirectly from any claim made by the Partnership, a Partner or any Affiliate of the Partnership or a Partner in respect of such losses.

(b)	Without limitation, it is agreed that the following losses constitute indirect loss, whether they arise directly or indirectly from the relevant act or omission:

(i)	loss of profit;

Services Agreement

(ii)	loss of revenue;

(iii)	loss of opportunity;

(iv)	damage to goodwill or reputation;

(v)	loss of access to markets;

(vi)	loss of anticipated savings;

(vii)	business interruption; and

(viii)	damage to credit rating.

(c)	Where the Partnership has suffered loss due to a third party service provider engaged with G&W Inc, the third party benefits must pass through to the Partnership from the third party service provider on a pro-rata basis.

13	Exclusion of Implied Terms and Other Obligations

To the maximum extent permitted by law, unless expressly provided in this Agreement, all implied terms, conditions, warranties and any other additional obligations are excluded from this Agreement.

14	GST

14.1	Definitions

Unless the context requires otherwise, words and phrases used in this clause 14 that have a specific meaning in the GST Law (as defined in the GST Act) will have the same meaning in this clause 14.

14.2	Recovery of GST

If GST is payable, or notionally payable, on a supply made under, by reference to or in connection with this Agreement, the party providing the consideration for that supply must pay as additional consideration an amount equal to the amount of GST payable, or notionally payable, on that supply (the GST Amount). Subject to the prior receipt of a tax invoice, the GST Amount is payable at the same time that the other consideration for the supply is provided. This clause does not apply to the extent that the consideration for the supply is expressly stated to be GST inclusive or the supply is subject to reverse charge.

14.3	Liability net of GST

Where any indemnity, reimbursement or similar payment under this Agreement is based on any cost, expense or other liability incurred, it will be reduced by any input tax credit entitlement, or notional input tax credit entitlement, in relation to the relevant cost, expense or other liability.

14.4	Adjustment events

If an adjustment event occurs in relation to a supply made under or in connection with this Agreement, the GST Amount will be recalculated to reflect that adjustment and an appropriate payment will be made between the parties.

14.5	Survival

This clause will not merge upon completion and will continue to apply after the expiration or termination of this Agreement.

Services Agreement

15	General

15.1	Relationship of parties

Nothing in this Agreement or the provision of the Services shall create a relationship of employment, agency or partnership between G&W Inc. and the Partnership.

15.2	Costs and duty

Each party must bear its own costs arising out of the negotiation, preparation and execution of this Agreement.

15.3	Other terms

Clauses 23, 24 (excluding 24.2) and 25 of the Partnership Agreement apply as if set out in full in this Agreement.

Services Agreement

Schedule 1

Part 1 - IT Services

G&W Inc shall provide information technology services as agreed with the Partnership. Such services may include, the selection, design, construction, development, maintenance, implementation, procurement, provision and repair of computer software, computer hardware and IT systems or services, such as financial systems, email services, network connectivity and computer management.

The fee for the IT Services will be on a pass through basis for all software licensing costs and fees for hardware, network, hosting and related administration services will be at rates in place prior to the Effective Date and as may be adjusted in the future according to the methodology set out below.

Part 2 - Other Services

The Partnership may request other services in the categories set out in the table below. If the Partnership requests such services, the Partnership be billed the rate for the Service in accordance with the methodology described below:

Service
Accounting
Operations Support
Tax
Legal
Safety & Claims
HR & Labour Relations
Business Development
Commercial Support
Insurance

Methodology:

The fees payable in respect of the Services (other than insurance) are based on a bottom-up survey of G&W Inc employees as to time spent on Partnership Group matters – typically by number of days as a pro-rata proportion of the respective employee’s fully loaded cost (salary and benefits), except for the IT Services which include various licenses maintained on behalf of G&W Inc. controlled entities and several of the Partnership Group’s systems maintained on servers based in the U.S. (e.g., e-mail and financial systems) – as such, the IT portion represents an estimate of the cost of providing IT services to the Partnership Group on a stand-alone basis, with no margin.

Services Agreement

Executed as an Agreement.

Signed for Genesee & Wyoming Railroad Services, Inc by its authorised representative in the presence of:
Authorised representative signature

Witness signature	Print name

Print name	Position

GWI International Pty Ltd as general partner of the Partnership executing this Agreement states that it has had no notice of the revocation or suspension of its power to bind the partnership by agreement.

Executed in accordance with section 127 of the Corporations Act 2001 by GWI International Pty Ltd (ACN 616 014 754) in its capacity as a general partner of G&W Australia Holdings LP:

Director signature	Director/secretary signature

Print name	Print name

Amendment and Restatement Deed

Executed and delivered as a Deed

Each attorney executing this Deed states that he or she has no notice of revocation or suspension of his or her power of attorney.

MAIF LP

Signed Sealed and Delivered for and on behalf of Macquarie Specialised Asset Management Limited ACN 087 382 965 as trustee for the MAIF Investment Trust ABN 56 501 013 400 by its attorneys under power of attorney dated 16 December 2015 who upon signing this document state that they have no notice of the revocation of this power of attorney:

/s/ Justine Krajewski	/s/ Samantha Brewer
Signature of witness	Signature of Attorney

Justine Krajewski	Samantha Brewer
Print Name	Print Name

225 George Street, Sydney, 2000	/s/ Matthew Sibbison
Address of witness	Signature of attorney

Matthew Sibbison
Print name

Amendment and Restatement Deed

MAIT LP

Signed Sealed and Delivered for and on behalf of Macquarie Australian Infrastructure Management 1 Limited ACN 077 595 012 as trustee for the Macquarie Australian Infrastructure Trust 1 ABN 34 678 914 659 by its attorneys under power of attorney dated 21 June 2016 who upon signing this document state that they have no notice of the revocation of this power of attorney:

/s/ Justine Krajewski	/s/ Samantha Brewer
Signature of witness	Signature of Attorney

Justine Krajewski	Samantha Brewer
Print Name	Print Name

225 George Street, Sydney 2000	/s/ Matthew Sibbison
Address of witness	Signature of attorney

Matthew Sibbison
Print name

MIRA GP

Executed as a deed by Scissor Holdings Pty Ltd ACN 614 520 302 in accordance with section 127 of the Corporations Act 2001:

/s/ Samantha Brewer	/s/ Matthew Sibbison
Director/company secretary	Director

SAMANTHA BREWER	MATTHEW SIBBISON
Name of director	Name of director
(BLOCK LETTERS)	(BLOCK LETTERS)

Amendment and Restatement Deed

PGGM LP

Signed Sealed and Delivered for and on behalf of Stichting Depositary PGGM Infrastructure Funds, acting in its capacity as title holder of PGGM Infrastructure Fund 2016 and herein represented by PGGM
Vermogensbeheer B.V. as its attorney in fact:	Seal

/s/ David Wilcox	/s/ A.B. Pasma
Signature of witness	By: A.B. Pasma

David Wilcox
Print Name	Title: Director

Noordweg Nord 150, 3704 JG Zeist, Netherlands	/s/ B. Rädecker
Address of witness	By: B. Rädecker

Title: Director

Amendment and Restatement Deed

GWI

Signed Sealed and Delivered for Genesee & Wyoming Inc by its authorised representative in the presence of:	/s/ Matthew O. Walsh
Authorised Representative Signature

/s/ Alfred Ricotta	Matthew O. Walsh
Witness Signature	Print Name

Alfred Ricotta	Executive Vice President, Global Corporate Development
Print Name	Position